PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 27, 2006)

                                  $833,793,100
                                  (APPROXIMATE)

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                           [INDYMAC BANK LOGO OMITTED]

                          SPONSOR, SELLER AND SERVICER

                    INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR7

                                 ISSUING ENTITY

          DISTRIBUTIONS PAYABLE MONTHLY ON THE 25TH DAY OF EACH MONTH,
                            BEGINNING APRIL 25, 2006

The issuing entity will issue certificates, including the following classes of certificates that are being offered pursuant to this prospectus supplement and the accompanying prospectus:

--------------------------------------------------------------------------------------------------
                INITIAL CLASS                                    INITIAL CLASS
                 CERTIFICATE                                      CERTIFICATE
   CLASS         BALANCE(1)      PASS-THROUGH RATE     CLASS       BALANCE(1)    PASS-THROUGH RATE
--------------------------------------------------------------------------------------------------

Class 1-A-1     $  50,739,000       Variable(2)     Class 4-A-2   $  8,814,000      Variable(2)
--------------------------------------------------------------------------------------------------
Class 1-A-2     $   5,638,000       Variable(2)     Class 5-A-1   $ 72,559,000      Variable(2)
--------------------------------------------------------------------------------------------------
Class 2-A-1     $ 341,217,000       Variable(2)     Class 5-A-2   $  8,062,000      Variable(2)
--------------------------------------------------------------------------------------------------
Class 2-A-2     $  37,913,000       Variable(2)      Class A-R    $        100      Variable(2)
--------------------------------------------------------------------------------------------------
Class 3-A-1     $ 160,513,000       Variable(2)      Class B-1    $ 29,856,000      Variable(2)
--------------------------------------------------------------------------------------------------
Class 3-A-2     $  17,835,000       Variable(2)      Class B-2    $ 13,221,000      Variable(2)
--------------------------------------------------------------------------------------------------
Class 4-A-1     $  79,322,000       Variable(2)      Class B-3    $  8,104,000      Variable(2)
--------------------------------------------------------------------------------------------------

_______________
(1)   This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   The pass-through rates are calculated as described in this prospectus supplement under "Summary--Description of the Certificates."

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

THE CERTIFICATES REPRESENT OBLIGATIONS OF THE ISSUING ENTITY ONLY AND DO NOT
REPRESENT AN INTEREST IN OR OBLIGATION OF INDYMAC MBS, INC., INDYMAC BANK,
F.S.B., OR ANY OF THEIR AFFILIATES.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED
CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------

      This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

      Credit enhancement for the offered certificates consists of subordination.
The credit enhancement for each class of certificates varies. The credit enhancement for the certificates is described in more detail in the prospectus supplement.

      The offered certificates are not bank accounts and are not insured by the
FDIC or any other governmental entity.

      The assets of the issuing entity will consist primarily of a pool consisting of five loan groups of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Merrill Lynch, Pierce, Fenner & Smith Incorporated will offer the certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately 100.81% of the aggregate class certificate balance of the offered certificates plus accrued interest, before deducting expenses. See "Method of Distribution" in this prospectus supplement.

                               MERRILL LYNCH & CO.

                                 March 29, 2006

                                TABLE OF CONTENTS

                          PROSPECTUS SUPPLEMENT                            PAGE
                                                                           ----

Annex 1: Global Clearance, Settlement And Tax
      Documentation Procedures .............................................A-1

                               PROSPECTUS                                  PAGE
                                                                           ----
Important Notice About Information in This Prospectus and Each

                                       S-2

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND
OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
BEFORE MAKING ANY INVESTMENT DECISION.

ISSUING ENTITY

IndyMac INDX Mortgage Loan Trust 2006-AR7, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its
telephone number is (800) 669-2300.

TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville,
Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration IN06A7, and its telephone number is (714) 247-6000.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For each mortgage loan, the later of March 1, 2006 and the origination date of that mortgage loan.

CLOSING DATE

On or about March 30, 2006.

INTEREST SHORTFALL PAYMENTS

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in May 2006, IndyMac Bank,
F.S.B. will deposit an amount to offset shortfalls in interest collections arising from the inclusion of newly originated loans that do not have a payment due date in the due period related to the first distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens or one- to four-family residential properties. The mortgage loans will be divided into five groups. Each group of mortgage loans is referred to as a "loan group."

The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on a specified index. The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

                            AGGREGATE                      FIXED RATE
   LOAN GROUP         PRINCIPAL BALANCE ($)              PERIOD (MONTHS)
---------------    ---------------------------     ---------------------------
       1                    61,446,914                         36
       2                   413,221,034                         60
       3                   194,385,317                         60
       4                    96,061,235                         84
       5                    87,871,103                         84

The group 2 mortgage loans and the group 4 mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.
The group 1 mortgage loans, the group 3

                                       S-3

mortgage loans and the group 5 mortgage loans have original principal balances that may or may not conform to the guidelines of Fannie Mae and Freddie Mac.

See "The Mortgage Pool" in this prospectus supplement.

The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement. As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                                 $61,446,914

Geographic Concentrations in excess of 10%:

   California                                                            42.32%

Weighted Average Original LTV Ratio                                      76.98%

Weighted Average Mortgage Rate                                           6.578%

Range of Mortgage Rates                                        4.875% to 9.250%

Average Current Principal Balance                                      $310,338

Range of Current Principal Balances                      $37,920 to $ 1,072,200

Weighted Average Remaining Term to Maturity                          359 months

Weighted Average FICO Credit Score                                          698

Weighted Average Gross Margin                                            2.915%

Weighted Average Maximum Mortgage Rate                                  12.371%

Weighted Average Minimum Mortgage Rate                                   2.915%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                                $413,221,034

Geographic Concentrations in excess of 10%:

   California                                                            31.59%

   Florida                                                               12.65%

Weighted Average Original LTV Ratio                                      76.68%

Weighted Average Mortgage Rate                                           6.680%

Range of Mortgage Rates                                        4.250% to 9.250%

Average Current Principal Balance                                      $235,991

Range of Current Principal Balances                         $39,700 to $640,000

Weighted Average Remaining Term to  Maturity                         359 months

Weighted Average FICO Credit Score                                          705

Weighted Average Gross Margin                                            2.875%

Weighted Average Maximum Mortgage Rate                                  12.119%

Weighted Average Minimum Mortgage Rate                                   2.875%

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance                                $194,385,317

Geographic Concentrations in excess of 10%:

   California                                                            54.49%

Weighted Average Original LTV Ratio                                      74.76%

Weighted Average Mortgage Rate                                           6.586%

Range of Mortgage Rates                                        5.000% to 8.625%

Average Current Principal Balance                                      $549,111

Range of Current Principal Balances                      $61,275 to $ 2,207,800

Weighted Average Remaining Term to Maturity                          359 months

Weighted Average FICO Credit Score                                          706

                                       S-4

Weighted Average Gross Margin                                            2.701%

Weighted Average Maximum Mortgage Rate                                  11.924%

Weighted Average Minimum Mortgage Rate                                   2.701%

As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance                                 $96,061,235

Geographic Concentrations in excess of 10%:

   California                                                            30.87%

   Florida                                                               11.68%

Weighted Average Original LTV Ratio                                      77.26%

Weighted Average Mortgage Rate                                           6.646%

Range of Mortgage Rates                                        5.125% to 8.875%

Average Current Principal Balance                                      $251,469

Range of Current Principal Balances                         $38,400 to $650,000

Weighted Average Remaining Term to Maturity                          359 months

Weighted Average FICO Credit Score                                          698

Weighted Average Gross Margin                                            2.715%

Weighted Average Maximum Mortgage Rate                                  11.773%

Weighted Average Minimum Mortgage Rate                                   2.715%

As of the cut-off date, the mortgage loans in loan group 5 had the following characteristics:

Aggregate Current Principal Balance                                 $87,871,103

Geographic Concentrations in excess of 10%:

   California                                                            63.03%

Weighted Average Original LTV Ratio                                      74.59%

Weighted Average Mortgage Rate                                           6.547%

Range of Mortgage Rates                                        5.000% to 7.750%

Average Current Principal Balance                                      $570,592

Range of Current Principal Balances                      $420,800 to $1,770,000

Weighted Average Remaining Term to
   Maturity                                                          359 months

Weighted Average FICO Credit Score                                          712

Weighted Average Gross Margin                                            2.670%

Weighted Average Maximum Mortgage Rate                                  11.736%

Weighted Average Minimum Mortgage Rate                                   2.670%

As of the cut-off date, the aggregate mortgage loans had the following characteristics:

Aggregate Current Principal Balance                                $852,985,603

Geographic Concentrations in excess of 10%:

   California                                                            40.74%

   Florida                                                               10.24%

Weighted Average Original LTV Ratio                                      76.12%

Weighted Average Mortgage Rate                                           6.634%

Range of Mortgage Rates                                        4.250% to 9.250%

Average Current Principal Balance                                      $300,453

Range of Current Principal Balances                       $37,920 to $2,207,800

Weighted Average Remaining Term to
   Maturity                                                          359 months

Weighted Average FICO Credit Score                                          705

Weighted Average Gross Margin                                            2.799%

Weighted Average Maximum Mortgage Rate                                  12.014%

Weighted Average Minimum Mortgage Rate                                   2.799%

See "The Mortgage Pool" in this prospectus supplement.

                                       S-5

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue eighteen classes of certificates, fourteen of which are offered by this prospectus supplement and the accompanying prospectus:

                                                 INITIAL                                       FINAL SCHEDULED
                              RELATED LOAN  CLASS CERTIFICATE                                   DISTRIBUTION      INITIAL RATING
          CLASS                   GROUP        BALANCE (1)                  TYPE                  DATE (2)      (MOODY'S/S&P) (3)
--------------------------   -------------  -----------------  ------------------------------  ---------------  ------------------

OFFERED CERTIFICATES
1-A-1.....................         1         $   50,739,000         Senior/Super/Senior/          May 2036           Aaa/AAA
                                                                       Variable Rate
1-A-2.....................         1         $    5,638,000           Senior/Support/             May 2036           Aaa/AAA
                                                                       Variable Rate
2-A-1.....................         2         $  341,217,000             Senior/Super              May 2036           Aaa/AAA
                                                                    Senior/Variable Rate
2-A-2.....................         2         $   37,913,000           Senior/Support/             May 2036           Aaa/AAA
                                                                       Variable Rate
3-A-1.....................         3         $  160,513,000             Senior/Super              May 2036           Aaa/AAA
                                                                    Senior/Variable Rate
3-A-2.....................         3         $   17,835,000           Senior/Support/             May 2036           Aaa/AAA
                                                                       Variable Rate
4-A-1.....................         4         $   79,322,000             Senior/Super              May 2036           Aaa/AAA
                                                                    Senior/Variable Rate
4-A-2.....................         4         $    8,814,000           Senior/Support/             May 2036           Aaa/AAA
                                                                       Variable Rate
5-A-1.....................         5         $   72,559,000             Senior/Super              May 2036           Aaa/AAA
                                                                    Senior/Variable Rate
5-A-2.....................         5         $    8,062,000           Senior/Support/             May 2036           Aaa/AAA
                                                                       Variable Rate
A-R.......................   1,2,3,4 and 5   $          100             Senior/REMIC              May 2036           Aaa/AAA
                                                                          Residual
B-1.......................   1,2,3,4 and 5   $   29,856,000             Subordinate/              May 2036            Aa2/AA
                                                                       Variable Rate
B-2.......................   1,2,3,4 and 5   $   13,221,000             Subordinate/              May 2036             A2/A
                                                                       Variable Rate
B-3.......................   1,2,3,4 and 5   $    8,104,000             Subordinate/              May 2036           Baa2/BBB
                                                                       Variable Rate

NON-OFFERED
CERTIFICATES(4)
Class P...................   1,2,3,4 and 5   $          100          Prepayment Charges              N/A
                                                                        Subordinate/
Class B-4.................   1,2,3,4 and 5   $    8,103,000            Variable Rate
                                                                        Subordinate/
Class B-5.................   1,2,3,4 and 5   $    6,397,000            Variable Rate
                                                                        Subordinate/
Class B-6.................   1,2,3,4 and 5   $    4,692,503            Variable Rate

_______________
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)   The final scheduled distribution date is the distribution date in the month after the month of the latest stated maturity date of any mortgage loan.

(3)   The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill
      Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S").
      These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(4)   The Class P, Class B-4, Class B-5 and Class B-6 Certificates are not
      offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to these certificates is provided only to permit a better understanding of the offered certificates.

                                       S-6

The certificates also will have the following characteristics:

       CLASS          INITIAL INTEREST RATE (1)      PASS-THROUGH RATE     INTEREST ACCRUAL PERIOD     INTEREST ACCRUAL CONVENTION
--------------------  -------------------------      -----------------     -----------------------     ---------------------------

OFFERED
CERTIFICATES
1-A-1...............           6.1971%                      (2)              calendar month (3)                30/360 (4)

1-A-2...............           6.1971%                      (2)              calendar month (3)                30/360 (4)

2-A-1...............           6.2995%                      (2)              calendar month (3)                30/360 (4)

2-A-2...............           6.2995%                      (2)              calendar month (3)                30/360 (4)

3-A-1...............           6.2059%                      (2)              calendar month (3)                30/360 (4)

3-A-2...............           6.2059%                      (2)              calendar month (3)                30/360 (4)

4-A-1...............           6.2652%                      (2)              calendar month (3)                30/360 (4)

4-A-2...............           6.2652%                      (2)              calendar month (3)                30/360 (4)

5-A-1...............           6.1664%                      (2)              calendar month (3)                30/360 (4)

5-A-2...............           6.1664%                      (2)              calendar month (3)                30/360 (4)

A-R.................           6.1971%                      (2)              calendar month (3)                30/360 (4)

B-1.................           6.2532%                      (5)              calendar month (3)                30/360 (4)

B-2.................           6.2532%                      (5)              calendar month (3)                30/360 (4)

B-3.................           6.2532%                      (5)              calendar month (3)                30/360 (4)

NON-OFFERED
CERTIFICATES
Class P.............             (6)                        (6)                     N/A                            N/A

Class B-4...........           6.2532%                      (5)              calendar month (3)                30/360 (4)

Class B-5...........           6.2532%                      (5)              calendar month (3)                30/360 (4)

Class B-6...........           6.2532%                      (5)              calendar month (3)                30/360 (4)

(1)   Reflects the expected interest rate as of the closing date.

(2)   The pass-through rate for these classes of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.

(3)   The interest accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(4)   Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)   For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of
      (x) the weighted average of the adjusted net mortgage rates of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that first day), minus the aggregate class certificate balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

(6)   The Class P Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

                                       S-7

DESIGNATIONS

    DESIGNATION                          CLASS OF CERTIFICATES
----------------------    ----------------------------------------------------
Senior Certificates:      Class 1-A-1, Class 1-A-2, Class 2-A-1,
                          Class 2-A-2, Class 3-A-1, Class 3-A-2,
                          Class 4-A-1, Class 4-A-2, Class 5-A-1,
                          Class 5-A-2 and Class A-R Certificates

Subordinate               Class B-1, Class B-2, Class B-3, Class
Certificates:             B-4,  Class B-5 and Class B-6 Certificates

Group 1 Certificates      Class 1-A-1, Class 1-A-2, and Class A-R Certificates
Group 2 Certificates      Class 2-A-1 and Class 2-A-2 Certificates
Group 3 Certificates      Class 3-A-1 and Class 3-A-2 Certificates
Group 4 Certificates      Class 4-A-1 and Class 4-A-2 Certificates
Group 5 Certificates      Class 5-A-1 and Class 5-A-2 Certificates
Offered                   Senior Certificates, Class B-1, Class B-2 and
Certificates:             Class B-3 Certificates

RECORD DATE

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$25,000 and multiples of $1,000 in excess thereof.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates--Book-Entry Certificates" and
"--Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for April 25, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-7.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

      o   interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; and

      o   any interest remaining unpaid from prior distribution dates; less

      o   any net interest shortfalls allocated to that class for that distribution date.

See "Description of the Certificates--Interest" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

                                       S-8

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of
Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain
Prepaid Mortgage Loans" in this prospectus supplement.

For each class of certificates, any unpaid interest amounts (which is interest due on a prior distribution date that was not paid on a prior distribution date)
will be payable as and to the extent described in this prospectus supplement.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

      o   prepayments on the mortgage loans; and

      o   reductions in the interest rate on the related mortgage loans due to
          Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully in this prospectus supplement under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions
Among Certificates," interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

      o   all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

      o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

      o   net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date
          (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

      o   subsequent recoveries with respect to mortgage loans in that loan group;

      o   partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest;
          and

      o   any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

                                       S-9

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

      o   the servicing fee and additional servicing compensation due to the servicer;

      o   the trustee fee due to the trustee;

      o   any lender paid mortgage insurance premiums

      o   amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

      o   all prepayment charges (which are distributable only to the Class P
          Certificates); and

      o   all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from the amount available for distribution to the certificateholders will reduce the amount that could be distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments;

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of
Expenses" and "Description of the Certificates--Priority of Distributions Among
Certificates" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

      o   to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

      o   to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

      o   to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the
          Class B-1 Certificates, in each case subject to the limitations set forth below; and

      o   from any remaining available amounts, to the Class A-R Certificates.

PRINCIPAL DISTRIBUTIONS

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

      o   in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the aggregate stated
          principal balance of the mortgage loans in the loan group and

      o   in the case of principal prepayments on the mortgage loans related to a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the

                                      S-10

          percentage will step down as described herein, if the specified conditions are met.

Nothwithstanding the foregoing,

      o   no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

      o   if the subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

See "Description of the Certificates--Principal" in this prospectus supplement.

Senior Certificates:

One each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

Distributions with respect to loan group 1:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions with respect to loan group 2:

Concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions with respect to loan group 3:

Concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions with respect to loan group 4:

Concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions with respect to loan group 5:

Concurrently, to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

SUBORDINATED CERTIFICATES; APPLICABLE CREDIT SUPPORT PERCENTAGE TRIGGER:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class B-1
Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as
"restricted classes"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under
"Description of the Certificates--Representations and Warranties Relating to
Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

                                      S-11

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates in accordance with the priorities set forth above under "-- Allocation of Realized Losses."
However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related Super Senior Class of certificates will instead be allocated to the related Support Class of certificates until its class certificate balance is reduced to zero. Each of the Class 1-A-1, Class
2-A-1, Class 3-A-1, Class 4-A-1 and Class 5-A-1 Certificates are sometimes referred to as a "Super Senior Class" of certificates and each of the Class
1-A-2, Class 2-A-2, Class 3-A-2 , Class 4-A-2 and Class 5-A-2 Certificates are
sometimes referred to a "Support Class" of certificates.

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group
(which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Cross-Collateralization

If the senior certificates of one group have been paid in full before the senior certificates of the other groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates on a pro rata basis. However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described under "Description of the
Certificates--Cross-Collateralization."

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance of the senior certificates of the undercollateralized group equals the aggregate stated
principal balance of the mortgage loans in that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

                                      S-12

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "--
Subordinated Principal Distribution Amount."

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R
Certificate, will represent the regular interests in the Master REMIC. The Class
A-R Certificate will represent ownership of both the residual interest in the
Master REMIC and the residual interests in any underlying REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984
as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

                                      S-13

                         SUMMARY OF TRANSACTION PARTIES

                                --------------------------------------

                                         SPONSOR AND SELLER
                                         IndyMac Bank, F.S.B

                                --------------------------------------
                                                  |
                                                  |
                                                  |
                                                  |   MORTGAGE LOANS
                                                  |
                                                  |
                                                  |
                                                  v
                                --------------------------------------

                                              DEPOSITOR
                                          IndyMac MBS, Inc.

                                --------------------------------------
                                                  |
                                                  |
                                                  |
                                                  |    MORTGAGE LOANS
                                                  |
                                                  |
                                                  v
--------------------            --------------------------------------
                      Mortgage
      SERVICER         Loan                 ISSUING ENTITY
IndyMac Bank, F.S.B.  Servicing       IndyMac INDX Mortgage Loan
                                            Trust 2006-AR7
                    ----------->
                                               TRUSTEE
                                        Deutsche Bank National
                                            Trust Company

-------------------             --------------------------------------

                                      S-14

                                  RISK FACTORS

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates.
You should also carefully consider the information under "Risk Factors"
beginning on page 4 in the prospectus.

YOUR YIELD WILL BE AFFECTED BY HOW BORROWERS    Borrowers may, at their option, prepay their mortgage loans in
REPAY THEIR MORTGAGE LOANS                      whole or in part at any time. We cannot predict the rate
                                                at which borrowers will repay their mortgage loans. A
                                                prepayment of a mortgage loan, however, will result in a
                                                prepayment on the certificates. The issuing entity's
                                                prepayment experience may be affected by many factors,
                                                including:

                                                    o    general economic conditions,

                                                    o    the level of prevailing interest rates,

                                                    o    the availability of alternative financing,

                                                    o    applicability of prepayment charges, and

                                                    o    homeowner mobility.

                                                The rate and timing of prepayment of mortgage loans will
                                                affect the yields to maturity and weighted average lives of the certificates.

                                                Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                                                    o    If you purchase your certificates at a discount and
                                                         principal is repaid slower than you anticipate, then
                                                         your yield may be lower than you anticipate.

                                                    o    If you purchase your certificates at a premium and
                                                         principal is repaid faster than you anticipate, then
                                                         your yield may be lower than you anticipate.

                                                    o    Approximately 28.05%, 49.79%, 29.19%, 59.86% and
                                                         36.77% of the group 1 mortgage loans, group 2
                                                         mortgage loans, group 3 mortgage loans, group 4
                                                         mortgage loans and group 5 mortgage loans,
                                                         respectively, in each case by aggregate stated
                                                         principal balance of the mortgage loans in the
                                                         related loan group as of the cut-off date, require
                                                         the mortgagor to pay a charge if the mortgagor
                                                         prepays (other than as a result of selling the
                                                         mortgaged property) the mortgage loan during periods
                                                         ranging from one year to five years after the
                                                         mortgage loan was originated. A prepayment charge may
                                                         discourage a mortgagor from prepaying the mortgage
                                                         loan during the applicable period. Prepayment charges
                                                         will be distributed to the Class P Certificates and

                                      S-15

                                                         will not be available to the holders of other classes
                                                         of certificates.

                                                The mortgage loans in each loan group have fixed rates for a specified period of time from the date of origination and then adjust based upon a specified index either semiannually or annually, depending on the terms of the related mortgage note.
                                                These mortgage loans may have higher prepayments as they
                                                approach their first adjustment dates because the related
                                                mortgagors may seek to avoid periodic changes to their monthly payments. If mortgage loans with relatively higher mortgages rates prepay, the pass-through rate on the related classes of certificates may be reduced and your yield may be lower than you anticipate.

                                                See "Yield, Prepayment and Maturity Considerations" for a
                                                description of factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY THE              Approximately 79.87%, 86.34%, 89.70%, 78.71% and 94.28% of the
INTEREST-ONLY FEATURE OF SOME OF THE            group 1 mortgage loans, group 2 mortgage loans, group 3
MORTGAGE LOANS                                  mortgage loans, group 4 mortgage loans and group 5 mortgage loans, respectively, in each case by aggregate stated
                                                principal balance of the mortgage loans in the related loan group as of the cut-off date, require monthly payments of only accrued interest for up to 10 years after origination. During the interest-only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these loans may have a higher risk of
                                                default after the interest-only period due to the larger
                                                outstanding balance and the increased monthly payment
                                                necessary to amortize fully the mortgage loan.

                                                During the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from
                                                refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be
                                                refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

                                                Investors should consider the fact that interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing
                                                expense used to qualify borrowers. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully-amortizing loan or may allow them to qualify for a larger mortgage loan than
                                                otherwise would be the case.

HIGH-BALANCE MORTGAGE LOANS PRESENT GREATER     As of the cut-off date, approximately 1.74%, 3.07%, and 7.27%
RISK                                            of the group 1 mortgage loans, group 3 mortgage loans
                                                and group 5 mortgage loans, respectively, in each case by
                                                aggregate stated principal balance of the related mortgage loans as of the cut-off date, and approximately 1.57% of all of the mortgage loans by cut-off date

                                      S-16

                                                pool principal balance, had principal balances greater than
                                                $1,000,000, and one of the group 3 mortgage loans constituting approximately 1.14% of the aggregate stated principal balance of the group 3 mortgage loans as of the cut-off date had a principal balance greater than $2,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

MORTGAGE LOAN INTEREST RATE ADJUSTMENTS ARE     The certificates will accrue interest at a pass-through rate
LIMITED                                         based on the weighted average of the interest rates on
                                                the mortgage loans in the related loan group in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates, net of certain expenses of the issuing entity. All of the mortgage loans have periodic adjustments to the interest rate on the mortgage loans, and all of the mortgage loans have maximum and minimum lifetime interest rates. Consequently, the operation of these interest rate caps may result in lower weighted average mortgage rates than would otherwise be the case.

YOUR YIELD WILL BE AFFECTED BY HOW              The timing of principal payments on the certificates will be
DISTRIBUTIONS ARE ALLOCATED TO THE              affected by a number of factors, including:
CERTIFICATES

                                                    o    the extent of prepayments on the mortgage loans in
                                                         the related loan group, in the case of the senior
                                                         certificates, and on all of the mortgage loans, in
                                                         the case of the subordinated certificates,

                                                    o    how the classes of certificates receive payments of
                                                         principal,

                                                    o    whether the servicer exercises its right, in its sole
                                                         discretion, to terminate the issuing entity,

                                                    o    the rate and timing of payment defaults and losses on
                                                         the mortgage loans in the related loan group, in the
                                                         case of the senior certificates, and on all of the
                                                         mortgage loans, in the case of the subordinated
                                                         certificates, and

                                                    o    repurchases of mortgage loans in the related loan
                                                         group, in the case of the senior certificates, and on
                                                         all of the mortgage loans, in the case of the
                                                         subordinated certificates, for material breaches of
                                                         representations and warranties or due to
                                                         modifications of the mortgage rate.

                                                Because distributions on the certificates are dependent upon the payments on the related mortgage loans, we cannot
                                                guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is
                                                terminated.

                                                See "Description of the Certificates--Principal," and
                                                "--Optional Termination" in this prospectus supplement for a description of the

                                      S-17

                                                manner in which principal will be distributed to the
                                                certificates. See "The Mortgage Pool--Representations by
                                                Seller; Repurchases, etc." and "Servicing of the Mortgage
                                                Loans--Certain Modifications and Refinancings" in this
                                                prospectus supplement for more information regarding the
                                                repurchase of mortgage loans.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT TO     The subordination features of the issuing entity are intended
PROTECT SENIOR CERTIFICATES FROM LOSSES         to enhance the likelihood that senior
                                                certificateholders will receive regular payments of interest and principal, as applicable.

                                                SUBORDINATION. Credit enhancement will be provided for the certificates, first, by the right of the holders of
                                                certificates with a higher priority of distribution to receive distributions of principal before the classes subordinated to them and, second, by the allocation of realized losses, other than excess losses, on the mortgage loans to the subordinated certificates in the reverse order of their priority of
                                                distribution. This form of credit enhancement uses collections on the mortgage loans otherwise distributable to holders of the classes of subordinated certificates to distribute amounts due on the more senior classes. Collections otherwise
                                                distributable to the subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided.

                                                ALLOCATION OF LOSSES. Except as described below, realized
                                                losses are allocated to the subordinated certificates,
                                                beginning with the class of subordinated certificates with the lowest payment priority, until the principal amount of that class has been reduced to zero. Subsequent realized losses will be allocated to the next most junior classes of
                                                subordinated certificates sequentially, until the class
                                                certificate balances of each succeeding class has been reduced to zero. Accordingly, if the aggregate class certificate
                                                balance of the subordinated certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for
                                                monthly distributions to holders of the related classes of senior certificates. Any realized losses allocable to the
                                                senior certificates will be allocated as described under
                                                "Description of the Certificates--Allocation of Losses."
                                                Investors in the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class
                                                4-A-1 and Class 5-A-1 Certificates should note that the
                                                original class certificate balances of those classes are
                                                $50,739,000, $341,217,000, $160,513,000, $79,322,000 and
                                                $72,559,000, respectively, while the original class
                                                certificate balances of the Class 1-A-2, Class 2-A-2, Class
                                                3-A-2, Class 4-A-2 and Class 5-A-2 Certificates are only
                                                $5,638,000, $37,913,000, $17,835,000, $8,814,000 and
                                                $8,062,000, respectively. Furthermore, the classes of
                                                subordinated certificates will provide only limited protection against some categories of losses on the mortgage loans such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus
                                                supplement.

                                                Unlike realized losses, any excess losses on the mortgage
                                                loans in a loan group will be allocated pro rata among all related classes of certificates (other than the Class P
                                                Certificates including the super senior classes, without any reallocation of such excess losses to the support classes).
                                                You should note that it is possible that a

                                      S-18

                                                disproportionate amount of coverage for these types of losses may be used by one loan group, which could make it more likely that the certificates that relate to the other loan group will be allocated this type of loss.

                                                See "Credit Enhancement--Subordination" and "Description of
                                                the Certificates--Allocation of Losses" in this prospectus supplement.

SECOND LIENS ON SOME OF THE MORTGAGED           At the time of origination of the percentage of the mortgage
PROPERTIES MAY ADVERSELY AFFECT YOU             loans in each loan group as set forth below (in
                                                each case, based on the aggregate stated principal balance of the mortgage loans in the related loan group as of the cut-off date), the originator of the mortgage loan also originated a second lien mortgage loan that will not be included in the issuing entity and is not reflected in the loan-to-value ratio tables included in this prospectus supplement. The weighted average loan-to-value ratio of such mortgage loans and the weighted average combined loan-to-value ratio are set forth below:

                                                ---------------------------------------------------------------
                                                                                                   Combined
                                                             Percent of Loan    Loan-to-Value    Loan-to-Value
                                                Loan Group      Group (%)         Ratio (%)        Ratio (%)
                                                ---------------------------------------------------------------
                                                     1            63.91             79.29            97.76
                                                ---------------------------------------------------------------
                                                     2            69.78             79.29            98.34
                                                ---------------------------------------------------------------
                                                     3            52.31             77.68            94.61
                                                ---------------------------------------------------------------
                                                     4            68.08             79.76            99.25
                                                ---------------------------------------------------------------
                                                     5            51.46             78.15            96.26
                                                ---------------------------------------------------------------

                                                With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property. You should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator of its mortgage loan or from any other lender.

CERTAIN INTEREST SHORTFALLS WILL BE             Your certificates may be subject to certain shortfalls in
ALLOCATED TO THE CERTIFICATES                   interest collections arising from the application of the
                                                Servicemembers Civil Relief Act and similar state and local laws (referred to in this prospectus supplement as the Relief
                                                Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their
                                                mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some
                                                circumstances, during an additional period thereafter. In
                                                addition, pursuant to the laws of various states, under
                                                certain circumstances,

                                      S-19

                                                payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the
                                                reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by the certificateholders. See "Risk Factors - Impact of World
                                                Events" in the prospectus.

                                                Your certificates also may be subject to other shortfalls in collections of interest as described in this prospectus
                                                supplement under "Description of the Certificates--Interest."

CERTIFICATES MAY NOT BE APPROPRIATE FOR         The offered certificates may not be an appropriate investment
SOME INVESTORS                                  for investors who do not have sufficient resources or
                                                expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                                The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior
                                                certificates, and on all the mortgage loans, in the case of the subordinated certificates;

                                                    o    The rate of principal distributions on and the
                                                         weighted average lives of the offered certificates
                                                         will be sensitive to the uncertain rate and timing of
                                                         principal prepayments on the mortgage loans in the
                                                         related loan group, in the case of the senior
                                                         certificates, and on all the mortgage loans, in the
                                                         case of the subordinated certificates, and the
                                                         priority of principal distributions among the classes
                                                         of certificates. Accordingly, the offered
                                                         certificates may be an inappropriate investment if
                                                         you require a distribution of a particular amount of
                                                         principal on a specific date or an otherwise
                                                         predictable stream of distributions;

                                                    o    You may not be able to reinvest distributions on an
                                                         offered certificate (which, in general, are expected
                                                         to be greater during periods of relatively low
                                                         interest rates) at a rate at least as high as the
                                                         pass-through rate applicable to your certificate; or

                                                    o    A secondary market for the offered certificates may
                                                         not develop or provide certificateholders with
                                                         liquidity of investment.

INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT     The fees and non-interest expenses of a REMIC will be
INVEST IN THE CLASS A-R CERTIFICATES            allocated pro rata to the Class A-R Certificates.
                                                Individuals, however, will only be able to deduct these
                                                expenses as miscellaneous itemized deductions, which are
                                                subject to numerous restrictions and limitations under the
                                                Internal Revenue Code of 1986, as amended. Therefore, the
                                                Class A-R Certificates generally are not appropriate
                                                investments for individuals, estates, trusts beneficially
                                                owned by any individual or

                                      S-20

                                                estates and pass-through entities having any individual,
                                                estate or trust as a shareholder, member or partner.

GEOGRAPHIC CONCENTRATION INCREASES RISK THAT    The tables in Schedule 1 of this prospectus supplement set
CERTIFICATE YIELDS COULD BE IMPAIRED            forth the geographic concentration of the mortgaged
                                                properties for the various loan groups, including the
                                                percentage by aggregate stated principal balance of the
                                                mortgage loans in that loan group as of the cut-off date that are secured by property located in California. Property in
                                                California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural
                                                disasters. In addition,

                                                    o    economic conditions in States with significant
                                                         concentrations (which may or may not affect real
                                                         property values) may affect the ability of borrowers
                                                         to repay their loans on time;

                                                    o    declines in the residential real estate market in
                                                         States with significant concentrations may reduce the
                                                         values of properties located in those states, which
                                                         would result in an increase in the loan-to-value
                                                         ratios. Mortgage loans with higher loan-to-value
                                                         ratios may present a greater risk of default and, in
                                                         the case of defaults, an increase in the severity of
                                                         losses; and

                                                    o    any increase in the market value of properties
                                                         located in States with significant concentration
                                                         would reduce the loan-to-value ratios and could,
                                                         therefore, make alternative sources of financing
                                                         available to the borrowers at lower interest rates,
                                                         which could result in an increased rate of prepayment
                                                         of the mortgage loans.

INABILITY TO REPLACE SERVICER COULD AFFECT      The structure of the servicing fee might affect the ability to
COLLECTIONS AND RECOVERIES ON THE MORTGAGE      find a replacement servicer. Although the trustee is required
LOANS                                           to replace the servicer if the servicer is
                                                terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or
                                                unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be
                                                necessary to appoint a replacement servicer. Because the
                                                servicing fee is structured as a percentage of the stated
                                                principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the
                                                mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with
                                                servicing the mortgage loans and related REO Properties
                                                remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount of time.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING
STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER
FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF
FORWARD-LOOKING WORDS

                                      S-21

SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES,"
"ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT
TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG
OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND
COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER
MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE
FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR
FORWARD-LOOKING STATEMENTS.

                                      S-22

                                THE MORTGAGE POOL

GENERAL

      Set forth below and in Schedule 1 hereto is certain statistical information based on scheduled principal balances as of the cut-off date concerning the pool of mortgage loans to be included in the issuing entity.

      The depositor will purchase the mortgage loans in the mortgage pool from the sponsor, IndyMac Bank, F.S.B. ("INDYMAC BANK" ), pursuant to a pooling and servicing agreement dated as of the cut-off date among IndyMac Bank, as seller and servicer, the depositor and Deutsche Bank National Trust Company, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "MORTGAGE
LOANS" ).

      Under the pooling and servicing agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of
Mortgage Loans" and "--Representations by Seller; Repurchases, etc." the seller will be obligated to repurchase or substitute a similar mortgage loan for any
Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related
Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by Seller; Repurchases,
etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the
Mortgage Loans and will have no obligation to repurchase or substitute Mortgage
Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the certificates are limited to the servicer's contractual servicing obligations under the pooling and servicing agreement.

      The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date.
Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of
Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans actually delivered on the closing date may vary from the cut-off date information regarding the Mortgage
Loans presented in this prospectus supplement.

      As of the Cut-off Date, the aggregate Stated Principal Balance of the
Mortgage Loans is expected to be approximately $852,985,603, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE." These Mortgage Loans have been divided into five groups of Mortgage Loans (each is referred to as a "LOAN
GROUP"): loan group 1, which is expected to have an aggregate Stated Principal
Balance as of the Cut-off Date of approximately $61,446,914 (the Mortgage Loans in loan group 1 are referred to as the "GROUP 1 MORTGAGE LOANS"), loan group 2, which is expected to have an aggregate Stated Principal Balance as of the
Cut-off Date of approximately$413,221,034 (the Mortgage Loans in loan group 2 are referred to as the "GROUP 2 MORTGAGE LOANS"), loan group 3, which is expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $194,385,317 (the Mortgage Loans in loan group 3 are referred to as the "GROUP 3 MORTGAGE LOANS"), loan group 4, which is expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately
$96,061,235 (the Mortgage Loans in loan group 4 are referred to as the "GROUP 4
MORTGAGE LOANS")

                                      S-23

and loan group 5, which is expected to have an aggregate Stated Principal
Balance as of the Cut-off Date of approximately $87,871,103 (the Mortgage Loans in loan group 5 are referred to as the "GROUP 5 MORTGAGE LOANS").

      All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "MORTGAGE NOTES" ). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES" ). The Mortgaged
Properties in the Mortgage Pool are located in 45 states and the District of
Columbia.

      Scheduled monthly payments made by the mortgagors on the Mortgage Loans
("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered "delinquent" if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the Scheduled Payment was originally due. None of the Mortgage Loans will be delinquent on a contractual basis as of the related Cut-off Date and none have been more than one payment delinquent within the last 12 months.

      Approximately 13.40% of the Mortgage Loans by the Cut-off Date Pool
Principal Balance will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining 86.60% of the
Mortgage Loans by Cut-off Date Pool Principal Balance, as specified below, will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for the first three to ten years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the
"INTEREST ONLY LOANS").

                                    PERCENTAGE OF AGGREGATE STATED
                                  PRINCIPAL BALANCE OF THE MORTGAGE
                                   LOANS IN THE RELATED LOAN GROUP
                LOAN GROUP             (AS OF THE CUT-OFF DATE)
             ----------------     ---------------------------------
             loan group 1                       79.87%
             loan group 2                       86.34%
             loan group 3                       89.70%
             loan group 4                       78.71%
             loan group 5                       94.28%

      All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). At origination all of the Mortgage Loans had stated
terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

      Except for approximately 43.32% of the Mortgage Loans by Cut-off Date Pool
Principal Balance, as specified below by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, the mortgagors may prepay their Mortgage Loans at any time without paying a prepayment charge.

                                                      PERCENTAGE OF
                                               AGGREGATE STATED PRINCIPAL
                      NUMBER OF MORTGAGE      BALANCE OF THE MORTGAGE LOANS
                     LOANS IN THE RELATED     IN THE RELATED LOAN GROUP (AS
     LOAN GROUP           LOAN GROUP              OF THE CUT-OFF DATE)
  ----------------   --------------------     -----------------------------
  loan group 1               69                          28.05%
  loan group 2               874                         49.79%
  loan group 3               110                         29.19%
  loan group 4               232                         59.86%
  loan group 5               58                          36.77%

                                      S-24

      For substantially all of the Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20%
of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first five years after origination of the applicable Mortgage Loan. The charge is equal to six months interest on the amount prepaid in excess of the 20% threshold. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      The Group 2 Mortgage Loans and the Group 4 Mortgage Loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.
The Group 1 Mortgage Loans, the Group 3 Mortgage Loans and the Group 5 Mortgage
Loans have original principal balances that may or may not conform to the guidelines of Fannie Mae and Freddie Mac.

      The mortgage rate ("MORTGAGE RATE") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of the Mortgage Loan.
Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate at the end of the initial fixed-rate period and semi annually or annually thereafter (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release
H.15(591) and most recently available as of a day specified in the related note
(the "ONE-YEAR CMT INDEX" ), (B) the average of the London interbank offered rates for six month U.S. dollar deposits in the London market, generally as set forth in either the Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street
Journal or becomes unavailable for any reason, then based upon a new index selected by the servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the
"SIX-MONTH LIBOR INDEX" ) or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall
Street Journal or becomes unavailable for any reason, then based upon a new index selected by the servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the
"ONE-YEAR LIBOR INDEX" ) (each of the One-Year CMT Index, Six-Month LIBOR Index and One-Year LIBOR Index, a "MORTGAGE INDEX") and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN") ; provided, however, that the Mortgage Rate for the Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "SUBSEQUENT PERIODIC RATE
CAP") , with the exception of the initial Adjustment Date for which the Mortgage
Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "INITIAL PERIODIC RATE CAP" ).
Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE" ). Each Mortgage
Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE" ), which is equal to the Gross Margin for that Mortgage Loan.

      All of the Group 1 Mortgage Loans are 3/1 mortgage loans or 3/27 mortgage loans. All of the Group 2 Mortgage Loans and Group 3 Mortgage Loans are 5/1
mortgage loans or 5/25 mortgage loans. All of the Group 4 Mortgage Loans and
Group 5 Mortgage Loans are 7/1 mortgage loans or 7/23 mortgage loans. A "3/1
MORTGAGE LOAN," "5/1 MORTGAGE LOAN" and "7/1 MORTGAGE LOAN" have Mortgage Rates that are fixed for approximately 36, 60 and 84 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph. A "3/27 MORTGAGE LOAN," "5/25 MORTGAGE LOAN," and "7/23
MORTGAGE LOAN" have Mortgage Rates that are fixed for approximately 36, 60 and
84 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a Mortgage
Index described in the preceding paragraph.

                                      S-25

      The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                            EARLIEST FIRST   EARLIEST STATED   LATEST STATED
                             PAYMENT DATE     MATURITY DATE    MATURITY DATE
                            --------------   ---------------   -------------
   loan group 1 ........      March 2005       February 2035    April 2036
   loan group 2 ........     August 2005           July 2035    April 2036
   loan group 3 ........     October 2005     September 2035    April 2036
   loan group 4 ........     January 2006      December 2035    April 2036
   loan group 5 ........     January 2006      December 2035    April 2036

      No Mortgage Loan was subject to buydown agreements. No Mortgage Loan provides for deferred interest or negative amortization.

      At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of 95%
or less. Each of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.
No primary mortgage insurance policy will be required with respect to any
Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). See "--Underwriting
Standards" in this prospectus supplement.

      The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

  o   in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

  o   in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      "FICO CREDIT SCORES" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness.
FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO
Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.
There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

      Schedule 1 to this prospectus supplement contains information, in tabular format, about the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3
Mortgage Loans, Group 4 Mortgage Loans, Group 5 Mortgage

                                      S-26

Loans and the Mortgage Loans in aggregate as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by
Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date and have been rounded in order to total 100%.

ASSIGNMENT OF THE MORTGAGE LOANS

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all interest of the depositor in each Mortgage Loan and all interest in all other assets included in IndyMac INDX Mortgage Loan
Trust 2006-AR7. This assignment will include all scheduled payments received on account of the Mortgage Loans that were due after the cut-off date but will not include any scheduled payments due on or before the cut-off date.

      In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to 30% of the Mortgage
Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee)
generally will not be recorded in a public office for real property records in
California and other states where, in the opinion of counsel, recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the Servicer's expense).

      The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the
Mortgage Loan as provided above, the seller may remove the Mortgage Loan
(referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan);
however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

                                      S-27

  o   have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate
      Account and held for distribution to the certificateholders on the related
      Distribution Date (a "Substitution Adjustment Amount")),

  o   have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

  o   have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

  o   have a Minimum Mortgage Rate not lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted Mortgage Loan,

  o   have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

  o   have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

  o   have a Loan-to-Value Ratio not higher than that of the deleted Mortgage
      Loan,

  o   have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loan, and

  o   comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the
Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of
Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

                                   THE SELLER

      IndyMac Bank, F.S.B. ("INDYMAC BANK") will be the seller of the Mortgage
Loans. The principal executive offices of the Seller are located at 888 East
Walnut Street, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

                                      S-28

ORIGINATION PROCESS

      IndyMac Bank acquires mortgage loans principally through four channels:
mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

UNDERWRITING PROCESS

      Mortgage loans that are acquired by IndyMac Bank are underwritten by
IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

      IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System)
underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

      IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

      In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances,
IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A

                                      S-29

FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations,
IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

      For each mortgage loan with a Loan-to-Value Ratio at origination exceeding
80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

      All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

      IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No
Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation
Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing
IndyMac Bank to obtain copies of their tax returns), and state their assets;
IndyMac Bank does not require any verification of income or assets under this program.

      The Limited Documentation Program is similar to the Full/Alternate
Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate
Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

      The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications.
Information regarding income is not verified and employment verification may not be written.

      The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.
The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

      Under the No Income/No Asset Documentation Program and the No Doc
Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.
Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset
Documentation Program, employment is orally verified.

                                      S-30

      IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

      Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type,
FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

      To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the
Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or
AVM, must support the loan amount.

      Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

      IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

      1     Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

      2     Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the
Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred
Delegated Underwriting Program.

      Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac
Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

                                      S-31

      Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines.
IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

      Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

      The seller represents that immediately before the assignment of the
Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the pooling and servicing agreement.

      In the event of a breach of any representation or warranty in respect of a
Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage
Loan. See "Mortgage Loan Program--Representations by Seller; Repurchases" in the
prospectus.

                           SERVICING OF MORTGAGE LOANS

THE SERVICER

      IndyMac Bank will act as servicer under the pooling and servicing agreement (in such capacity, the "SERVICER"). The principal executive offices of the Servicer are located at 888 East Walnut Street, Pasadena, California
91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer)
since 1998. It is expected that on the closing date the servicer will be the only entity servicing the Mortgage Loans. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and
"average/stable" as a master servicer and special servicer.

      The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

      If any servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage
Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the
Certificates" in the prospectus.

                                      S-32

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

      The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the Servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of
IndyMac Bank's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

      The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below
(which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

      The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001,
December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005 on
approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and
$37.99 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or
CWMBS, Inc.

                                                                                           AS OF DECEMBER 31,
                                                                       ----------------------------------------------------------
                                                                         2001        2002        2003        2004         2005
                                                                       ---------   ---------   ---------   ---------   ----------

Total Number of Conventional Mortgage Loans in Portfolio ...........    58,949      46,004      24,291      52,922      128,887
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1):
    30-59 days .....................................................     3.46%       2.54%       1.99%       1.37%       2.32%
    60-89 days .....................................................     0.88%       0.72%       0.48%       0.24%       0.38%
    90 days or more (excluding pending foreclosures) ...............     0.67%       0.52%       0.38%       0.19%       0.30%
                                                                       ----------------------------------------------------------
Total Delinquencies ................................................     5.01%       3.78%       2.85%       1.80%       3.00%
Foreclosures pending ...............................................     1.84%       1.50%       1.21%       0.15%       0.06%
REOs ...............................................................     0.56%       0.59%       0.41%       0.03%       0.02%
                                                                       ----------------------------------------------------------
Total delinquencies, foreclosures pending and REOs .................     7.41%       5.87%       4.47%       1.98%       3.08%

_______________
(1)   As a percentage of the principal balance.

                                      S-33

      IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of
(such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                         CUMULATIVE
                                                      STATED AMOUNT OF
                                   CUMULATIVE NET     SECURITIES ISSUED
                                  LOSSES (MILLIONS)      (MILLIONS)       LOSS (RATIO)(1)
                                  -----------------   -----------------   ---------------

As of December 31, 2001........        $77.01            $28,152.72            0.27%
As of December 31, 2002........        $100.03           $33,498.95            0.30%
As of December 31, 2003........        $119.69           $38,992.40            0.31%
As of December 31, 2004........        $128.92           $52,479.30            0.25%
As of December 31, 2005........        $131.99           $81,814.35            0.16%

__________________
(1)   Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

      Historically, a variety of factors, including the appreciation of real estate values, has limited the Servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The expense fees are payable out of the interest payments on each Mortgage
Loan. As of the cut-off date, the weighted average rate at which the expense fees accrue (referred to as the "EXPENSE FEE RATE") is equal to approximately
0.3805% per annum. The expense fees consist of (a) the servicing fee in an amount of 0.375% per annum and (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement in an amount of
0.0055% per annum of the Stated Principal Balance of each Mortgage Loan. The
Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to
Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The
Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges (excluding prepayment charges). The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the certificate account and the distribution account.

      The "ADJUSTED NET MORTGAGE RATE" of a Mortgage Loan is the Mortgage Loan's
Mortgage Rate minus the related expense fee rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the Servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and
Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same

                                      S-34

month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result.
Conversely, principal prepayments on such Mortgage Loans received by the
Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid
Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution
Date will be limited to an amount (the "COMPENSATING INTEREST") equal to the product of

  o   0.125% multiplied by

  o   one-twelfth multiplied by

  o   the aggregate Stated Principal Balance of the Mortgage Loans as of the
      first day of the prior month.

If shortfalls in interest as a result of prepayments in any month exceed the
Compensating Interest for such month, the amount of interest to be distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates.
See "Description of the Certificates--Interest" in this prospectus supplement.

ADVANCES

      Except as described below, the Servicer will be required to advance prior to each Distribution Date from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for this Distribution
Date, an amount (referred to as an "ADVANCE") equal to

  o   all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th day of the month)

      minus

  o   the servicing fee for those Mortgage Loans for the period

      plus

  o   an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

      Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution
Date. Any failure by the Servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the Servicer will be entitled to

                                      S-35

withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for Advances and nonrecoverable advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

      The Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Any modification of a
Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing.
Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage
Loan subject to a modification will be for a price equal to 100% of the Stated
Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the
Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the
Servicer. The Servicer will deposit the purchase price in the Certificate
Account within one business day of the purchase of that Mortgage Loan and the purchase price will be treated by the Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

DEFAULT MANAGEMENT SERVICES

      In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this prospectus supplement.

                                   THE SPONSOR

      The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the Servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                           YEAR          APPROXIMATE VOLUME
                       ------------   ------------------------
                           2002            $6.25 billion
                           2003            $5.78 billion
                           2004            $16.03 billion
                           2005            $31.37 billion

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

                                      S-36

                                STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at
http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

      This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

  o   prior securitized pools of IndyMac Bank, F.S.B. that do not include the
      Mortgage Loans and that were established before January 1, 2006; or

  o   in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  THE DEPOSITOR

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is
155 North Lake Avenue, Pasadena, California 91101, and its telephone number is
(800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

      In connection with the issuance of the certificates, the depositor will form IndyMac INDX Mortgage Loan Trust 2006-AR7, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. IndyMac INDX Mortgage Loan Trust 2006-AR7 is sometimes referred to in this prospectus supplement as the "ISSUING ENTITY" and the prospectus as the
"trust" or the "trust fund." The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is
December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                   THE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC" or the "TRUSTEE") will act as trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has

                                      S-37

previously been appointed to the role of trustee for numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file held by the trustee on behalf of the trust. DBNTC has no legal proceeding that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors.
However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with
DBNTC.

      Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville,
TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana,
California 92705, Attention: Trust Administration IN06A7. Certificateholders may
access monthly statements from the trustee's website. Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations desk at (800) 735-7777.

      In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the trustee will perform many services on behalf of the issuing entity pursuant to the pooling and servicing agreement. The trustee will be responsible for (x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to certificateholders.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, trustee will not be liable, individually or as trustee,

  o   for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,

  o   with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

  o   for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

  o   for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the
United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be

                                      S-38

effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the Servicer may remove the trustee and appoint a successor trustee if:

  o   the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

  o   the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

  o   a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee, or

  o   during the period in which the depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the trustee fails to comply with its related obligations, as described in the pooling and servicing agreement.

      In addition, the holders of Certificates evidencing at least 51% of the
Voting Rights may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating
Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                                      S-39

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank,
F.S.B. or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-AR7 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class
3-A-2, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2, Class A-R, Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 Certificates and Class P
Certificates. Only the classes of certificates listed on the cover page of this prospectus supplement (all of which are together referred to as the "OFFERED
CERTIFICATES") are offered by this prospectus supplement.

      When describing the certificates in this prospectus supplement, we use the following terms:

           DESIGNATION                                              CLASSES OF CERTIFICATES
   ----------------------------    ------------------------------------------------------------------------------------------

       Senior Certificates                      Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1,
                                   Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2 and Class A-R Certificates
    Subordinated Certificates           Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
   Group 1 Senior Certificates                         Class 1-A-1, Class 1-A-2 and Class A-R Certificates
   Group 2 Senior Certificates                              Class 2-A-1 and Class 2-A-2 Certificates
   Group 3 Senior Certificates                              Class 3-A-1 and Class 3-A-2 Certificates
   Group 4 Senior Certificates                              Class 4-A-1 and Class 4-A-2 Certificates
   Group 5 Senior Certificates                              Class 5-A-1 and Class 5-A-2 Certificates
      Private Certificates                          Class B-4, Class B-5, Class B-6 and Class P Certificates

                                      S-40

      The certificates are generally referred to as the following types:

            CLASS                                     TYPE
   --------------------------    ----------------------------------------------
   Class 1-A-1 Certificates:           Senior/Super Senior/Variable Rate

   Class 1-A-2 Certificates:              Senior/Support/Variable Rate

   Class 2-A-1 Certificates:           Senior/Super Senior/Variable Rate

   Class 2-A-2 Certificates:              Senior/Support/Variable Rate

   Class 3-A-1 Certificates:           Senior/Super Senior/Variable Rate

   Class 3-A-2 Certificates:              Senior/Support/Variable Rate

   Class 4-A-1 Certificates:           Senior/Super Senior/Variable Rate

   Class 4-A-2 Certificates:              Senior/Support/Variable Rate

   Class 5-A-1 Certificates:           Senior/Super Senior/Variable Rate

   Class 5-A-2 Certificates:              Senior/Support/Variable Rate

   Class A-R Certificates:                  Senior/REMIC Residual

   Subordinated Certificates:               Subordinate/Variable Rate

   Class P Certificates:                       Prepayment Charges

      The Class P, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the private certificates) are not offered by this prospectus supplement. Their initial Class Certificate Balances are expected to be approximately $100, $8,103,000, $6,397,000 and $4,692,503, respectively. The pass-through rate for each class of private certificates other than the Class P Certificates will be calculated as described under "--Interest"
in this prospectus supplement. The Class P Certificates will not bear interest.
The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this prospectus supplement. The initial Class
Certificate Balances may vary in the aggregate by plus or minus 5%. Any information contained in this prospectus supplement with respect to the Class P,
Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

      The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any
Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

  o   all amounts previously distributed to holders of certificates of that class as distributions of principal, and

  o   the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "Application of Liquidation Proceeds" in the
prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

                                      S-41

      The senior certificates will have an initial aggregate Class Certificate
Balance of approximately $782,612,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately
91.75%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 3.50%, 1.55%, 0.95%, 0.95%,
0.75% and 0.55%, respectively.

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R
Certificates will be issued in a denomination of $100.

BOOK-ENTRY CERTIFICATES

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their
Book-Entry Certificates through The Depository Trust Company ("DTC") in the
United States, or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR") in Europe, if
they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede &
Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT
DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry
Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive
Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate
Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the
records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and
Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not

                                      S-42

possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or
Euroclear cash account only as of the business day following settlement in DTC.
For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax
Treatment of Foreign Investors" in the prospectus and "Global, Clearance,
Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax
Documentation Requirements" in Annex I to this prospectus supplement.

      Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The

                                      S-43

shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg
International's stock.

      Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR
OPERATOR") in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of

                                      S-44

specific certificates to specific securities clearance accounts. The Euroclear
Operator acts under the Terms and Conditions only on behalf of Euroclear
Participants, and has no record of or relationship with persons holding through
Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial
Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material
Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and
"Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate
Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%
of the voting rights (as defined in the pooling and servicing agreement)
evidenced by the offered certificates advise the trustee and DTC through the
Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

                                      S-45

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the Servicer will establish an account (the
"CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the
Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage
Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "The Trustee" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account and the Distribution Account. All funds in the
Certificate Account will be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the
Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Certificate Account and made in accordance with the pooling and servicing agreement.

      Funds on deposit in the Distribution Account will not be invested.

                                      S-46

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                 AMOUNT               GENERAL PURPOSE              SOURCE (2)               FREQUENCY
--------------------------   ------------------------------  ----------------   ------------------------------   ------------

FEES

Servicing Fee / Servicer     0.375% per annum of the         Compensation       Interest collected with               Monthly
                             Stated Principal Balance of                        respect to each Mortgage Loan
                             each Mortgage Loan (3)                             and any Liquidation Proceeds
                                                                                or Subsequent Recoveries that
                                                                                are allocable to accrued and
                                                                                unpaid interest (4)

Additional Servicing         o  Prepayment Interest          Compensation       Interest collections with        Time to time
Compensation / Servicer         Excess (5)                                      respect to each Mortgage Loan

                             o  All late payment             Compensation       Payments made by obligors        Time to time
                                fees, assumption fees and                       with respect to the Mortgage
                                other similar charges                           Loans
                                (excluding prepayment
                                charges)

                             o  All investment               Compensation       Investment income related to          Monthly
                                income earned on amounts on                     the Certificate Account
                                deposit in the Certificate
                                Account.

                             o  Excess Proceeds (6)          Compensation       Liquidation Proceeds and         Time to time
                                                                                Subsequent Recoveries

Trustee Fee / trustee        0.0055% per annum of the        Compensation       Amounts in respect of                 Monthly
                             Stated Principal Balance of                        interest on the Mortgage Loans
                             each Mortgage Loan

EXPENSES

Insurance expenses /         Expenses incurred by the        Reimbursement of   To the extent the expenses       Time to time
Servicer                     Servicer                        Expenses           are covered by an insurance
                                                                                policy with respect to the
                                                                                Mortgage Loan

Servicing Advances /         To the extent of funds          Reimbursement of   With respect to each Mortgage    Time to time
Servicer                     available, the amount of any    Expenses           Loan, late recoveries of the
                             Servicing Advances.                                payments of the costs and
                                                                                expenses, Liquidation
                                                                                Proceeds, Subsequent
                                                                                Recoveries, purchase proceeds
                                                                                or repurchase proceeds for
                                                                                that Mortgage Loan (7)

                                      S-47

   TYPE / RECIPIENT (1)                 AMOUNT               GENERAL PURPOSE              SOURCE (2)               FREQUENCY
--------------------------   -----------------------------   ----------------   ------------------------------   -------------

Indemnification expenses /   Amounts for which the seller,   Indemnification    Amounts on deposit on the             Monthly
the Seller, the Servicer     the Servicer and the                               Certificate Account on any
and the depositor            depositor are entitled to                          Distribution Account Deposit
                             indemnification (8)                                Date, following the transfer
                                                                                to the Distribution Account

(1)   If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the
      Servicer) prior to distributions on the certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum.
      The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4)   The Servicing Fee is payable from interest collections on the Mortgage
      Loans, but may be paid from any other amounts on deposit in the
      Certificate Account, if interest collections are insufficient to pay the
      Servicing Fee.

(5)   Prepayment Interest Excess is described above in the prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing
      Compensation in Connection with Certain Prepaid Mortgage Loans."

(6)   "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
      Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advance on the Mortgage Loan.

(7)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)   Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters related to the Servicer, the
      Depositor and the Seller."

                                      S-48

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from
Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

  o   to current and unpaid interest on each class of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

  o   to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

  o   from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this prospectus supplement under "--Cross-Collateralization" and (y) the limitations set forth in this prospectus supplement under "Description of the Certificates--Principal;" and

  o   any remaining amounts to the Class A-R Certificates.

  "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

  o   all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

  o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted
      Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent
      Recoveries with respect to the Mortgage Loans in that loan group;

                                      S-49

  o   all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

  o   amounts received with respect to the Distribution Date as the Substitution
      Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the
      Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the
Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      The classes of offered certificates will have the respective pass-through rates described below.

      The pass-through rate for the Group 1 Senior Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average
Net Mortgage Rate of the Group 1 Mortgage Loans. The pass-through rate for the
Group 1 Senior Certificates for the interest accrual period related to the first
Distribution Date is expected to be approximately 6.1971% per annum.

      The pass-through rate for the Group 2 Senior Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average
Net Mortgage Rate of the Group 2 Mortgage Loans. The pass-through rate for the
Group 2 Senior Certificates for the interest accrual period related to the first
Distribution Date is expected to be approximately 6.2995% per annum.

      The pass-through rate for the Group 3 Senior Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average
Net Mortgage Rate of the Group 3 Mortgage Loans. The pass-through rate for the
Group 3 Senior Certificates for the interest accrual period related to the first
Distribution Date is expected to be approximately 6.2059% per annum.

      The pass-through rate for the Group 4 Senior Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average
Net Mortgage Rate of the Group 4 Mortgage Loans. The pass-through rate for the
Group 4 Senior Certificates for the interest accrual period related to the first
Distribution Date is expected to be approximately 6.2652% per annum.

      The pass-through rate for the Group 5 Senior Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average
Net Mortgage Rate of the Group 5 Mortgage Loans. The pass-through rate for the
Group 5 Senior Certificates for the interest accrual period related to the first
Distribution Date is expected to be approximately 6.1664% per annum.

      The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for a loan group and any
Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the
month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received in the Prepayment Period related to that prior
Due Date).

      The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group: the product of (x) the Weighted
Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that
Distribution Date, and the denominator of which is the aggregate Class
Certificate Balance of the subordinated certificates immediately prior to that
Distribution Date. The pass-through rate for each class of subordinated certificates for the interest accrual period related to the first Distribution
Date is expected to be approximately 6.2532% per annum.

                                      S-50

      On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION
AMOUNT" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution
Dates and not subsequently distributed (which are called unpaid interest amounts).

      With respect to each Distribution Date for all of the interest-bearing classes, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a
360-day year divided into twelve 30-day months.

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest
Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET
INTEREST SHORTFALL" is equal to the sum of:

  o   any net prepayment interest shortfalls for that loan group and
      Distribution Date and

  o   the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a
      Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service
      Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution
Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such
Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate
Balances) of the Assumed Balance for that Distribution Date. The "ASSUMED
BALANCE" for a Distribution Date and loan group is equal to the Subordinated
Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution
Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution
Date after the fourth Senior Termination Date, Net Interest Shortfalls for the
related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

      A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local laws. See "Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act" in the prospectus.

      With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the
Compensating Interest for each other loan group over the prepayment interest shortfall for that loan group. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a

                                      S-51

Prepayment Period occurring in the month prior to the month of the applicable
Distribution Date is less than one month's interest at the related Mortgage
Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      If on any Distribution Date, Available Funds for a loan group in the
Certificate Account applied in the order described above under "-- Priority of
Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the
Subordinated Principal Distribution Amount for that loan group.

      The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

      (a)   all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

      (b)   the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the
            Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

      (c)   the Substitution Adjustment Amount in connection with any deleted
            Mortgage Loan in that loan group received with respect to the
            Distribution Date,

      (d)   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated mortgage loans received during the calendar month preceding the month of the Distribution Date,

      (e)   with respect to each Mortgage Loan in that loan group that became a
            Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that
            Mortgage Loan,

      (f)   all partial and full principal prepayments by borrowers on the
            Mortgage Loans in that loan group received during the related
            Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that was repurchased due to modification of the Mortgage Rate,

      (g)   (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent
            Recoveries in that loan group that incurred (1) an Excess Loss or
            (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount for a loan group, up to the amount of the related Senior
Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

                                      S-52

      (a)   with respect to loan group 1, sequentially, as follows:

            (i)   to the Class A-R Certificates until its Class Certificate
      Balance is reduced to zero;

            (ii)  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates,
      pro rata, until their respective Class Certificate Balances are reduced to zero;

      (b)   with respect to loan group 2, concurrently, to the Class 2-A-1 and
Class 2-A-2 Certificates, pro rata, until their respective Class Certificate
Balances are reduced to zero;

      (c)   with respect to loan group 3, concurrently, to the Class 3-A-1 and
Class 3-A-2 Certificates, pro rata, until their respective Class Certificate
Balances are reduced to zero;

      (d)   with respect to loan group 4, concurrently, to the Class 4-A-1 and
Class 4-A-2 Certificates, pro rata, until their respective Class Certificate
Balances are reduced to zero; and

      (e)   with respect to loan group 5, concurrently, to the Class 5-A-1 and
Class 5-A-2 Certificates, pro rata, until their respective Class Certificate
Balances are reduced to zero;

      "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "POOL PRINCIPAL
BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

      The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a loan group for any
Distribution Date will equal the sum of

      (a)   the applicable Senior Percentage of all amounts described in clauses
(a) through (d) of the definition of Principal Amount for that loan group for that Distribution Date,

      (b)   for each Mortgage Loan in that loan group that became a Liquidated
Mortgage Loan during the calendar month preceding the month of the Distribution
Date, the lesser of

            (i)   the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

            (ii)  either

                  (x)   if no Excess Losses were sustained on a Liquidated
            Mortgage Loan during the preceding calendar month, the related
            Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                  (y)   if an Excess Loss was sustained on the Liquidated
            Mortgage Loan during the preceding calendar month, the applicable
            Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

            (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and the Distribution Date;

                                      S-53

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related
Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the fourth Senior Termination Date, the Senior Principal Distribution
Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

      The "SENIOR PERCENTAGE" for any senior certificate group and Distribution
Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date);
provided, however, that on any Distribution Date after the fourth Senior
Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

      For any Distribution Date on and prior to the fourth Senior Termination
Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the fourth Senior
Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution
Date.

      The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any
Distribution Date occurring during the seven years beginning on the first
Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.
This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between
100% and the related Senior Prepayment Percentage for that Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any
Distribution Date occurring on or after the seventh anniversary of the first
Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related
Subordinated Percentage for the Distribution Date; for any Distribution Date in
the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any
Distribution Date thereafter, the related Senior Percentage for the Distribution
Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).
Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

  o   the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related
      Mortgage Loans or

                                      S-54

      (b) if such date is after the fourth Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%,
      and

  o   cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

      o     commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the fourth Senior Termination Date, the aggregate
            Class Certificate Balance of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

      o     commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

      o     commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

      o     commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

      o     commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      Notwithstanding the preceding paragraphs, if (x) on or before the
Distribution Date in March 2009, the Aggregate Subordinated Percentage is at
least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that
Distribution Date and (y) after the Distribution Date in March 2009, the
Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated
Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate
Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

      The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a
fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate
Stated Principal Balance of all the Mortgage Loans as of the Due Date in the
month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior
Due Date).

      If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

                                      S-55

CROSS-COLLATERALIZATION

      Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the fourth Senior
Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution
Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the
closing date and (b) the aggregate Stated Principal Balance of all of the
Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

      Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group
(any such group, the "UNDERCOLLATERALIZED GROUP"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the
Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the
Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated
Principal Balance of the Mortgage Loans for that loan group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any
Distribution Date following the Senior Credit Support Depletion Date,
Undercollateralization Distributions will be made from the excess of the
Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group. If more than one Undercollateralized
Group on any Distribution Date is entitled to an Undercollateralization
Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an
Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the
Certificates -- Principal -- Senior Principal Distribution Amount" above and "--
Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal
Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class
Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination
Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "APPLICABLE CREDIT
SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage

                                      S-56

for that class on the date of issuance of the certificates (the "ORIGINAL
APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the
Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

      The approximate Original Applicable Credit Support Percentages for the
subordinated certificates on the date of issuance of the certificates are expected to be as follows:

             Class B-1..................................      8.25%
             Class B-2..................................      4.75%
             Class B-3..................................      3.20%
             Class B-4..................................      2.25%
             Class B-5..................................      1.30%
             Class B-6..................................      0.55%

      The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and loan group will equal the sum of:

      o     the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal
            Amount for that loan group and that Distribution Date,

      o     for each Mortgage Loan in that loan group that became a Liquidated
            Mortgage Loan during the calendar month preceding the month of the
            Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior
            Principal Distribution Amount up to the related Subordinated
            Percentage of the Stated Principal Balance of the Mortgage Loan, as
            of the Due Date in the month preceding the month of that
            Distribution Date, and

      o     the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of
            Principal Amount for that loan group and that Distribution Date.

      On any Distribution Date after the fourth Senior Termination Date, the
Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment
Percentage, as applicable, for the subordinated certificates for such
Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive any
Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

                                      S-57

ALLOCATION OF LOSSES

      On each Distribution Date, any Realized Loss on the Mortgage Loans, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates in the related senior certificate group, pro rata, based upon their respective Class Certificate Balances, except that (i) any Realized
Losses on the Group 1 Mortgage Loans otherwise allocable to the Class 1-A-1
Certificates will instead be allocated to the Class 1-A-2 Certificates until its
Class Certificate Balance is reduced to zero, (ii) any Realized Losses on the
Group 2 Mortgage Loans otherwise allocable to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until its Class Certificate
Balance is reduced to zero; (iii) any Realized Losses on the Group 3 Mortgage
Loans otherwise allocable to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates until its Class Certificate Balance is reduced to zero, (iv) any Realized Losses on the Group 4 Mortgage Loans otherwise allocable to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates until its Class Certificate Balance is reduced to zero and (v) any Realized Losses on the Group 5 Mortgage Loans otherwise allocable to the Class 5-A-1 Certificates will instead be allocated to the Class
5-A-2 Certificates until its Class Certificate Balance is reduced to zero.

      On each Distribution Date, Excess Losses on the Mortgage Loans in each loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o  the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances,

o  the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates pro rata based on each class'
   share of the Assumed Balance for the applicable loan group.

      Each class of subordinated certificates share of the Assumed Balance for a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution Date after the fourth Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any
Distribution Date on and after the Senior Credit Support Depletion Date, any
Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized
Losses, any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the Class P Certificates including the Class 1-A-1, Class 2-A-1, Class 3-A-1,
Class 4-A-1 and Class 5-A-1 Certificates without any reallocation of such Excess
Losses to the Class 1-A-2, Class 2-A-2, Class 3-A-2, Class 4-A-2 and Class 5-A-2
Certificates).

      The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the
Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss
Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of
Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are
Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit
Enhancement--Subordination" in this prospectus supplement.

                                      S-58

      A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the
Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage
Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit
Enhancement--Special Hazard Insurance Policies." See "Credit
Enhancement--Subordination" in this prospectus supplement.

      "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

      The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

STRUCTURING ASSUMPTIONS

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

                                      S-59

  o   loan group 1 consists of 34 Mortgage Loans with the following characteristics:

                REMAINING
ORIGINAL TERM    TERM TO       CURRENT                                                                  ORIGINAL        REMAINING
 TO MATURITY    MATURITY      PRINCIPAL        GROSS                                       LOAN AGE   AMORTIZATION    INTEREST-ONLY
  (MONTHS)      (MONTHS)     BALANCE ($)     COUPON(%)     NET COUPON(%)       INDEX       (MONTHS)   TERM (MONTHS)   TERM (MONTHS)
-------------   ---------   -------------   ------------   -------------   -------------   --------   -------------   -------------

     360           358          49,923.67   7.3750000000    6.9945000000   6 Month LIBOR       2           360              0
     360           347          84,744.43   6.0000000000    5.6195000000   6 Month LIBOR      13           360             23
     360           358         122,500.00   6.0000000000    5.6195000000   1 Year LIBOR        2           360             34
     360           355         137,418.74   5.3750000000    4.9945000000   1 Year CMT          5           360              0
     360           356         142,280.00   8.2500000000    7.8695000000   6 Month LIBOR       4           360             56
     360           357         143,756.01   8.8750000000    8.4945000000   6 Month LIBOR       3           360             33
     360           359         143,948.87   7.2500000000    6.8695000000   6 Month LIBOR       1           480              0
     360           359         164,215.29   7.0000000000    6.6195000000   6 Month LIBOR       1           360              0
     360           358         168,000.00   7.5000000000    7.1195000000   1 Year LIBOR        2           360             118
     360           359         198,868.89   7.7500000000    7.3695000000   6 Month LIBOR       1           360             35
     360           357         249,318.31   6.5000000000    6.1195000000   1 Year LIBOR        3           360             33
     360           358         339,200.00   6.5000000000    6.1195000000   1 Year LIBOR        2           360             34
     360           358         449,172.45   6.4266680147    6.0461680147   1 Year LIBOR        2           360              0
     360           358         463,486.70   7.0000000000    6.6195000000   1 Year LIBOR        2           360             34
     360           358         492,000.00   6.3750000000    5.9945000000   6 Month LIBOR       2           360             118
     360           359         507,844.08   6.8190339247    6.4385339247   1 Year CMT          1           480              0
     360           358         528,050.00   6.2698371366    5.8893371366   1 Year LIBOR        2           360             34
     360           358         568,000.00   5.6250000000    5.2445000000   6 Month LIBOR       2           360             118
     360           359         576,800.00   7.6250000000    7.2445000000   1 Year LIBOR        1           360             119
     360           358         604,464.45   6.5788034557    6.1983034557   1 Year LIBOR        2           360             34
     360           358         642,000.00   6.2299844237    5.8494844237   6 Month LIBOR       2           360             34
     360           357         805,575.00   5.9160048723    5.5355048723   6 Month LIBOR       3           360             33
     360           352       1,017,523.00   6.2560327875    5.8755327875   6 Month LIBOR       8           360             28
     360           357       1,088,914.47   5.5248335264    5.1443335264   6 Month LIBOR       3           360             33
     360           359       1,126,512.85   6.9575151739    6.5770151739   1 Year CMT          1           360              0
     360           360       1,589,750.00   6.9346202233    6.5541202233   1 Year LIBOR        0           360             120
     360           360       2,369,568.87   6.9735715589    6.5930715589   1 Year LIBOR        0           480              0
     360           358       2,838,920.70   6.5157224936    6.1352224936   1 Year LIBOR        2           360             118
     360           357       3,492,657.24   6.5093744237    6.1288744237   6 Month LIBOR       3           360              0
     360           360       3,929,409.08   6.1371737634    5.7566737634   1 Year LIBOR        0           360              0
     360           359       4,569,296.00   6.8325931391    6.4520931391   1 Year CMT          1           360             35
     360           360       8,352,347.00   6.6955937205    6.3150937205   1 Year LIBOR        0           360             120
     360           358      10,511,296.01   6.5752610349    6.1947610349   6 Month LIBOR       2           360             34
     360           359      12,979,152.28   6.5337875668    6.1532875668   6 Month LIBOR       1           360             119

   INITIAL       SUBSEQUENT                                                         RATE RESET
PERIODIC RATE   PERIODIC RATE   GROSS MARGIN   MAXIMUM MORTGAGE   MONTHS TO NEXT    FREQUENCY
   CAP (%)         CAP (%)          (%)            RATE (%)       RATE ADJUSTMENT    (MONTHS)
-------------   -------------   ------------   ----------------   ---------------   ----------

    5.000           1.000              2.250        12.375               34              6
    3.000           1.000              6.500        12.000               23              6
    3.000           2.000              2.250         9.000               34             12
    2.000           2.000              2.750        11.375               31             12
    2.000           2.000              5.000        14.250               32              6
    2.000           2.000              5.000        14.875               33              6
    3.000           1.000              3.375        13.250               35              6
    3.000           2.000              2.750        13.000               35              6
    5.000           2.000              2.250        12.500               34             12
    2.000           1.000              2.250        13.750               35              6
    2.000           2.000              2.250        12.500               33             12
    2.000           2.000              2.250        12.500               34             12
    6.000           2.000              2.250        12.427               34             12
    6.000           2.000              2.250        13.000               34             12
    6.000           2.000              2.250        12.375               34              6
    3.000           2.000              3.971        12.819               35             12
    5.000           2.000              2.250        11.270               34             12
    5.000           2.000              2.250        11.625               34              6
    3.000           1.000              2.750        13.625               35             12
    6.000           2.000              2.250        12.579               34             12
    2.000           2.000              4.246        12.230               34              6
    2.000           1.000              2.316        11.916               33              6
    3.000           1.000              3.797        12.256               28              6
    3.000           1.000              2.250        10.525               33              6
    3.000           2.000              3.854        12.958               35             12
    2.000           2.000              3.409        12.935               36             12
    2.000           2.000              3.596        12.974               36             12
    6.000           2.000              2.250        12.516               34             12
    3.000           1.000              3.216        12.509               33              6
    2.000           2.000              3.066        12.137               36             12
    3.000           2.000              2.750        12.833               35             12
    2.000           2.000              2.934        12.696               36             12
    5.000           1.000              2.297        11.575               34              6
    3.000           1.000              3.282        12.534               35              6

                                      S-60

  o   loan group 2 consists of 37 Mortgage Loans with the following characteristics:

                REMAINING
ORIGINAL TERM    TERM TO       CURRENT                                                                  ORIGINAL        REMAINING
 TO MATURITY    MATURITY      PRINCIPAL        GROSS                                       LOAN AGE   AMORTIZATION    INTEREST-ONLY
  (MONTHS)      (MONTHS)     BALANCE ($)     COUPON(%)     NET COUPON(%)       INDEX       (MONTHS)   TERM (MONTHS)   TERM (MONTHS)
-------------   ---------   -------------   ------------   -------------   -------------   --------   -------------   -------------

     360           355         116,250.00   6.8750000000    6.4945000000   6 Month LIBOR      5            360             55
     360           355         159,136.64   5.6250000000    5.2445000000   1 Year CMT         5            360             55
     360           357         211,200.00   5.5000000000    5.1195000000   1 Year LIBOR       3            360             57
     360           354         249,510.73   4.7500000000    4.3695000000   1 Year LIBOR       6            360             54
     360           360         253,750.00   6.0000000000    5.6195000000   1 Year CMT         0            360              0
     360           359         287,427.02   6.2500000000    5.8695000000   6 Month LIBOR      1            360              0
     360           353         324,000.00   5.8750000000    5.4945000000   1 Year LIBOR       7            360             113
     360           360         352,000.00   6.5000000000    6.1195000000   1 Year LIBOR       0            360             60
     360           357         610,000.00   6.4897540984    6.1092540984   6 Month LIBOR      3            360             57
     360           360         711,891.17   6.3342825456    5.9537825456   6 Month LIBOR      0            480              0
     360           358         738,300.00   6.3879689828    6.0074689828   1 Year CMT         2            360             58
     360           358         826,337.66   6.4548959653    6.0743959653   6 Month LIBOR      2            360              0
     360           359         895,525.84   6.6984687008    6.3179687008   6 Month LIBOR      1            360             59
     360           358       1,306,366.69   6.4052997373    6.0247997373   1 Year LIBOR       2            360             58
     360           360       2,434,649.53   7.0380471620    6.6575471620   1 Year LIBOR       0            360              0
     360           358       2,577,758.95   6.5382742891    6.1577742891   1 Year LIBOR       2            360             58
     360           359       2,799,070.00   7.5560052089    7.1755052089   6 Month LIBOR      1            360             59
     360           360       3,069,452.52   6.6540107273    6.2735107273   6 Month LIBOR      0            480              0
     360           359       3,455,281.86   6.7846351169    6.4041351169   1 Year CMT         1            360              0
     360           358       3,512,010.00   7.1088297727    6.7283297727   6 Month LIBOR      2            360             118
     360           359       3,542,946.58   6.7904245098    6.4099245098   6 Month LIBOR      1            360              0
     360           360       3,634,456.00   6.8570217936    6.4765217936   1 Year LIBOR       0            360             120
     360           358       4,193,834.65   6.5439008790    6.1634008790   1 Year LIBOR       2            360              0
     360           357       4,944,405.84   6.9275990187    6.5470990187   6 Month LIBOR      3            360             57
     360           357       5,291,762.39   6.0629629291    5.6824629291   1 Year LIBOR       3            360             57
     360           360       6,240,351.60   6.7020029384    6.3215029384   1 Year LIBOR       0            480              0
     360           358       7,981,655.61   6.6166399483    6.2361399483   6 Month LIBOR      2            360             58
     360           357      10,159,233.67   6.0439502473    5.6634502473   1 Year LIBOR       3            360             57
     360           360      10,446,395.00   6.5779887464    6.1974887464   1 Year LIBOR       0            360             120
     360           359      15,148,213.44   6.8175691853    6.4370691853   6 Month LIBOR      1            360              0
     360           360      16,278,684.69   6.5966064116    6.2161064116   1 Year LIBOR       0            360              0
     360           358      17,979,028.21   6.6779437572    6.2974437572   1 Year LIBOR       2            360             118
     360           359      19,714,539.86   6.8440613796    6.4635613796   6 Month LIBOR      1            360             119
     360           359      24,355,004.19   6.5309168666    6.1504168666   1 Year CMT         1            360             59
     360           358      45,741,171.12   6.9666161360    6.5861161360   6 Month LIBOR      2            360             58
     360           359      85,805,004.69   6.7301951358    6.3496951358   6 Month LIBOR      1            360             119
     360           359     106,874,427.44   6.5829388256    6.2024388256   1 Year LIBOR       1            360             119

   INITIAL       SUBSEQUENT                                                         RATE RESET
PERIODIC RATE   PERIODIC RATE   GROSS MARGIN   MAXIMUM MORTGAGE   MONTHS TO NEXT    FREQUENCY
   CAP (%)         CAP (%)          (%)            RATE (%)       RATE ADJUSTMENT    (MONTHS)
-------------   -------------   ------------   ----------------   ---------------   ----------

    5.000           1.000              2.750        12.875              55               6
    5.000           2.000              2.750        10.625              55              12
    5.000           2.000              2.250        10.500              57              12
    2.000           2.000              2.750        9.750               54              12
    5.000           2.000              2.750        11.000              60              12
    5.000           2.000              2.750        12.250              59               6
    5.000           2.000              2.250        10.875              53               6
    5.000           2.000              2.750        12.500              60              12
    3.000           1.000              4.383        12.490              57               6
    5.000           1.000              3.206        11.334              60               6
    5.000           2.000              2.355        11.388              58              12
    6.000           2.000              2.331        12.455              58               6
    6.000           2.000              2.381        12.698              59               6
    6.000           2.000              2.250        12.405              58              12
    5.000           2.000              3.307        13.038              60              12
    6.000           2.000              2.250        12.538              58              12
    5.000           2.000              3.017        13.556              59               6
    5.000           1.000              3.744        12.654              60               6
    5.000           2.000              2.885        12.785              60              12
    6.000           2.000              2.592        13.109              58               6
    5.000           1.000              3.054        11.790              59               6
    5.000           2.000              3.438        12.857              60              12
    6.000           2.000              2.250        12.544              58              12
    5.000           1.000              2.362        11.928              57               6
    5.000           2.000              2.387        11.063              57              12
    5.000           2.000              3.211        11.702              60              12
    6.000           2.000              2.366        12.617              58               6
    5.000           2.000              2.643        11.044              57              12
    5.000           2.000              2.917        11.578              61              12
    5.000           1.000              3.323        12.818              59               6
    5.000           2.000              3.122        11.597              60              12
    6.000           2.000              2.250        12.678              58              12
    5.000           1.000              3.068        11.844              59               6
    5.000           2.000              2.750        12.531              59              12
    5.000           1.000              2.341        11.967              58               6
    5.000           1.000              3.377        12.730              59               6
    5.000           2.000              2.780        11.583              59              12

                                      S-61

  o   loan group 3 consists of 29 Mortgage Loans with the following characteristics:

                REMAINING
ORIGINAL TERM    TERM TO       CURRENT                                                                  ORIGINAL        REMAINING
 TO MATURITY    MATURITY      PRINCIPAL        GROSS                                       LOAN AGE   AMORTIZATION    INTEREST-ONLY
  (MONTHS)      (MONTHS)     BALANCE ($)     COUPON(%)     NET COUPON(%)       INDEX       (MONTHS)   TERM (MONTHS)   TERM (MONTHS)
-------------   ---------   -------------   ------------   -------------   -------------   --------   -------------   -------------

     360           360         440,000.00   7.3750000000    6.9945000000   1 Year LIBOR       0            480              0
     360           358         455,000.00   7.2500000000    6.8695000000   6 Month LIBOR      2            360             58
     360           359         463,580.53   6.5000000000    6.1195000000   1 Year LIBOR       1            360              0
     360           359         490,500.00   6.5000000000    6.1195000000   1 Year LIBOR       1            360             59
     360           358         490,929.44   7.3750000000    6.9945000000   6 Month LIBOR      2            360             58
     360           357         524,000.00   5.6250000000    5.2445000000   6 Month LIBOR      3            360             57
     360           360         528,000.00   7.5000000000    7.1195000000   1 Year LIBOR       0            480              0
     360           358         840,000.00   6.9000000000    6.5195000000   6 Month LIBOR      2            360             118
     360           354         939,500.00   6.0474321448    5.6669321448   6 Month LIBOR      6            360             54
     360           360         979,573.77   6.9397934867    6.5592934867   6 Month LIBOR      0            480              0
     360           360       1,219,959.85   6.9190505993    6.5385505993   6 Month LIBOR      0            360              0
     360           358       1,401,550.00   6.0820743106    5.7015743106   1 Year CMT         2            360             58
     360           358       1,418,000.00   6.3608956276    5.9803956276   6 Month LIBOR      2            360             58
     360           359       1,448,683.96   7.5534270446    7.1729270446   6 Month LIBOR      1            360              0
     360           358       1,540,000.00   7.0259740260    6.6454740260   1 Year LIBOR       2            360             58
     360           358       1,600,353.50   6.8131346731    6.4326346731   1 Year LIBOR       2            360              0
     360           359       2,137,920.00   6.7351584718    6.3546584718   1 Year LIBOR       1            360             119
     360           358       2,572,255.45   6.2203092159    5.8398092159   6 Month LIBOR      2            360             58
     360           360       3,086,657.02   6.2662253620    5.8857253620   1 Year CMT         0            360              0
     360           356       3,894,450.48   5.5616325342    5.1811325342   1 Year LIBOR       4            360             56
     360           359       5,717,646.00   6.4601051289    6.0796051289   6 Month LIBOR      1            360             119
     360           356       5,869,282.36   5.8547453112    5.4742453112   1 Year LIBOR       4            360             56
     360           359       9,390,952.00   6.5123524218    6.1318524218   1 Year CMT         1            360             59
     360           360      10,261,934.50   6.4590941269    6.0785941269   1 Year LIBOR       0            360              0
     360           359      18,648,710.96   6.5877337103    6.2072337103   6 Month LIBOR      1            360             119
     360           358      19,800,833.59   6.7009956998    6.3204956998   1 Year LIBOR       2            360             118
     360           358      22,026,517.86   6.5434081418    6.1629081418   6 Month LIBOR      2            360             58
     360           360      25,667,517.00   6.7858939375    6.4053939375   1 Year LIBOR       0            360             120
     360           359      50,531,009.19   6.6515726299    6.2710726299   1 Year LIBOR       1            360             119

   INITIAL       SUBSEQUENT                                                         RATE RESET
PERIODIC RATE   PERIODIC RATE   GROSS MARGIN   MAXIMUM MORTGAGE   MONTHS TO NEXT    FREQUENCY
   CAP (%)         CAP (%)          (%)            RATE (%)       RATE ADJUSTMENT    (MONTHS)
-------------   -------------   ------------   ----------------   ---------------   ----------

    5.000           2.000              3.625        13.375              60              12
    5.000           1.000              2.750        13.250              58               6
    5.000           2.000              3.250        12.500              59              12
    5.000           2.000              2.750        11.500              59              12
    5.000           1.000              3.250        12.375              58               6
    5.000           2.000              2.250        10.625              57               6
    5.000           2.000              2.750        12.500              61              12
    6.000           2.000              2.250        12.900              58               6
    3.000           1.000              4.932        12.047              54               6
    5.000           1.000              3.366        12.940              60               6
    5.000           1.000              3.201        12.919              60               6
    5.000           2.000              2.405        11.082              58              12
    5.000           2.000              2.400        12.361              58               6
    5.000           1.000              2.879        12.553              59               6
    6.000           2.000              2.250        13.026              58              12
    6.000           2.000              2.250        12.813              58              12
    5.000           2.000              3.243        12.735              59              12
    6.000           2.000              2.433        12.220              58               6
    5.000           2.000              2.750        12.266              60              12
    5.000           2.000              2.512        10.562              56              12
    5.000           1.000              3.001        11.460              59               6
    5.000           2.000              2.477        10.855              56              12
    5.000           2.000              2.750        12.512              59              12
    5.000           2.000              2.768        11.459              60              12
    5.000           1.000              3.364        12.588              60               6
    6.000           2.000              2.250        12.701              58              12
    5.000           1.000              2.327        11.543              58               6
    5.000           2.000              2.722        11.786              61              12
    5.000           2.000              2.722        11.652              59              12

                                      S-62

  o   loan group 4 consists of 20 Mortgage Loans with the following characteristics:

                REMAINING
ORIGINAL TERM    TERM TO       CURRENT                                                                  ORIGINAL        REMAINING
 TO MATURITY    MATURITY      PRINCIPAL        GROSS                                       LOAN AGE   AMORTIZATION    INTEREST-ONLY
  (MONTHS)      (MONTHS)     BALANCE ($)     COUPON(%)     NET COUPON(%)       INDEX       (MONTHS)   TERM (MONTHS)   TERM (MONTHS)
-------------   ---------   -------------   ------------   -------------   -------------   --------   -------------   -------------

     360           358         129,281.79   6.8750000000    6.4945000000   1 year LIBOR       2            360             82
     360           357         167,483.64   5.8750000000    5.4945000000   1 year CMT         3            360             81
     360           359         214,250.00   6.8750000000    6.4945000000   6 month LIBOR      1            360             83
     360           360         234,800.00   7.0000000000    6.6195000000   1 year LIBOR       0            360             120
     360           358         287,996.84   6.1701421273    5.7896421273   1 year LIBOR       2            360             82
     360           359         314,821.50   7.1250000000    6.7445000000   1 year LIBOR       1            360              0
     360           358         315,000.00   5.2500000000    4.8695000000   6 month LIBOR      2            360             118
     360           358         334,315.23   5.8750000000    5.4945000000   1 year LIBOR       2            360             82
     360           358         512,998.29   6.1250000000    5.7445000000   6 month LIBOR      2            360              0
     360           358         638,611.91   6.4710971155    6.0905971155   1 year LIBOR       2            360              0
     360           358         781,500.00   6.8959852847    6.5154852847   6 month LIBOR      2            360             82
     360           357         926,450.00   6.6643032544    6.2838032544   1 year LIBOR       3            360             81
     360           358       1,389,400.00   6.6181445228    6.2376445228   1 year LIBOR       2            360             118
     360           359       1,478,275.31   7.1599295558    6.7794295558   6 month LIBOR      1            360              0
     360           359       2,010,000.00   6.9488805970    6.5683805970   1 year LIBOR       1            360             83
     360           360       4,411,238.62   6.7331319480    6.3526319480   1 year LIBOR       0            480              0
     360           359       5,268,985.28   6.5981511871    6.2176511871   6 month LIBOR      1            360             119
     360           360      12,744,934.46   6.4210493059    6.0405493059   1 year LIBOR       0            360             120
     360           360      13,091,839.77   6.8060085904    6.4255085904   1 year LIBOR       0            360              0
     360           359      50,809,052.51   6.6478986668    6.2673986668   1 year LIBOR       1            360             119

   INITIAL       SUBSEQUENT                                                         RATE RESET
PERIODIC RATE   PERIODIC RATE   GROSS MARGIN   MAXIMUM MORTGAGE   MONTHS TO NEXT    FREQUENCY
   CAP (%)         CAP (%)          (%)            RATE (%)       RATE ADJUSTMENT    (MONTHS)
-------------   -------------   ------------   ----------------   ---------------   ----------

    6.000           2.000          2.250            12.875              82              12
    5.000           2.000          2.750            10.875              81              12
    5.000           1.000          2.250            11.875              83               6
    5.000           2.000          2.750            13.000              84              12
    6.000           2.000          2.250            12.170              82              12
    5.000           2.000          2.750            13.125              83              12
    6.000           2.000          2.250            11.250              82               6
    5.000           2.000          2.250            10.875              82              12
    6.000           2.000          2.250            12.125              82               6
    6.000           2.000          2.250            12.471              82              12
    6.000           2.000          2.250            12.896              82               6
    6.000           2.000          2.250            12.664              81              12
    6.000           2.000          2.250            12.618              82              12
    5.000           1.000          2.750            13.160              83               6
    5.000           2.000          2.250            11.949              83              12
    5.000           2.000          2.789            11.733              84              12
    5.000           1.000          2.750            12.598              83               6
    5.000           2.000          2.750            11.421              84              12
    5.000           2.000          2.750            11.806              84              12
    5.000           2.000          2.754            11.648              83              12

  o   loan group 5 consists of 15 Mortgage Loans with the following characteristics:

                REMAINING
ORIGINAL TERM    TERM TO       CURRENT                                                                  ORIGINAL        REMAINING
 TO MATURITY    MATURITY      PRINCIPAL        GROSS                                       LOAN AGE   AMORTIZATION    INTEREST-ONLY
  (MONTHS)      (MONTHS)     BALANCE ($)     COUPON(%)     NET COUPON(%)       INDEX       (MONTHS)   TERM (MONTHS)   TERM (MONTHS)
-------------   ---------   -------------   ------------   -------------   -------------   --------   -------------   -------------

     360           358         473,957.78   5.5000000000    5.1195000000   1 year LIBOR       2            360             82
     360           359         494,400.00   6.8750000000    6.4945000000   1 year LIBOR       1            360             119
     360           358         780,000.00   7.2500000000    6.8695000000   6 month LIBOR      2            360             118
     360           358       1,120,361.11   5.1335775904    4.7530775904   6 month LIBOR      2            360              0
     360           359       1,129,200.00   6.4350425080    6.0545425080   6 month LIBOR      1            360             119
     360           359       1,289,500.00   6.8839181853    6.5034181853   1 year LIBOR       1            360             83
     360           358       1,608,806.02   6.7721263406    6.3916263406   1 year LIBOR       2            360             118
     360           360       1,644,600.00   6.5976681260    6.2171681260   1 year LIBOR       0            360              0
     360           360       2,259,884.70   6.0219756897    5.6414756897   1 year LIBOR       0            480              0
     360           358       2,488,300.00   7.1035847768    6.7230847768   1 year LIBOR       2            360             82
     360           359       2,806,000.00   6.7842124020    6.4037124020   1 year LIBOR       1            360             83
     360           358       3,481,800.00   6.5805904992    6.2000904992   6 month LIBOR      2            360             82
     360           360       4,970,089.00   6.4550723337    6.0745723337   6 month LIBOR      0            360             120
     360           360      12,176,758.00   6.6396063714    6.2591063714   1 year LIBOR       0            360             120
     360           359      51,147,446.10   6.5265391839    6.1460391839   1 year LIBOR       1            360             119

   INITIAL       SUBSEQUENT                                                         RATE RESET
PERIODIC RATE   PERIODIC RATE   GROSS MARGIN   MAXIMUM MORTGAGE   MONTHS TO NEXT    FREQUENCY
   CAP (%)         CAP (%)          (%)            RATE (%)       RATE ADJUSTMENT    (MONTHS)
-------------   -------------   ------------   ----------------   ---------------   ----------

    5.000           2.000          2.250            10.500              82              12
    5.000           2.000          2.750            12.875              83              12
    5.000           1.000          2.250            12.250              82               6
    6.000           2.000          2.250            11.134              82               6
    6.000           2.000          2.250            12.435              83               6
    6.000           2.000          2.250            12.884              83              12
    6.000           2.000          2.250            12.772              82              12
    5.000           2.000          2.750            11.598              84              12
    5.000           2.000          3.003            11.022              84              12
    6.000           2.000          2.250            13.104              82              12
    5.000           2.000          2.250            11.784              83              12
    6.000           2.000          2.250            12.581              82               6
    5.000           1.000          2.750            12.455              84               6
    5.000           2.000          2.750            11.640              84              12
    5.000           2.000          2.750            11.527              83              12

                                      S-63

  o   the Mortgage Loans prepay at the specified constant percentages of the
      Prepayment Assumption,

  o   no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

  o   scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

  o   prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

  o   there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

  o   the scheduled monthly payment for each Mortgage Loan, except for the
      Interest Only Loans during their respective interest-only periods has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

  o   any Interest Only Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

  o   the adjusted net mortgage rate is equal to the Mortgage Rate minus the rate at which the trustee fee is calculated minus the servicing fee rate,

  o   the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under "Description of the
      Certificates--General,"

  o   interest accrues on each interest bearing class of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

  o   distributions in respect of the certificates are received in cash on the
      25th day of each month commencing in the calendar month following the closing date,

  o   the closing date of the sale of the certificates is March 30, 2006,

  o   the Class P Certificates have an initial Class Certificate Balance of
      $0.00,

  o   the seller is not required to repurchase or substitute for any Mortgage
      Loan,

  o   the Servicer is not required to repurchase any modified Mortgage Loan,

  o   the Servicer does not exercise the option to repurchase the related
      Mortgage Loans described in this prospectus supplement under "--Optional
      Termination" and

  o   no class of certificates becomes a Restricted Class.

  o   the levels of the One-Year CMT Index, Six-Month LIBOR Index and One-Year
      LIBOR Index remain constant at 4.80000%, 5.06188% and 5.16938%, respectively, per annum, and

                                      S-64

  o   the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the One-Year LIBOR
      Index, Six-Month LIBOR Index and the One-Year CMT Index (each as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum
      Mortgage Rates and Periodic Rate Caps (as applicable).

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "PREPAYMENT ASSUMPTION"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayments of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate. To assume 25% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

      Although it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, that is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

REPORTS TO CERTIFICATEHOLDERS

      The monthly statement is prepared by the trustee based on information provided by the Servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer and will be permitted to conclusively rely on any information provided to it by the
Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

VOTING RIGHTS

      As of any date of determination:

  o   holders of the Class A-R Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the "VOTING RIGHTS"),
      and

  o   holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective Class
      Certificate Balances.

      Voting Rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

TERMINATION OF THE ISSUING ENTITY; OPTIONAL TERMINATION

      The Servicer will have the right to repurchase all remaining Mortgage
Loans and foreclosed or otherwise repossessed properties in the issuing entity and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. In the event the Servicer exercises such option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding certificate balance plus any unpaid accrued interest on such certificate balance at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the Stated Principal Balance of the applicable Mortgage Loan.
Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the subordinated certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the aggregate Stated Principal Balance of the Mortgage Loans.

                                      S-65

      The issuing entity also will terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last Mortgage Loan and the disposition of all REO property, or (ii) the distribution of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires the Servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than funds in the Certificate Account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify
(a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and
(d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, the Servicer will be required to remit all funds in the Certificate Account to the trustee for deposit in the Distribution Account on the business day prior to the applicable
Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release the mortgage loan files to the
Servicer or its designee.

      Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class
(after reimbursement of all amounts due to each Servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class
Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class A-R Certificateholders, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class A-R Certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR AND THE SELLER

      The prospectus describes the indemnification to which the Servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the depositor (and their respective directors, officers, employees and agents)
to the issuing entity. See "The Agreements--Certain Matters Regarding the
Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to the Seller.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus (as modified by the restrictions imposed by the
Treasury Regulations and described in this prospectus supplement under "Material
Federal Income Tax Consequences") under "Material Federal Income Tax
Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of
Residual Certificates--Disqualified Organizations," "--Noneconomic Residual
Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other

                                      S-66

ERISA-restricted classes of certificates, as provided in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations"
in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

      An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under
"Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal
Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

                                      S-67

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The effective yield to the holders of each interest bearing class of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

      Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the related senior certificates, pro rata. If, as a result of shortfalls on the Mortgage Loans, the aggregate Class Certificate Balance of all classes of certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Certificate
Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

      Net Interest Shortfalls on the Mortgage Loans in a loan group will adversely affect the yields on the classes of offered certificates related to that loan group. In addition, although all losses on the Mortgage Loan in a loan group initially will be borne by the subordinated certificates in the reverse order of their numerical class designations, Excess Losses on the Mortgage Loans in a loan group will be borne by all classes of certificates related to that loan group on a proportional basis. As a result, the yields on the offered certificates related to a loan group will depend on the rate and timing of
Realized Losses, including Excess Losses on the Mortgage Loans in that loan group. Excess Losses could occur at a time when one or more of the subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses on the Mortgage Loans.

PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related loan group, in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or Servicer. Except for certain of the Mortgage Loans that have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the
Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the
Servicer may waive the payment of any otherwise applicable prepayment charge.
Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, the Interest Only
Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans.
During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only
Mortgage Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the

                                      S-68

interest rate on the interest-only Mortgage Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage
Loans are subject to the "due-on-sale" provisions included therein. However, the
Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The
Mortgage Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related loan group or groups. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the Mortgage Loans in that loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related loan group or groups could result in an actual yield to the investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of
Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting
Process." In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if
prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 30% of the
Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related Mortgage File to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within that period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans to a lower fixed interest rate. Prepayments on the 3/1
Mortgage Loans, 3/27 Mortgage Loans, 5/1 Mortgage Loans, 5/25 Mortgage Loans,
7/1 Mortgage Loans and 7/23 Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      The Mortgage Rate applicable to all of the Mortgage Loans and any
Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding
Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. In addition, the Mortgage Loans in each loan group will have Mortgage Rates that will not adjust for a substantial period of time after origination although certain
Mortgage Rates will begin adjusting in February 2008 due to the length of time that has passed since origination. See "The Mortgage Pool" in this prospectus supplement.

                                      S-69

      The rate of prepayment will affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Adjusted Net Mortgage Rates in excess of the then-current Weighted Average Adjusted Net Mortgage Rate for a loan group may reduce the pass-through rate on the related senior certificates.
Mortgage Loans with higher Adjusted Net Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Adjusted Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of
Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinated certificates by reducing the weighting factor used to determine that pass-through rate.

      As described in this prospectus supplement under "Description of the
Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the classes of senior certificates in the related senior certificate group then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage. In addition, because the step-down in each Senior Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinated certificates from receiving distributions of principal prepayments from any of the loan groups.

      The timing of changes in the rate of prepayments on the Mortgage Loans in a loan group may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans in that loan group is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      The weighted average life of an offered certificate is determined by (a)
multiplying the amount of the net reduction, if any, of the Class Certificate
Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c)
dividing the sum by the aggregate amount of the net reductions in Class
Certificate Balance of the Certificate referred to in clause (a).

      For a discussion of the factors that may influence the rate of payments
(including prepayments) of the Mortgage Loans, see "--Prepayment Considerations
and Risks" in this prospectus supplement and "Yield and Prepayment
Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. The weighted average lives of the offered certificates, however, will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, and the priority sequence of distributions of principal of the classes of certificates. See "Description of the
Certificates--Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the
Decrement Tables under the next heading.

                                      S-70

DECREMENT TABLES

      The following tables indicate the percentages of the initial Class
Certificate Balances of the classes of offered certificates (other than the
Class A-R Certificates) that would be outstanding after each of the Distribution
Dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the
Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage
Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the
Mortgage Loans is consistent with the remaining terms to maturity of the
Mortgage Loans specified in the structuring assumptions.

                                      S-71

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                  CLASS 1-A-1 AND CLASS 1-A-2              CLASS 2-A-1 AND CLASS 2-A-2
                                       PERCENTAGE OF CPR                        PERCENTAGE OF CPR
                             --------------------------------------   -------------------------------------
DISTRIBUTION DATE             5%       10%     25%     35%     45%     5%       10%    25%     35%     45%
-----------------            -----    -----   -----   -----   -----   -----    -----  -----   -----   -----

Initial Percentage........   100      100     100     100     100     100      100    100     100     100
March 25, 2007............    94       89      73      62      51      94       89     73      62      51
March 25, 2008............    89       79      52      38      26      89       79     52      38      26
March 25, 2009............    84       70      37      23      13      84       70     38      23      13
March 25, 2010............    79       62      28      15       7      79       62     28      15       7
March 25, 2011............    74       54      21      10       4      75       55     21      10       4
March 25, 2012............    69       48      15       6       2      70       48     16       6       2
March 25, 2013............    65       42      12       4       1      66       43     12       4       1
March 25, 2014............    61       38       9       3       1      62       38      9       3       1
March 25, 2015............    57       33       6       2       *      58       34      6       2       *
March 25, 2016............    53       30       5       1       *      55       30      5       1       *
March 25, 2017............    50       26       3       1       *      51       27      4       1       *
March 25, 2018............    46       23       3       *       *      47       24      3       *       *
March 25, 2019............    43       20       2       *       *      44       21      2       *       *
March 25, 2020............    39       18       1       *       *      40       18      1       *       *
March 25, 2021............    36       15       1       *       *      37       16      1       *       *
March 25, 2022............    33       13       1       *       *      34       14      1       *       *
March 25, 2023............    30       12       1       *       *      31       12      1       *       *
March 25, 2024............    27       10       *       *       *      28       10      *       *       *
March 25, 2025............    25        9       *       *       *      25        9      *       *       *
March 25, 2026............    22        7       *       *       *      23        7      *       *       *
March 25, 2027............    20        6       *       *       *      20        6      *       *       *
March 25, 2028............    17        5       *       *       *      17        5      *       *       *
March 25, 2029............    15        4       *       *       *      15        4      *       *       *
March 25, 2030............    13        3       *       *       *      13        3      *       *       *
March 25, 2031............    10        3       *       *       *      10        3      *       *       *
March 25, 2032............     8        2       *       *       *       8        2      *       *       *
March 25, 2033............     6        1       *       *       *       6        1      *       *       *
March 25, 2034............     4        1       *       *       *       4        1      *       *       *
March 25, 2035............     2        *       *       *       *       2        *      *       *       *
March 25, 2036............     0        0       0       0       0       0        0      0       0       0
Weighted Average Life
  (in years) to Maturity**   12.26     7.76    3.20    2.13    1.52   12.39     7.83   3.22    2.14    1.53

____________________
+     Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).

*     Indicates an amount greater than zero but less than 0.5%.

**    Determined as specified under "Weighted Average Lives of the Offered
      Certificates" in this prospectus supplement.

                                      S-72

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                  CLASS 3-A-1 AND CLASS 3-A-2              CLASS 4-A-1 AND CLASS 4-A-2
                                       PERCENTAGE OF CPR                        PERCENTAGE OF CPR
                             --------------------------------------   -------------------------------------
DISTRIBUTION DATE             5%       10%     25%     35%     45%     5%       10%    25%     35%     45%
-----------------            -----    -----   -----   -----   -----   -----    -----  -----   -----   -----

Initial Percentage........   100      100     100     100     100     100      100    100     100     100
March 25, 2007............    94       89      73      62      51      94       89     73      62      51
March 25, 2008............    89       79      52      38      26      89       79     52      38      26
March 25, 2009............    84       70      38      23      13      84       70     37      23      13
March 25, 2010............    79       62      28      15       7      79       62     28      15       7
March 25, 2011............    75       55      21      10       4      74       55     21      10       4
March 25, 2012............    70       48      16       6       2      70       48     16       6       2
March 25, 2013............    66       43      12       4       1      66       43     12       4       1
March 25, 2014............    62       38       9       3       1      62       38      9       3       1
March 25, 2015............    58       34       7       2       *      59       34      7       2       *
March 25, 2016............    55       31       5       1       *      55       31      5       1       *
March 25, 2017............    51       27       4       1       *      51       27      4       1       *
March 25, 2018............    47       24       3       *       *      48       24      3       *       *
March 25, 2019............    44       21       2       *       *      44       21      2       *       *
March 25, 2020............    40       18       1       *       *      41       18      1       *       *
March 25, 2021............    37       16       1       *       *      37       16      1       *       *
March 25, 2022............    34       14       1       *       *      34       14      1       *       *
March 25, 2023............    31       12       1       *       *      31       12      1       *       *
March 25, 2024............    28       10       *       *       *      28       10      *       *       *
March 25, 2025............    25        9       *       *       *      26        9      *       *       *
March 25, 2026............    22        7       *       *       *      23        7      *       *       *
March 25, 2027............    20        6       *       *       *      20        6      *       *       *
March 25, 2028............    17        5       *       *       *      18        5      *       *       *
March 25, 2029............    15        4       *       *       *      15        4      *       *       *
March 25, 2030............    13        3       *       *       *      13        3      *       *       *
March 25, 2031............    10        3       *       *       *      11        3      *       *       *
March 25, 2032............     8        2       *       *       *       9        2      *       *       *
March 25, 2033............     6        1       *       *       *       6        1      *       *       *
March 25, 2034............     4        1       *       *       *       4        1      *       *       *
March 25, 2035............     2        *       *       *       *       2        *      *       *       *
March 25, 2036............     0        0       0       0       0       0        0      0       0       0
Weighted Average Life
  (in years) to Maturity**   12.39     7.84    3.22    2.14    1.53   12.47     7.86   3.22    2.13    1.53

____________________
+     Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).

*     Indicates an amount greater than zero but less than 0.5%.

**    Determined as specified under "Weighted Average Lives of the Offered
      Certificates" in this prospectus supplement.

                                      S-73

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                  CLASS 5-A-1 AND CLASS 5-A-2          CLASS B-1, CLASS B-2 AND CLASS B-3
                                       PERCENTAGE OF CPR                        PERCENTAGE OF CPR
                             --------------------------------------   -------------------------------------
DISTRIBUTION DATE             5%       10%     25%     35%     45%     5%       10%    25%     35%     45%
-----------------            -----    -----   -----   -----   -----   -----    -----  -----   -----   -----

Initial Percentage........   100      100     100     100     100     100      100    100     100     100
March 25, 2007............    94       89      73      62      51     100      100    100     100     100
March 25, 2008............    89       79      52      38      26     100      100    100      93      78
March 25, 2009............    84       70      38      23      13     100      100     92      75      58
March 25, 2010............    80       62      28      15       7      99       99     69      49      32
March 25, 2011............    75       55      21      10       4      99       99     51      32      17
March 25, 2012............    71       49      16       6       2      99       99     38      20      10
March 25, 2013............    67       43      12       4       1      98       94     29      13       5
March 25, 2014............    63       39       9       3       1      96       84     21       9       3
March 25, 2015............    59       35       7       2       *      94       75     16       6       2
March 25, 2016............    56       31       5       1       *      90       67     12       4       1
March 25, 2017............    52       28       4       1       *      85       59      9       2       *
March 25, 2018............    48       24       3       *       *      79       52      6       1       *
March 25, 2019............    45       21       2       *       *      73       46      5       1       *
March 25, 2020............    41       19       1       *       *      67       40      3       1       *
March 25, 2021............    38       16       1       *       *      62       35      2       *       *
March 25, 2022............    35       14       1       *       *      56       30      2       *       *
March 25, 2023............    32       12       1       *       *      51       26      1       *       *
March 25, 2024............    29       10       *       *       *      47       22      1       *       *
March 25, 2025............    26        9       *       *       *      42       19      1       *       *
March 25, 2026............    23        7       *       *       *      38       16      *       *       *
March 25, 2027............    20        6       *       *       *      33       14      *       *       *
March 25, 2028............    18        5       *       *       *      29       11      *       *       *
March 25, 2029............    15        4       *       *       *      25        9      *       *       *
March 25, 2030............    13        3       *       *       *      21        7      *       *       *
March 25, 2031............    11        3       *       *       *      17        6      *       *       *
March 25, 2032............     8        2       *       *       *      14        4      *       *       *
March 25, 2033............     6        1       *       *       *      10        3      *       *       *
March 25, 2034............     4        1       *       *       *       7        2      *       *       *
March 25, 2035............     2        *       *       *       *       3        1      *       *       *
March 25, 2036............     0        0       0       0       0       0        0      0       0       0
Weighted Average Life
  (in years) to Maturity**   12.57     7.92    3.24    2.14    1.53   17.86    13.72   6.11    4.57    3.57

____________________
+     Rounded to the nearest whole percentage (other than those percentages disclosed with an asterisk).

*     Indicates an amount greater than zero but less than 0.5%.

**    Determined as specified under "Weighted Average Lives of the Offered
      Certificates" in this prospectus supplement.

                                      S-74

FINAL SCHEDULED DISTRIBUTION DATE

      The "FINAL SCHEDULED DISTRIBUTION DATE" for the offered certificates is the Distribution Date in May 2036, which is the Distribution Date occurring in the month following the month in which the latest stated maturity for any
Mortgage Loan occurs. Because the rate of distributions in reduction of the
Class Certificate Balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the
Class Certificate Balance of any class could be reduced to zero significantly earlier or later than the related Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity
Considerations--Prepayment Considerations and Risks" and "--Weighted Average
Lives of the Offered Certificates" in this prospectus supplement and "Yield and
Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

      The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "The Mortgage Pool--General" and
"--Underwriting Process." If the actual rate and severity of losses on the
Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class
Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of the certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution
Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of
the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the
Certificates--Allocation of Losses" in this prospectus supplement.

      If on any Distribution Date, the Applicable Credit Support Percentage for
any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the related Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions.
Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

                                      S-75

                               CREDIT ENHANCEMENT

SUBORDINATION

      Any Realized Losses on the Mortgage Loans will be allocated among the related classes of senior certificates as specified under "Description of the
Certificates - Allocation of Losses" in this prospectus supplement.

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class
B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses, on the related
Mortgage Loans. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up
to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and
Fraud Loss Coverage Amount, respectively, on the related Mortgage Loans as described in the following paragraphs.

      The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

  o   Special Hazard Losses in an initial amount expected to be up to approximately $8,529,856 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

  o   Bankruptcy Losses in an initial amount expected to be up to approximately
      $382,014 (the "BANKRUPTCY LOSS COVERAGE AMOUNT") and

  o   Fraud Losses in an initial amount expected to be up to approximately
      $25,589,568 (the "FRAUD LOSS COVERAGE AMOUNT").

      The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

  o   that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

  o   the greatest of

      o   1% of the aggregate of the principal balances of the Mortgage Loans,

      o   twice the principal balance of the largest Mortgage Loan and

      o   the aggregate stated principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate stated principal balance of any zip code area.

                                      S-76

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

      The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud
Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off
Date, to zero and on the first, second, third and fourth anniversaries of the
Cut-off Date, to an amount equal to the lesser of:

  o   2.00% of the then current pool principal balance, in the case of the first such anniversary and 1.00% in the case of the second, third and fourth such anniversaries, and

  o   the excess of

      o   the Fraud Loss Coverage Amount as of the preceding anniversary of the
          Cut-off Date over

      o   the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

      The amount of coverage provided by the subordinated certificates for
Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud
Losses.

      A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage
Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service
Reduction or Deficient Valuation.

                                LEGAL PROCEEDINGS

      There are no legal proceedings against IndyMac Bank, F.S.B., the depositor, the trustee, the issuing entity or the Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley
Austin LLP ("TAX COUNSEL") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered
Certificates. It is based on the current

                                      S-77

provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, the issuing entity will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the
"MASTER REMIC", and each REMIC below the Master REMIC will be referred to as an
"UNDERLYING REMIC." Each underlying REMIC will issue multiple classes of uncertificated interests (the "UNDERLYING REMIC REGULAR INTERESTS"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the Mortgage
Loans and any other assets designated in the pooling and servicing agreement.
The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "REGULAR
CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any)
and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Certificates (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular
Certificates issued by the Master REMIC.

TAXATION OF THE REGULAR CERTIFICATES

      The Regular Certificates will be treated as debt instruments issued by the
Master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The classes of certificates may be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity
Considerations" and "Material Federal Income Tax Consequences" in the
prospectus.

      If the holders of any Regular Certificates are treated as acquiring their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC Certificates--a.
Regular Certificates" in the prospectus.

      As described more fully under "Material Federal Income Tax Consequences"
in the prospectus, the offered certificates will represent "real estate assets"
under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the
"CODE") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated.
The Regular Certificates will represent qualifying assets under Section 860G(a)
(3) of the Code if acquired by a REMIC within the prescribed time periods of the
Code.

TAXATION OF THE RESIDUAL CERTIFICATES

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income.
The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual
Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

                                      S-78

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences.
See "Material Federal Income Tax Consequences - REMIC Certificates - b. Residual
Certificates" in the prospectus. In particular, prospective holders of Residual
Certificates are encouraged to consult their tax advisors regarding whether a
Residual Certificate will be treated as a "noneconomic" residual interest, as a
"tax avoidance potential" residual interest or both. Among other things, holders of Residual Certificates that are treated as noneconomic residual interests should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer the Residual Certificates.
See "Material Federal Income Tax Consequences - Tax-Related Restrictions on
Transfer of Residual Certificates - Noneconomic Residual Certificates" and
"Material Federal Income Tax Consequences - b. Residual Certificates - Excess
Inclusions" in the prospectus.

                              ERISA CONSIDERATIONS

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "PLAN") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See
"ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits
"parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that
Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D under the
Securities Act of 1933, as amended, are met.

                                      S-79

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R
Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the
Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of
S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

      BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE
REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN
MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR
CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY,
TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT,
BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE
EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

  o   a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

  o   a representation that the transferee is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction
      Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the certificates satisfy the requirements for exemptive relief under
      Sections I and III of PTCE 95-60; or

  o   an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a
      Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the Servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

      IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR
PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS IS INITIATED
WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION
SHALL BE VOID.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan
Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each
Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of offered certificates to a Plan is in no respect a representation by the issuer or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Merrill Lynch, Pierce, Fenner & Smith
Incorporated ("MERRILL LYNCH" or the "UNDERWRITER"), the depositor has agreed to sell the offered certificates (the "UNDERWRITTEN CERTIFICATES") to Merrill
Lynch.

                                      S-80

      Distribution of the Underwritten Certificates will be made by the
Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.
The Underwriter and any dealers that participate with the Underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

      It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately 100.81% of the aggregate Class
Certificate Balance of the offered certificates, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage
Loans on the closing date.

                                  LEGAL MATTERS

      The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP,
New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

      It is a condition to the issuance of the senior certificates that they be assigned ratings not lower than the following by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc.
("MOODY'S").

                       CLASS               S&P        MOODY'S
              ------------------------    -----      ---------
              1-A-1...................     AAA          Aaa
              1-A-2...................     AAA          Aaa
              2-A-1...................     AAA          Aaa
              2-A-2...................     AAA          Aaa
              3-A-1...................     AAA          Aaa
              3-A-2...................     AAA          Aaa
              4-A-1...................     AAA          Aaa
              4-A-2...................     AAA          Aaa
              5-A-1...................     AAA          Aaa
              5-A-2...................     AAA          Aaa
              A-R.....................     AAA          Aaa
              B-1.....................      AA          Aa2
              B-2.....................      A           A2
              B-3.....................     BBB         Baa2

                                      S-81

      The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

      The ratings assigned by Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody's to the Class A-R Certificates only addresses the return of its Class
Certificate Balance.

      The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                      S-82

                                   SCHEDULE 1

                                  LOAN GROUP 1

                MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
RANGE OF MORTGAGE RATES (%)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
4.501 - 5.000 ..............         4       $     855,706.26        1.39%
5.001 - 5.500 ..............         8           2,615,513.97        4.26
5.501 - 6.000 ..............        36          10,697,896.94       17.41
6.001 - 6.500 ..............        48          17,816,003.42       28.99
6.501 - 7.000 ..............        54          18,192,091.54       29.61
7.001 - 7.500 ..............        24           6,017,518.20        9.79
7.501 - 8.000 ..............        18           3,853,819.05        6.27
8.001 - 8.500 ..............         4           1,034,617.00        1.68
8.501 - 9.000 ..............         1             143,756.01        0.23
9.001 - 9.500 ..............         1             219,992.00        0.36
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

_______________
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1
      Mortgage Loans was approximately 6.578% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
      RANGE OF CURRENT           GROUP 1        PRINCIPAL        OF THE GROUP
  MORTGAGE LOAN PRINCIPAL       MORTGAGE         BALANCE          1 MORTGAGE
        BALANCES ($)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0.01 - 50,000.00 ...........         3       $     137,728.82        0.22%
50,000.01 - 100,000.00 .....         7             555,916.57        0.90
100,000.01 - 150,000.00 ....        30           3,723,842.64        6.06
150,000.01 - 200,000.00 ....        28           4,996,721.56        8.13
200,000.01 - 250,000.00 ....        24           5,428,203.79        8.83
250,000.01 - 300,000.00 ....        19           5,295,598.61        8.62
300,000.01 - 350,000.00 ....        23           7,580,995.62       12.34
350,000.01 - 400,000.00 ....        11           4,157,401.16        6.77
400,000.01 - 450,000.00 ....        14           5,960,704.00        9.70
450,000.01 - 500,000.00 ....        13           6,191,366.95       10.08
500,000.01 - 550,000.00 ....         6           3,124,095.60        5.08
550,000.01 - 600,000.00 ....         8           4,617,800.00        7.52
600,000.01 - 650,000.00 ....         3           1,879,482.06        3.06
650,000.01 - 700,000.00 ....         2           1,370,735.23        2.23
700,000.01 - 750,000.00 ....         2           1,488,000.00        2.42
900,000.01 - 950,000.00 ....         1             908,450.00        1.48
950,000.01 - 1,000,000.00 ..         3           2,957,671.78        4.81
1,000,000,01 or greater ....         1           1,072,200.00        1.74
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

_______________
(1)   As of the Cut-off Date, the average principal balance of the Group 1
      Mortgage Loans was approximately $310,338.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
 RANGE OF ORIGINAL LOAN-TO-     MORTGAGE         BALANCE          1 MORTGAGE
      VALUE RATIO (%)             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
30.01 - 40.00 ..............         1       $     158,000.00        0.26%
40.01 - 50.00 ..............         2             482,318.31        0.78
50.01 - 60.00 ..............         1             689,000.00        1.12
60.01 - 70.00 ..............        20           8,643,720.87       14.07
70.01 - 80.00 ..............       168          50,363,765.92       81.96
90.01 - 100.00 .............         6           1,110,109.29        1.81
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

_______________
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 76.98%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
  ORIGINAL TERM TO STATED       MORTGAGE         BALANCE          1 MORTGAGE
     MATURITY (MONTHS)            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
360 ........................       198       $  61,446,914.39      100.00%
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

                   RANGE OF REMAINING TERMS TO STATED MATURITY
                         FOR THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
RANGE OF REMAINING TERMS TO     MORTGAGE         BALANCE          1 MORTGAGE
  STATED MATURITY (MONTHS)        LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
301 - 360 ..................       198       $  61,446,914.39      100.00%
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

(1)   As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 1 Mortgage Loans was approximately 359 months.

                                      S-83

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE
                                      LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
      GEOGRAPHIC AREA             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Arizona ....................         1       $     132,699.95        0.22%
Arkansas ...................         2             257,834.44        0.42
California .................        58          26,006,644.59       42.32
Colorado ...................         6           1,372,734.90        2.23
District of Columbia .......         1             472,000.00        0.77
Florida ....................        25           5,555,827.51        9.04
Georgia ....................         4             527,532.74        0.86
Hawaii .....................         1             340,000.00        0.55
Illinois ...................         6           1,302,776.19        2.12
Iowa .......................         2             215,650.00        0.35
Maryland ...................         8           2,161,557.70        3.52
Massachusetts ..............         5           1,956,410.77        3.18
Michigan ...................         1             170,500.00        0.28
Minnesota ..................         3             522,805.15        0.85
Nevada .....................         7           2,588,642.78        4.21
New Hampshire ..............         1             177,600.00        0.29
New Jersey .................         8           2,062,850.00        3.36
New York ...................        12           4,299,533.69        7.00
North Carolina .............         5             753,944.43        1.23
Ohio .......................         1             244,000.00        0.40
Oregon .....................         1             428,000.00        0.70
Pennsylvania ...............         6             928,452.90        1.51
Tennessee ..................         1             240,163.00        0.39
Texas ......................        11           1,406,486.75        2.29
Utah .......................         1             142,280.00        0.23
Virginia ...................        13           5,297,444.00        8.62
Washington .................         6           1,428,448.60        2.32
West Virginia ..............         1             286,094.30        0.47
Wisconsin ..................         1             168,000.00        0.27
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

        MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
          RANGE OF              MORTGAGE         BALANCE          1 MORTGAGE
     FICO CREDIT SCORES           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
601 - 620 ..................         4       $     767,001.15        1.25%
621 - 640 ..................         8           2,571,719.08        4.19
641 - 660 ..................        30           8,504,240.10       13.84
661 - 680 ..................        39          11,809,182.17       19.22
681 - 700 ..................        36          12,081,917.19       19.66
701 - 720 ..................        24           6,260,562.27       10.19
721 - 740 ..................        23           7,911,691.55       12.88
741 - 760 ..................        18           6,476,588.33       10.54
761 - 780 ..................         7           2,573,037.60        4.19
781 - 800 ..................         8           2,332,974.95        3.80
801 - 820 ..................         1             158,000.00        0.26
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

_____________
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 1 Mortgage Loans was approximately 698.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
       PROPERTY TYPE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Single Family Residence ....       118       $  35,940,969.15       58.49%
Planned Unit
Development (PUD) ..........        43          16,086,010.31       26.18
Condominium ................        31           7,418,369.32       12.07
Two- to Four-Family
Residence ..................         5           1,529,565.61        2.49
Townhouse ..................         1             472,000.00        0.77
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

                   LOAN PURPOSE OF THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
        LOAN PURPOSE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Purchase ...................       144       $  42,846,899.72       69.73%
Refinance (Cash Out) .......        42          14,595,319.26       23.75
Refinance (Rate/Term) ......        12           4,004,695.41        6.52
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

               OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
       OCCUPANCY TYPE             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Primary Home ...............       181       $  56,314,220.78       91.65%
Investment .................        11           3,234,578.01        5.26
Second Home ................         6           1,898,115.60        3.09
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

_____________
(1)   Based upon representations of the related mortgagors at the time of origination.

              DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
   TYPE OF DOCUMENTATION        MORTGAGE         BALANCE          1 MORTGAGE
          PROGRAM                 LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Stated Income ..............       126       $  41,435,273.71       67.43%
Full/Alternate .............        52          13,453,926.69       21.90
No Ratio ...................         7           3,320,594.00        5.40
No Documentation ...........         7           1,925,765.67        3.13
No Income/No Asset .........         6           1,311,354.32        2.13
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

                                      S-84

              RANGES OF LOAN AGE FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
 RANGE OF LOAN AGE (MONTHS)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0 ..........................        71       $  21,773,095.00       35.43%
1 - 5 ......................       118          37,340,552.38       60.77
6 - 10 .....................         8           2,248,522.58        3.66
11 - 15 ....................         1              84,744.43        0.14
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

_____________
(1)   As of the Cut-off Date, the weighted average loan age of the Group 1
      Mortgage Loans was approximately 1 month.

                  LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
LOAN PROGRAM                      LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
3/1 CMT ....................         9       $   1,263,931.59        2.06%
3/1 CMT Interest-Only ......        12           4,569,296.00        7.44
3/1 LIBOR ..................        17           5,091,386.54        8.29
3/1 LIBOR Interest-Only ....        41          15,120,032.15       24.61
3/6LIBOR ...................        20           4,134,165.53        6.73
3/6 LIBOR Interest-Only ....        87          28,246,740.76       45.97
3/1 LIBOR 40 Year
Amortization ...............         9           2,369,568.87        3.86
3/6 CMT 40 Year
Amortization ...............         2             507,844.08        0.83
3/6 LIBOR 40 Year
Amortization ...............         1             143,948.87        0.23
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

              PREPAYMENT CHARGE TERMS OF THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
   PREPAYMENT CHARGE TERM       MORTGAGE         BALANCE          1 MORTGAGE
          (MONTHS)                LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
None .......................       129       $  44,211,215.49       71.95%
12 .........................        12           4,479,295.73        7.29
24 .........................         7           1,562,071.91        2.54
36 .........................        50          11,194,331.26       18.22
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

                GROSS MARGINS FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
          RANGE OF              MORTGAGE         BALANCE          1 MORTGAGE
      GROSS MARGIN (%)            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.001 - 2.500 ..............        55       $  19,075,290.65       31.04%
2.501 - 3.000 ..............        64          23,421,436.21       38.12
3.001 - 3.500 ..............        37           9,543,044.43       15.53
3.501 - 4.000 ..............        20           4,160,417.71        6.77
4.001 - 4.500 ..............        16           3,936,594.95        6.41
4.501 - 5.000 ..............         5           1,225,386.01        1.99
6.001 - 6.500 ..............         1              84,744.43        0.14
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

_____________
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 1
      Mortgage Loans was approximately 2.915%.

             INITIAL ADJUSTMENT DATE FOR THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          1 MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
02/01/2008 .................         1       $      84,744.43        0.14%
05/01/2008 .................         1             157,776.73        0.26
07/01/2008 .................         2             810,850.00        1.32
08/01/2008 .................         5           1,279,895.85        2.08
10/01/2008 .................         4             886,486.42        1.44
11/01/2008 .................         4           1,810,020.30        2.95
12/01/2008 .................         9           3,185,368.64        5.18
01/01/2009 .................        41          14,805,747.92       24.10
02/01/2009 .................        60          16,652,929.10       27.10
03/01/2009 .................        67          20,756,295.00       33.78
04/01/2009 .................         4           1,016,800.00        1.65
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
RANGE OF NUMBER OF MONTHS TO    MORTGAGE         BALANCE          1 MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
21-30 ......................         9       $   2,333,267.01        3.80%
31-40 ......................       189          59,113,647.38       96.20
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

                                      S-85

            MAXIMUM MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
RANGES OF MAXIMUM MORTGAGE      MORTGAGE         BALANCE          1 MORTGAGE
RATE (%)                          LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
8.501 - 9.000 ..............         1       $     122,500.00        0.20%
9.501 - 10.000 .............         3             548,637.74        0.89
10.001 - 10.500 ............         1             212,000.00        0.35
10.501 - 11.000 ............         8           2,119,058.47        3.45
11.001 - 11.500 ............        18           6,653,896.76       10.83
11.501 - 12.000 ............        37          13,076,656.99       21.28
12.001 - 12.500 ............        39          13,783,544.30       22.43
12.501 - 13.000 ............        47          14,870,841.54       24.20
13.001 - 13.500 ............        22           5,799,594.53        9.44
13.501 - 14.000 ............        16           2,861,819.05        4.66
14.001 - 14.500 ............         4           1,034,617.00        1.68
14.501 - 15.000 ............         1             143,756.01        0.23
15.001 - 15.500 ............         1             219,992.00        0.36
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

___________
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 1 Mortgage Loans was approximately 12.371% per annum.

          INITIAL PERIODIC RATE CAP FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
RANGES OF INITIAL PERIODIC      MORTGAGE         BALANCE          1 MORTGAGE
RATE CAP(%)                       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.000 ......................        62       $  18,899,491.90       30.76%
3.000 ......................        94          25,874,108.51       42.11
5.000 ......................        30          11,825,269.68       19.24
6.000 ......................        12           4,848,044.30        7.89
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

___________
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 3.314% per annum.

         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 1        PRINCIPAL        OF THE GROUP
RANGES OF SUBSEQUENT            MORTGAGE         BALANCE          1 MORTGAGE
PERIODIC RATE CAP(%)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
1.000 ......................       101       $  30,949,403.86       50.37%
2.000 ......................        97          30,497,510.53       49.63
                                ---------    ----------------    ------------
        TOTAL:                     198       $  61,446,914.39      100.00%
                                =========    ================    ============

___________
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 1.496% per annum.

                                      S-86

                                  LOAN GROUP 2

                MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
RANGE OF MORTGAGE RATES (%)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
4.001 - 4.500 ..............         1       $     232,527.73        0.06%
4.501 - 5.000 ..............        11           2,506,048.44        0.61
5.001 - 5.500 ..............        48          13,966,618.83        3.38
5.501 - 6.000 ..............       185          48,125,071.67       11.65
6.001 - 6.500 ..............       466         117,044,437.22       28.32
6.501 - 7.000 ..............       557         130,487,003.42       31.58
7.001 - 7.500 ..............       316          66,638,871.03       16.13
7.501 - 8.000 ..............       128          26,988,735.42        6.53
8.001 - 8.500 ..............        35           6,528,145.30        1.58
8.501 - 9.000 ..............         3             355,574.53        0.09
9.001 - 9.500 ..............         1             348,000.00        0.08
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

______________
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2
      Mortgage Loans was approximately 6.680% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
RANGE OF CURRENT MORTGAGE       MORTGAGE         BALANCE          2 MORTGAGE
LOAN PRINCIPAL BALANCES ($)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0.01 - 50,000.00 ...........         6       $     267,554.24        0.06%
50,000.01 - 100,000.00 .....        97           8,244,743.57        2.00
100,000.01 - 150,000.00 ....       256          32,573,304.13        7.88
150,000.01 - 200,000.00 ....       345          60,386,390.79       14.61
200,000.01 - 250,000.00 ....       322          72,459,391.79       17.54
250,000.01 - 300,000.00 ....       276          76,042,898.99       18.40
300,000.01 - 350,000.00 ....       196          63,390,468.75       15.34
350,000.01 - 400,000.00 ....       173          64,572,437.69       15.63
400,000.01 - 450,000.00 ....        58          24,041,515.46        5.82
450,000.01 - 500,000.00 ....        15           7,202,578.18        1.74
500,000.01 - 550,000.00 ....         1             520,000.00        0.13
550,000.01 - 600,000.00 ....         5           2,879,750.00        0.70
600,000.01 - 650,000.00 ....         1             640,000.00        0.15
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

______________
(1)   As of the Cut-off Date, the average principal balance of the Group 2
      Mortgage Loans was approximately $235,991.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
     RANGE OF ORIGINAL           GROUP 2        PRINCIPAL        OF THE GROUP
       LOAN-TO-VALUE            MORTGAGE         BALANCE          2 MORTGAGE
         RATIO (%)                LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
10.01 - 20.00 ..............         3       $     249,809.73        0.06%
20.01 - 30.00 ..............         4             989,000.00        0.24
30.01 - 40.00 ..............        14           2,177,990.12        0.53
40.01 - 50.00 ..............        24           6,315,760.31        1.53
50.01 - 60.00 ..............        61          15,720,428.30        3.80
60.01 - 70.00 ..............       152          38,087,812.47        9.22
70.01 - 80.00 ..............     1,453         340,549,991.97       82.41
80.01 - 90.00 ..............        32           7,889,166.82        1.91
90.01 - 100.00 .............         8           1,241,073.87        0.30
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

_______________
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 76.68%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
  ORIGINAL TERM TO STATED       MORTGAGE         BALANCE          2 MORTGAGE
     MATURITY (MONTHS)            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
360 ........................     1,751       $ 413,221,033.59      100.00%
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

                   RANGE OF REMAINING TERMS TO STATED MATURITY
                         FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
RANGE OF REMAINING TERMS TO     MORTGAGE         BALANCE          2 MORTGAGE
  STATED MATURITY (MONTHS)        LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
301 - 360 ..................     1,751       $ 413,221,033.59      100.00%
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

_______________
(1)   As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 2 Mortgage Loans was approximately 359 months.

                                      S-87

                         GEOGRAPHIC DISTRIBUTION OF THE
               MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
      GEOGRAPHIC AREA             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Alabama ....................         6       $     855,170.00        0.21%
Arizona ....................        97          20,052,423.31        4.85
Arkansas ...................         2             337,000.00        0.08
California .................       438         130,553,154.59       31.59
Colorado ...................        65          11,927,428.83        2.89
Connecticut ................         7           1,328,317.32        0.32
Delaware ...................         1             124,000.00        0.03
District of Columbia .......         6           1,441,782.52        0.35
Florida ....................       252          52,254,833.47       12.65
Georgia ....................        69          10,866,783.06        2.63
Hawaii .....................        14           4,612,385.00        1.12
Idaho ......................         9           1,459,098.94        0.35
Illinois ...................       101          21,232,872.99        5.14
Indiana ....................        12           1,960,337.69        0.47
Iowa .......................         2             190,271.55        0.05
Kansas .....................         5             791,695.39        0.19
Kentucky ...................         1             107,488.00        0.03
Louisiana ..................         3             671,480.06        0.16
Maryland ...................        77          18,238,786.02        4.41
Massachusetts ..............        29           7,821,445.47        1.89
Michigan ...................        28           3,954,740.11        0.96
Minnesota ..................        39           7,498,476.00        1.81
Missouri ...................         5             631,597.93        0.15
Montana ....................         1             248,000.00        0.06
Nebraska ...................         1              50,000.00        0.01
Nevada .....................        36           8,729,741.37        2.11
New Hampshire ..............         6           1,097,457.71        0.27
New Jersey .................        30           8,152,440.23        1.97
New Mexico .................         4             888,314.00        0.21
New York ...................        70          24,029,817.67        5.82
North Carolina .............        20           3,034,124.85        0.73
Ohio .......................        16           2,372,865.35        0.57
Oklahoma ...................         2             245,400.00        0.06
Oregon .....................        39           7,655,331.82        1.85
Pennsylvania ...............        13           2,347,593.21        0.57
Rhode Island ...............         8           1,730,296.40        0.42
South Carolina .............        13           2,374,647.21        0.57
Tennessee ..................        11           1,997,873.51        0.48
Texas ......................        42           6,533,348.63        1.58
Utah .......................         9           1,353,942.25        0.33
Virginia ...................       102          29,081,607.15        7.04
Washington .................        51          10,823,400.74        2.62
West Virginia ..............         4             829,600.00        0.20
Wisconsin ..................         5             733,663.24        0.18
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

        MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
          RANGE OF              MORTGAGE         BALANCE          2 MORTGAGE
     FICO CREDIT SCORES           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
621 - 640 ..................        86       $  20,167,648.84        4.88%
641 - 660 ..................       232          54,135,381.75       13.10
661 - 680 ..................       270          62,760,561.36       15.19
681 - 700 ..................       313          72,434,049.96       17.53
701 - 720 ..................       284          70,383,469.99       17.03
721 - 740 ..................       209          50,121,299.26       12.13
741 - 760 ..................       154          35,028,984.04        8.48
761 - 780 ..................       107          25,929,126.52        6.27
781 - 800 ..................        58          12,963,326.32        3.14
801 - 820 ..................        17           4,362,964.57        1.06
Not available ..............        21           4,934,220.98        1.19
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

_______________
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 2 Mortgage Loans (not including the Group 2 Mortgage Loans for which a FICO Credit Score is not available) was approximately 705.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
       PROPERTY TYPE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Single Family Residence ....       987       $ 232,319,771.55       56.22%
Planned Unit
Development (PUD) ..........       356          83,534,786.86       20.22
Condominium ................       279          58,981,839.05       14.27
Two- to Four-Family
Residence ..................       102          32,292,759.26        7.81
Townhouse ..................        25           5,744,713.98        1.39
Hotel Condominium ..........         1             247,425.00        0.06
Co-op ......................         1              99,737.89        0.02
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

                   LOAN PURPOSE OF THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
        LOAN PURPOSE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Purchase ...................     1,273       $ 295,233,705.12       71.45%
Refinance (Cash Out) .......       366          91,200,335.85       22.07
Refinance (Rate/Term) ......       112          26,786,992.62        6.48
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221.033.59      100.00%
                                =========    ================    ============

                                      S-88

               OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
       OCCUPANCY TYPE             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Primary Home ...............     1,451       $ 349,929,510.13       84.68%
Investment .................       235          48,922,868.54       11.84
Second Home ................        65          14,368,654.92        3.48
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

______________
(1)   Based upon representations of the related mortgagors at the time of origination.

              DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
   TYPE OF DOCUMENTATION        MORTGAGE         BALANCE          2 MORTGAGE
          PROGRAM                 LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Stated Income ..............     1,086       $ 265,407,991.44       64.23%
Full/Alternate Documentaiton.      378          79,671,788.72       19.28
No Documentation ...........       125          29,550,627.82        7.15
No Ratio ...................        97          22,972,799.71        5.56
No Income/No Asset .........        65          15,617,825.90        3.78
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

              RANGES OF LOAN AGE FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
 RANGE OF LOAN AGE (MONTHS)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0 ..........................       613       $ 149,502,254.00       36.18%
1 - 5 ......................     1,129         261,521,593.69       63.29
6 - 10 .....................         9           2,197,185.90        0.53
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

_____________
(1)   As of the Cut-off Date, the weighted average loan age of the Group 2
      Mortgage Loans was approximately 1 month.

                  LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
LOAN PROGRAM                      LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
5/1 CMT ....................        18       $   3,868,168.50        0.94%
5/1 CMT Interest-Only ......        96          25,093,304.19        6.07
5/1 LIBOR ..................       144          29,829,297.95        7.22
5/1 LIBOR Interest-Only ....       596         152,484,010.00       36.90
5/6 LIBOR ..................       136          25,644,856.38        6.21
5/6 LIBOR Interest-Only ....       723         166,279,701.28       40.24
5/1 LIBOR 40 Year
Amortization ...............        24           6,240,351.60        1.51
5/6 LIBOR 40 Year
Amortization ...............        14           3,781,343.69        0.92
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

              PREPAYMENT CHARGE TERMS OF THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
   PREPAYMENT CHARGE TERM       MORTGAGE         BALANCE          2 MORTGAGE
          (MONTHS)                LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
None .......................       877       $ 207,473,917.93       50.21%
12 .........................       146          39,770,549.56        9.62
24 .........................       117          27,668,816.37        6.70
36 .........................       608         137,218,250.23       33.21
60 .........................         3           1,089,499.50        0.26
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

                GROSS MARGINS FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
          RANGE OF              MORTGAGE         BALANCE          2 MORTGAGE
      GROSS MARGIN (%)            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.001 - 2.500 ..............       631       $ 142,371,642.15       34.45%
2,501 - 3.000 ..............       572         148,961,637.06       36.05
3.001 - 3.500 ..............       274          64,621,561.79       15.64
3.501 - 4.000 ..............       165          33,899,354.14        8.20
4.001 - 4.500 ..............       106          22,746,006.82        5.50
4.501 - 5.000 ..............         1             310,000.00        0.08
5.001 - 5.500 ..............         2             310,831.63        0.08
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

____________
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 2
      Mortgage Loans was approximately 2.875%.

             INITIAL ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          2 MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
07/01/2010 .................         3       $     737,888.00        0.18%
08/01/2010 .................         2             608,000.00        0.15
09/01/2010 .................         4             851,297.90        0.21
10/01/2010 .................        25           6,023,872.25        1.46
11/01/2010 .................        43           9,889,211.47        2.39
12/01/2010 .................        94          21,534,755.72        5.21
01/01/2011 .................       421          97,262,771.98       23.54
02/01/2011 .................       546         126,810,982.27       30.69
03/01/2011 .................       564         135,155,209.00       32.71
04/01/2011 .................        49          14,347,045.00        3.47
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
RANGE OF NUMBER OF MONTHS TO    MORTGAGE         BALANCE          2 MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
51-60 ......................     1,751       $ 413,221,033.59      100.00%
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

                                      S-89

            MAXIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
RANGE OF MAXIMUM MORTGAGE       MORTGAGE         BALANCE          2 MORTGAGE
RATE (%)                          LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
9.001 - 9.500 ..............         1       $     232,527.73        0.06%
9.501 - 10.000 .............         9           1,971,374.73        0.48
10.001 - 10.500 ............        35          10,214,135.83        2.47
10.501 - 11.000 ............       113          29,777,497.44        7.21
11.001 - 11.500 ............       268          68,947,010.04       16.69
11.501 - 12.000 ............       365          88,626,800.87       21.45
12.001 - 12.500 ............       382          86,872,204.31       21.02
12.501 - 13.000 ............       341          76,783,037.93       18.58
13.001 - 13.500 ............       167          35,479,885.54        8.59
13.501 - 14.000 ............        56          11,303,722.51        2.74
14.001 - 14.500 ............        13           2,664,836.66        0.64
15.001 - 15.500 ............         1             348,000.00        0.08
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

______________
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 2 Mortgage Loans was approximately 12.119% per annum.

          INITIAL PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
RANGES OF INITIAL PERIODIC      MORTGAGE         BALANCE          2 MORTGAGE
RATE CAP(%)                       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.000 ......................         1       $     249,510.73        0.06%
3.000 ......................         2             610,000.00        0.15
5.000 ......................     1,576         373,089,005.25       90.29
6.000 ......................       172          39,272,517.61        9.50
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

___________
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 5.090% per annum.

         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 2        PRINCIPAL        OF THE GROUP
RANGES OF SUBSEQUENT            MORTGAGE         BALANCE          2 MORTGAGE
PERIODIC RATE CAP(%)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
1.000 ......................       801       $ 179,403,875.22       43.42%
2.000 ......................       950         233,817,158.37       56.58
                                ---------    ----------------    ------------
        TOTAL:                   1,751       $ 413,221,033.59      100.00%
                                =========    ================    ============

____________
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 1.566% per annum.

                                      S-90

                                  LOAN GROUP 3

                MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
RANGE OF MORTGAGE RATES (%)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
4.501 - 5.000 ..............         2       $   1,097,500.00        0.56%
5.001 - 5.500 ..............        16           9,005,909.52        4.63
5.501 - 6.000 ..............        51          30,203,817.52       15.54
6.001 - 6.500 ..............        97          52,847,637.83       27.19
6.501 - 7.000 ..............       110          61,551,627.62       31.66
7.001 - 7.500 ..............        53          27,544,338.35       14.17
7.501 - 8.000 ..............        21          11,200,305.63        5.76
8.001 - 8.500 ..............         3             872,905.99        0.45
8.501 - 9.000 ..............         1              61,275.00        0.03
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

_____________
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3
      Mortgage Loans was approximately 6.586% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
      RANGE OF CURRENT           GROUP 3        PRINCIPAL        OF THE GROUP
  MORTGAGE LOAN PRINCIPAL       MORTGAGE         BALANCE          3 MORTGAGE
        BALANCES ($)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
50,000.01 - 100,000.00 .....         1       $      61,275.00        0.03%
100,000.01 - 150,000.00 ....         3             386,022.19        0.20
150,000.01 - 200,000.00 ....         3             542,091.99        0.28
250,000.01 - 300,000.00 ....         6           1,695,800.72        0.87
300,000.01 - 350,000.00 ....         3             975,075.00        0.50
350,000.01 - 400,000.00 ....         1             380,000.00        0.20
400,000.01 - 450,000.00 ....        69          29,952,074.83       15.41
450,000.01 - 500,000.00 ....        84          39,915,245.70       20.53
500,000.01 - 550,000.00 ....        59          31,090,843.13       15.99
550,000.01 - 600,000.00 ....        44          25,475,667.23       13.11
600,000.01 - 650,000.00 ....        31          19,658,554.52       10.11
650,000.01 - 700,000.00 ....         7           4,759,137.00        2.45
700,000.01 - 750,000.00 ....         7           5,168,805.36        2.66
750,000.01 - 800,000.00 ....        10           7,842,937.66        4.03
800,000.01 - 850,000.00 ....         5           4,137,812.50        2.13
850,000.01 - 900,000.00 ....         3           2,619,500.00        1.35
900,000.01 - 950,000.00 ....         2           1,858,000.00        0.96
950,000.01 - 1,000,000.00 ..        12          11,895,274.63        6.12
1,000,000.01 or greater ....         4           5,971,200.00        3.07
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

____________
(1)   As of the Cut-off Date, the average principal balance of the Group 3
      Mortgage Loans was approximately $549,111.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
 RANGE OF ORIGINAL LOAN-TO-     MORTGAGE         BALANCE          3 MORTGAGE
      VALUE RATIO (%)             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
30.01 - 40.00 ..............         4       $   1,736,814.19        0.89%
40.01 - 50.00 ..............         9           6,452,560.09        3.32
50.01 - 60.00 ..............        12           6,514,341.17        3.35
60.01 - 70.00 ..............        50          33,214,234.76       17.09
70.01 - 80.00 ..............       270         143,897,366.54       74.03
80.01 - 90.00 ..............         2           1,009,050.00        0.52
90.01 - 100.00 .............         7           1,560,950.71        0.80
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

____________
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 74.76%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
  ORIGINAL TERM TO STATED       MORTGAGE         BALANCE          3 MORTGAGE
     MATURITY (MONTHS)            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
360 ........................       354       $ 194,385,317.46      100.00%
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

                   RANGE OF REMAINING TERMS TO STATED MATURITY
                       FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
RANGE OF REMAINING TERMS TO     MORTGAGE         BALANCE          3 MORTGAGE
 STATED MATURITY (MONTHS)         LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
301 - 360 ..................       354       $ 194,385,317.46      100.00%
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

_____________
(1)   As of the Cut-off Date, the weighted average original stated term to maturity of the Group 3 Mortgage Loans was approximately 359 months.

                                      S-91

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3
                                 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
      GEOGRAPHIC AREA             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Alabama ....................         1       $     459,802.77        0.24%
Arizona ....................        16           9,906,597.66        5.10
California .................       195         105,929,092.95       54.49
Colorado ...................         5           2,955,899.44        1.52
Connecticut ................         5           3,244,521.15        1.67
Florida ....................        24          14,099,259.88        7.25
Georgia ....................         3           1,043,661.99        0.54
Illinois ...................         5           2,348,583.85        1.21
Louisiana ..................         1             344,375.00        0.18
Maryland ...................        14           7,121,869.00        3.66
Massachusetts ..............         3           1,691,549.99        0.87
Minnesota ..................         3           2,029,200.00        1.04
Missouri ...................         1             616,500.00        0.32
Nevada .....................         5           2,880,997.50        1.48
New Jersey .................         6           3,291,000.00        1.69
New Mexico .................         1             282,736.72        0.15
New York ...................        13           7,558,233.34        3.89
North Carolina .............         7           3,975,036.61        2.04
Ohio .......................         1             463,580.53        0.24
Oklahoma ...................         1             116,650.00        0.06
Oregon .....................         4           2,143,200.00        1.10
Pennsylvania ...............         1             472,000.00        0.24
Rhode Island ...............         1             957,877.00        0.49
South Carolina .............         2           1,105,000.00        0.57
Texas ......................         3             792,755.00        0.41
Virginia ...................        29          16,591,597.08        8.54
Washington .................         2           1,034,240.00        0.53
Wisconsin ..................         1             440,000.00        0.23
Wyoming ....................         1             489,500.00        0.25
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

        MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
          RANGE OF              MORTGAGE         BALANCE          3 MORTGAGE
     FICO CREDIT SCORES           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
601 - 620 ..................        11       $   3,111,618.19        1.60%
621 - 640 ..................        21          10,936,970.18        5.63
641 - 660 ..................        33          17,402,239.34        8.95
661 - 680 ..................        44          24,979,608.11       12.85
681 - 700 ..................        71          40,117,362.49       20.64
701 - 720 ..................        47          25,874,032.95       13.31
721 - 740 ..................        49          28,545,719.97       14.69
741 - 760 ..................        32          17,036,723.69        8.76
761 - 780 ..................        29          16,404,596.99        8.44
781 - 800 ..................        14           8,503,645.55        4.37
801 - 820 ..................         1             516,800.00        0.27
Not available ..............         2             956,000.00        0.49
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

______________
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 3 Mortgage Loans (not including the Group 3 Mortgage Loans for which a FICO Credit Score is not available) was approximately 706.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
       PROPERTY TYPE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Single Family Residence ....       242       $ 133,344,793.94       68.60%
Planned Unit Development
(PUD) ......................        80          42,869,850.81       22.05
Condominium ................        26          14,456,272.71        7.44
Two- to Four-Family
Residence ..................         6           3,714,400.00        1.91
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

                   LOAN PURPOSE OF THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
        LOAN PURPOSE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Purchase ...................       210       $ 110,154,685.11       56.67%
Refinance (Cash Out) .......       111          61,347,298.85       31.56
Refinance (Rate/Term) ......        33          22,883,333.50       11.77
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

               OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
       OCCUPANCY TYPE             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Primary Home ...............       323       $ 175,664,131.59       90.37%
Investment .................        20          11,750,784.21        6.05
Second Home ................        11           6,970,401.66        3.59
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

___________
(1)   Based upon representations of the related mortgagors at the time of origination.

              DOCUMENTATION PROGRAMS OF THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
   TYPE OF DOCUMENTATION        MORTGAGE         BALANCE          3 MORTGAGE
          PROGRAM                 LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Stated Income ..............       207       $ 115,387,577.32       59.36%
Full/Alternate .............        73          38,814,003.58       19.97
No Ratio ...................        37          22,727,656.36       11.69
No Documentation ...........        26          11,628,110.71        5.98
No Income/No Asset .........        11           5,827,969.49        3.00
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

                                      S-92

              RANGES OF LOAN AGE FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
 RANGE OF LOAN AGE (MONTHS)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0 ..........................       159       $  90,599,734.00       46.61%
1 - 5 ......................       193         102,690,083.46       52.83
6 - 10 .....................         2           1,095,500.00        0.56
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

____________
(1)   As of the Cut-off Date, the weighted average loan age of the Group 3
      Mortgage Loans was approximately 1 month.

                  LOAN PROGRAMS FOR THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
LOAN PROGRAM                      LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
5/1 CMT ....................         4       $   3,086,657.02        1.59%
5/1 CMT - Interest-Only ....        20          10,792,502.00        5.55
5/1 LIBOR ..................        29          16,220,319.01        8.34
5/1 LIBOR - Interest-Only ..       189         106,037,062.14       54.55
5/6 LIBOR ..................         5           3,159,573.25        1.63
5/6 LIBOR - Interest-Only ..       103          53,141,630.27       27.34
5/1 LIBOR - 40 Year
Amortization ...............         2             968,000.00        0.50
5/6 LIBOR - 40 Year
Amortization ...............         2             979,573.77        0.50
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

              PREPAYMENT CHARGE TERMS OF THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
   PREPAYMENT CHARGE TERM       MORTGAGE         BALANCE          3 MORTGAGE
          (MONTHS)                LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
None .......................       244       $ 137,641,631.81       70.81%
12 .........................        24          13,190,278.93        6.79
24 .........................        17           8,407,175.61        4.33
36 .........................        68          34,671,231.11       17.84
60 .........................         1             475,000.00        0.24
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

                GROSS MARGINS FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
          RANGE OF              MORTGAGE         BALANCE          3 MORTGAGE
      GROSS MARGIN (%)            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.001 - 2.500 ..............       139       $  75,857,147.72       39.02%
2.501 - 3.000 ..............       156          90,012,808.52       46.31
3.001 - 3.500 ..............        32          15,195,492.38        7.82
3.501 - 4.000 ..............        19           9,644,033.50        4.96
4.001 - 4.500 ..............         6           2,736,335.34        1.41
4.501 - 5.000 ..............         2             939,500.00        0.48
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

_____________
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 3
      Mortgage Loans was approximately 2.701% per annum.

             INITIAL ADJUSTMENT DATE FOR THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
09/01/2010 .................         2       $   1,095,500.00        0.56%
10/01/2010 .................         5           2,625,748.11        1.35
11/01/2010 .................        12           6,123,598.33        3.15
12/01/2010 .................        24          13,561,836.42        6.98
01/01/2011 .................        95          51,159,832.24       26.32
02/01/2011 .................        57          29,219,068.36       15.03
03/01/2011 .................       116          64,968,396.00       33.42
04/01/2011 .................        43          25,631,338.00       13.19
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
RANGE OF NUMBER OF MONTHS TO    MORTGAGE         BALANCE          3 MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
51-60 ......................       354       $ 194,385,317.46      100.00%
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

                                      S-93

            MAXIMUM MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
RANGE OF MAXIMUM MORTGAGE       MORTGAGE         BALANCE          3 MORTGAGE
RATE (%)                          LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
9.5001 - 10.000 ............         2       $   1,097,500.00        0.56%
10.001 - 10.500 ............        15           8,497,909.52        4.37
10.501 - 11.000 ............        33          19,246,540.91        9.90
11.001 - 11.500 ............        62          33,989,642.65       17.49
11.501 - 12.000 ............        84          48,940,609.92       25.18
12.001 - 12.500 ............        70          37,330,437.96       19.20
12.501 - 13.000 ............        62          33,634,764.94       17.30
13.001 - 13.500 ............        21          10,032,801.56        5.16
13.501 - 14.000 ............         4           1,195,110.00        0.61
14.001 - 14.500 ............         1             420,000.00        0.22
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

____________
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 3 Mortgage Loans was approximately 11.924% per annum.

          INITIAL PERIODIC RATE CAP FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
                                MORTGAGE         BALANCE          3 MORTGAGE
INITIAL PERIODIC RATE CAP(%)      LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
3.000 ......................         2       $     939,500.00        0.48%
5.000 ......................       304         167,092,374.92       85.96
6.000 ......................        48          26,353,442.54       13.56
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

____________
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 5.126% per annum.

         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                NUMBER OF       AGGREGATE        OUTSTANDING
                                 GROUP 3        PRINCIPAL        OF THE GROUP
SUBSEQUENT PERIODIC RATE        MORTGAGE         BALANCE          3 MORTGAGE
CAP(%)                            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
1.000 ......................       101       $  51,926,521.84       26.71%
2.000 ......................       253         142,458,795.62       73.29
                                ---------    ----------------    ------------
        TOTAL:                     354       $ 194,385,317.46      100.00%
                                =========    ================    ============

___________
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 1.733% per annum.

                                      S-94

                                  LOAN GROUP 4

                MORTGAGE RATES FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------

                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
     RANGE OF MORTGAGE          MORTGAGE         BALANCE           MORTGAGE
         RATES (%)                LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
5.001 - 5.500 ..............         7       $   2,225,370.00        2.32%
5.501 - 6.000 ..............        35          10,503,348.96       10.93
6.001 - 6.500 ..............       128          33,712,646.79       35.09
6.501 - 7.000 ..............       122          29,570,819.70       30.78
7.001 - 7.500 ..............        54          12,524,736.38       13.04
7.501 - 8.000 ..............        27           6,355,563.32        6.62
8.001 - 8.500 ..............         5             889,550.00        0.93
8.501 - 9.000 ..............         4             279,200.00        0.29
                                ---------    ----------------    ------------
     TOTAL:                        382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 4
      Mortgage Loans was approximately 6.646% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
     RANGE OF CURRENT            GROUP 4        PRINCIPAL          GROUP 4
   MORTGAGE LOAN PRINCIPAL      MORTGAGE         BALANCE           MORTGAGE
        BALANCES ($)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0.01 - 50,000.00 ...........         4       $     175,000.00        0.18%
50,000.01 - 100,000.00 .....        13           1,008,843.71        1.05
100,000.01 - 150,000.00 ....        47           5,977,196.90        6.22
150,000.01 - 200,000.00 ....        60          10,445,567.25       10.87
200,000.01 - 250,000.00 ....        74          16,817,277.20       17.51
250,000.01 - 300,000.00 ....        67          18,703,604.13       19.47
300,000.01 - 350,000.00 ....        54          17,583,587.62       18.30
350,000.01 - 400,000.00 ....        44          16,353,102.05       17.02
400,000.01 - 450,000.00 ....         8           3,343,008.00        3.48
450,000.01 - 500,000.00 ....         7           3,374,800.00        3.51
500,000.01 - 550,000.00 ....         2           1,032,998.29        1.08
550,000.01 - 600,000.00 ....         1             596,250.00        0.62
600,000.01 - 650,000.00 ....         1             650,000.00        0.68
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the average principal balance of the Group 4
      Mortgage Loans was approximately $251,469.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
RANGE OF ORIGINAL LOAN-TO-      MORTGAGE         BALANCE           MORTGAGE
      VALUE RATIO (%)             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
20.01 - 30.00 ..............         2       $     550,000.00        0.57%
30.01 - 40.00 ..............         1             250,000.00        0.26
40.01 - 50.00 ..............         8           1,811,502.73        1.89
50.01 - 60.00 ..............        10           3,071,556.94        3.20
60.01 - 70.00 ..............        20           5,610,209.00        5.84
70.01 - 80.00 ..............       327          81,996,502.44       85.36
80.01 - 90.00 ..............         9           1,611,318.66        1.68
90.01 - 100.00 .............         5           1,160,145.38        1.21
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 4 Mortgage Loans was approximately 77.26%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
  ORIGINAL TERM TO STATED       MORTGAGE         BALANCE           MORTGAGE
     MATURITY (MONTHS)            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
360 ........................       382       $  96,061,235.15       100.0%
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

                   RANGE OF REMAINING TERMS TO STATED MATURITY
                       FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
  RANGE OF REMAINING TERMS       MORTGAGE        BALANCE           MORTGAGE
TO STATED MATURITY (MONTHS)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
301 - 360 ..................       382       $  96,061,235.15       100.0%
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

_________
(1)   As of the Cut-off Date, the weighted average original stated term to maturity of the Group 4 Mortgage Loans was approximately 359 months.

                                      S-95

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 4
                                 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
                                MORTGAGE         BALANCE           MORTGAGE
      GEOGRAPHIC AREA             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Alaska .....................         1       $     225,000.00        0.23%
Arizona ....................         7           1,462,724.88        1.52
Arkansas ...................         2             303,695.38        0.32
California .................        95          29,652,934.87       30.87
Colorado ...................        10           2,311,715.17        2.41
Connecticut ................         3             878,320.00        0.91
District of Columbia .......         2             830,400.00        0.86
Florida ....................        50          11,221,528.51       11.68
Georgia ....................         8           1,517,211.28        1.58
Hawaii .....................         7           2,459,940.00        2.56
Illinois ...................        20           4,105,856.41        4.27
Indiana ....................         1             359,435.46        0.37
Kansas .....................         3             127,200.00        0.13
Kentucky ...................         2             232,800.00        0.24
Louisiana ..................         1              94,406.51        0.10
Maryland ...................        10           2,675,190.80        2.78
Massachusetts ..............        12           2,986,218.37        3.11
Michigan ...................        14           2,394,942.43        2.49
Minnesota ..................         1             160,800.00        0.17
Missouri ...................         3             488,663.93        0.51
Montana ....................         1             224,000.00        0.23
Nebraska ...................         1             112,800.00        0.12
Nevada .....................        12           3,161,207.00        3.29
New Hampshire ..............         1             134,717.40        0.14
New Jersey .................        14           3,924,712.70        4.09
New York ...................         8           2,690,615.00        2.80
North Carolina .............         8           1,561,920.54        1.63
Ohio .......................        11           1,293,280.17        1.35
Oregon .....................         2             600,700.00        0.63
Pennsylvania ...............         6           1,101,468.45        1.15
Rhode Island ...............         2             313,320.10        0.33
South Carolina .............         4             882,200.89        0.92
Tennessee ..................         2             606,500.00        0.63
Texas ......................         3             370,398.66        0.39
Utah .......................         1             131,200.00        0.14
Virginia ...................        39          10,660,886.39       11.10
Washington .................        10           2,975,293.08        3.10
Wisconsin ..................         2             357,400.00        0.37
Wyoming ....................         3             469,630.77        0.49
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

        MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
          RANGE OF              MORTGAGE         BALANCE           MORTGAGE
     FICO CREDIT SCORES           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
601 - 620 ..................         2       $     456,000.00        0.47%
621 - 640 ..................        44          10,193,193.66       10.61
641 - 660 ..................        50          10,991,774.64       11.44
661 - 680 ..................        71          19,349,513.17       20.14
681 - 700 ..................        51          12,545,497.24       13.06
701 - 720 ..................        54          14,351,499.45       14.94
721 - 740 ..................        38           9,149,299.28        9.52
741 - 760 ..................        23           5,474,030.46        5.70
761 - 780 ..................        24           7,076,178.48        7.37
781 - 800 ..................        18           4,854,528.77        5.05
801 - 820 ..................         7           1,619,720.00        1.69
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 3 Mortgage Loans was approximately 698.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
                                MORTGAGE         BALANCE           MORTGAGE
       PROPERTY TYPE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Single Family Residence ....       212       $  52,639,159.06       54.80%
Planned Unit Development
(PUD) ......................        84          21,222,767.42       22.09
Condominium ................        53          11,597,539.65       12.07
Two- to Four-Family
Residence ..................        24           8,531,758.25        8.88
Townhouse ..................         9           2,070,010.77        2.15
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

                   LOAN PURPOSE OF THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
                                MORTGAGE         BALANCE           MORTGAGE
       LOAN PURPOSE               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Purchase ...................       249       $  63,299,123.00       65.89%
Refinance (Cash Out) .......        87          21,053,093.96       21.92
Refinance (Rate/Term) ......        46          11,709,018.19       12.19
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

                                      S-96

               OCCUPANCY TYPES FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
                                MORTGAGE         BALANCE           MORTGAGE
      OCCUPANCY TYPE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Primary Home ...............       342       $  86,804,544.19       90.36%
Investment .................        30           6,992,716.02        7.28
Second Home ................        10           2,263,974.94        2.36
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   Based upon representations of the related mortgagors at the time of origination.

              DOCUMENTATION PROGRAMS OF THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
   TYPE OF DOCUMENTATION        MORTGAGE         BALANCE           MORTGAGE
          PROGRAM                 LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Stated Income ..............       256       $  64,997,910.83       67.66%
Full/Alternate .............        94          22,719,882.16       23.65
No Income/No Asset .........        13           3,342,924.71        3.48
No Ratio ...................         8           2,645,717.45        2.75
No Documentation ...........        11           2,354,800.00        2.45
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

              RANGES OF LOAN AGE FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
                                MORTGAGE         BALANCE           MORTGAGE
 RANGE OF LOAN AGE (MONTHS)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0 ..........................       186       $  44,940,356.00       46.78%
1 - 5 ......................       196          51,120,879.15       53.22
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average loan age of the Group 4
      Mortgage Loans was approximately 1 month.

                  LOAN PROGRAMS FOR THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
                                MORTGAGE         BALANCE           MORTGAGE
LOAN PROGRAM                      LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
7/1 CMT ....................         1       $     167,483.64        0.17%
7/1 LIBOR ..................        77          14,508,870.20       15.10
7/1 LIBOR - Interest-Only ..       254          68,402,633.81       71.21
7/6 LIBOR ..................         8           1,991,273.60        2.07
7/6 LIBOR - Interest-Only ..        26           6,579,735.28        6.85
7/1 LIBOR 40 Year
   Amortization ............        16           4,411,238.62        4.59
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

              PREPAYMENT CHARGE TERMS OF THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
     PREPAYMENT CHARGE          MORTGAGE         BALANCE           MORTGAGE
       TERM (MONTHS)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
None .......................       150       $  38,558,868.56       40.14%
12 .........................        49          13,372,531.80       13.92
24 .........................        31           8,835,394.68         9.2
36 .........................       152          35,294,440.11       36.74
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

                GROSS MARGINS FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
         RANGE OF               MORTGAGE         BALANCE           MORTGAGE
     GROSS MARGIN (%)             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.001 - 2.500 ..............        28       $   7,924,804.06        8.25%
2.501 - 3.000 ..............       351          87,447,511.71       91.03
3.001 - 3.500 ..............         2             537,000.00        0.56
4.001 - 4.500 ..............         1             151,919.38        0.16
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 4
      Mortgage Loans was approximately 2.715% per annum.

             INITIAL ADJUSTMENT DATE FOR THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
                                MORTGAGE         BALANCE           MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
12/01/2012 .................         6       $   1,676,391.45        1.75%
01/01/2013 .................        36           9,472,269.40        9.86
02/01/2013 .................       154          39,972,218.30       41.61
03/01/2013 .................       159          39,154,466.00       40.76
04/01/2013 .................        27           5,785,890.00        6.02
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 4 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
RANGE OF NUMBER OF MONTHS       MORTGAGE         BALANCE           MORTGAGE
TO INITIAL ADJUSTMENT DATE        LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
81-90 ......................       382       $  96,061,235.15      100.00%
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

                                      S-97

            MAXIMUM MORTGAGE RATES FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
RANGE OF MAXIMUM MORTGAGE       MORTGAGE         BALANCE           MORTGAGE
RATE (%)                          LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
10.001 - 10.500 ............         5       $   1,560,370.00        1.62%
10.501 - 11.000 ............        29           9,107,825.94        9.48
11.001 - 11.500 ............       119          31,059,304.72       32.33
11.501 - 12.000 ............       111          26,950,828.13       28.06
12.001 - 12.500 ............        58          14,397,249.14       14.99
12.501 - 13.000 ............        38           9,177,165.98        9.55
13.001 - 13.500 ............        11           2,091,379.31        2.18
13.501 - 14.000 ............        10           1,473,111.93        1.53
14.001 - 14.500 ............         1             244,000.00        0.25
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 4 Mortgage Loans was approximately 11.773% per annum.

          INITIAL PERIODIC RATE CAP FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
INITIAL PERIODIC RATE           MORTGAGE         BALANCE           MORTGAGE
CAP(%)                            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
5.000 ......................       362       $  91,079,996.32       94.81%
6.000 ......................        20           4,981,238.83        5.19
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 4 Mortgage Loans was approximately 5.052% per annum.

         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 4 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 4        PRINCIPAL          GROUP 4
SUBSEQUENT PERIODIC RATE        MORTGAGE         BALANCE           MORTGAGE
CAP(%)                            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
1.000 ......................        29       $   6,961,510.59        7.25%
2.000 ......................       353          89,099,724.56       92.75
                                ---------    ----------------    ------------
      TOTAL:                       382       $  96,061,235.15      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 4 Mortgage Loans was approximately 1.928% per annum.

                                      S-98

                                  LOAN GROUP 5

                MORTGAGE RATES FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
RANGE OF MORTGAGE RATES (%)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
4.501 - 5.000 ..............         1       $     521,740.56        0.59%
5.001 - 5.500 ..............         7           4,236,518.33        4.82
5.501 - 6.000 ..............        14           7,880,567.00        8.97
6.001 - 6.500 ..............        59          35,087,926.29       39.93
6.501 - 7.000 ..............        46          24,407,218.53       27.78
7.001 - 7.500 ..............        22          12,185,932.00       13.87
7.501 - 8.000 ..............         5           3,551,200.00        4.04
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 5
      Mortgage Loans was approximately 6.547% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
      RANGE OF CURRENT           GROUP 5        PRINCIPAL          GROUP 5
   MORTGAGE LOAN PRINCIPAL      MORTGAGE         BALANCE           MORTGAGE
        BALANCES ($)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
400,000.01 - 450,000.00 ....        22       $   9,592,554.10       10.92%
450,000.01 - 500,000.00 ....        39          18,697,126.90       21.28
500,000.01 - 550,000.00 ....        28          14,699,311.06       16.73
550,000.01 - 600,000.00 ....        26          14,984,599.02       17.05
600,000.01 - 650,000.00 ....        18          11,284,036.00       12.84
650,000.01 - 700,000.00 ....         5           3,363,850.00        3.83
700,000.01 - 750,000.00 ....         5           3,678,534.38        4.19
750,000.01 - 800,000.00 ....         3           2,359,991.25        2.69
900,000.01 - 950,000.00 ....         2           1,822,100.00        2.07
950,000.01 - 1,000,000.00 ..         1           1,000,000.00        1.14
1,000,000.01 or greater ....         5           6,389,000.00        7.27
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the average principal balance of the Group 5
      Mortgage Loans was approximately $570,592.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
RANGE OF ORIGINAL LOAN-TO-      MORTGAGE         BALANCE           MORTGAGE
     VALUE RATIO (%)              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
40.01 - 50.00 ..............         1       $     520,000.00        0.59%
50.01 - 60.00 ..............         8           5,406,597.29        6.15
60.01 - 70.00 ..............        28          19,311,597.55       21.98
70.01 - 80.00 ..............       112          59,902,407.87       68.17
80.01 - 90.00 ..............         4           2,274,500.00        2.59
90.01 - 100.00 .............         1             456,000.00        0.52
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 5 Mortgage Loans was approximately 74.59%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
 ORIGINAL TERM TO STATED        MORTGAGE         BALANCE           MORTGAGE
    MATURITY (MONTHS)             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
360 ........................       154       $  87,871,102.71      100.00%
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

                   RANGE OF REMAINING TERMS TO STATED MATURITY
                       FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
 RANGE OF REMAINING TERMS        GROUP 5        PRINCIPAL          GROUP 5
    TO STATED MATURITY          MORTGAGE         BALANCE           MORTGAGE
         (MONTHS)                 LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
301-360 ....................       154       $  87,871,102.71      100.00%
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average original stated term to maturity of the Group 5 Mortgage Loans was approximately 359 months.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 5
                                 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
     GEOGRAPHIC AREA              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Arizona ....................         1       $     540,000.00        0.61%
California .................        98          55,387,085.41       63.03
Colorado ...................         2           1,910,000.00        2.17
Connecticut ................         4           1,954,200.00        2.22
Delaware ...................         1             594,000.00        0.68
Florida ....................         7           4,221,340.00        4.80
Georgia ....................         2           1,084,000.00        1.23
Illinois ...................         4           2,230,449.18        2.54
Maryland ...................         4           3,795,100.00        4.32
Massachusetts ..............         1             650,000.00        0.74
Missouri ...................         2           1,091,600.00        1.24
Nevada .....................         1             524,089.00        0.60
New Jersey .................         2             992,000.00        1.13
New Mexico .................         2           1,101,000.00        1.25
New York ...................         7           3,506,953.10        3.99
North Carolina .............         2           1,015,500.00        1.16
Oregon .....................         2             958,806.02        1.09
Texas ......................         2             969,380.00        1.10
Virginia ...................         9           4,838,600.00        5.51
Washington .................         1             507,000.00        0.58
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

                                      S-99

        MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
         RANGE OF               MORTGAGE         BALANCE           MORTGAGE
    FICO CREDIT SCORES            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
621 - 640 ..................         7       $   4,056,800.00        4.62%
641 - 660 ..................        16           8,023,498.02        9.13
661 - 680 ..................        21          12,153,780.55       13.83
681 - 700 ..................        24          13,328,118.00       15.17
701 - 720 ..................        31          17,346,032.66       19.74
721 - 740 ..................        16           8,636,420.98        9.83
741 - 760 ..................        16          10,726,612.93       12.21
761 - 780 ..................        10           5,898,523.79        6.71
781 - 800 ..................         8           4,003,815.78        4.56
801 - 820 ..................         4           2,587,500.00        2.94
Not available ..............         1           1,110,000.00        1.26
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 5 Mortgage Loans (not including the Group 5 Mortgage Loans for which a FICO Credit Score is not available) was approximately 712.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
      PROPERTY TYPE               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Single Family Residence ....       113       $  63,839,030.17       72.65%
Planned Unit Development
(PUD) ......................        27          15,655,568.38       17.82
Condominium ................         9           4,754,501.06        5.41
Two- to Four-Family
Residence ..................         2           1,952,000.00        2.22
Townhouse ..................         3           1,670,003.10         1.9
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

                   LOAN PURPOSE OF THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
       LOAN PURPOSE               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Purchase ...................        84       $  44,850,594.92       51.04%
Refinance (Rate/Term) ......        38          24,773,198.67       28.19
Refinance (Cash Out) .......        32          18,247,309.12       20.77
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

                OCCUPANCY TYPES FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
      OCCUPANCY TYPE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Primary Home ...............       145       $  82,160,296.69       93.50%
Investment .................         7           4,099,806.02        4.67
Second Home ................         2           1,611,000.00        1.83
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   Based upon representations of the related mortgagors at the time of origination.

              DOCUMENTATION PROGRAMS OF THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
  TYPE OF DOCUMENTATION         MORTGAGE         BALANCE           MORTGAGE
         PROGRAM                  LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Stated Income ..............       110       $  61,790,047.30       70.32%
Full/Alternate .............        23          13,735,846.89       15.63
No Ratio ...................        11           6,657,408.52        7.58
No Documentation ...........         6           3,379,300.00        3.85
No Income/No Asset .........         4           2,308,500.00        2.63
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

              RANGES OF LOAN AGE FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
RANGE OF LOAN AGE (MONTHS)        LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0 ..........................        71       $  39,913,499.00       45.42%
1 - 5 ......................        83          47,957,603.71       54.58
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average loan age of the Group 5
      Mortgage Loans was approximately 1 month.

                  LOAN PROGRAMS FOR THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
LOAN PROGRAM                      LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
7/1 LIBOR ..................         4       $   2,118,557.78        2.41%
7/1 LIBOR - Interest-Only ..       126          72,011,210.12       81.95
7/6 LIBOR ..................         2           1,120,361.11        1.28
7/6 LIBOR - Interest-Only ..        18          10,361,089.00       11.79
7/1 LIBOR 40 Year
   Amortization ............         4           2,259,884.70        2.57
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

                                      S-100

              PREPAYMENT CHARGE TERMS OF THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
    PREPAYMENT CHARGE           MORTGAGE         BALANCE           MORTGAGE
      TERM (MONTHS)               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
None .......................        96       $  55,559,329.81       63.23%
12 .........................        17           8,699,462.50        9.90
24 .........................         4           1,918,400.00        2.18
36 .........................        37          21,693,910.40       24.69
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

                GROSS MARGINS FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
         RANGE OF               MORTGAGE         BALANCE           MORTGAGE
     GROSS MARGIN (%)             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.001 - 2.500 ..............        26       $  15,177,924.91       17.27%
2.501 - 3.000 ..............       127          72,235,174.70       82.21
3.501 - 4.000 ..............         1             458,003.10        0.52
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 5
      Mortgage Loans was approximately 2.670%.

             INITIAL ADJUSTMENT DATE FOR THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
                                MORTGAGE         BALANCE           MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
12/01/2012 .................         1       $     482,000.00        0.55%
01/01/2013 .................        20          11,743,656.91       13.36
02/01/2013 .................        62          35,731,946.80       40.66
03/01/2013 .................        61          33,948,349.00       38.63
04/01/2013 .................        10           5,965,150.00        6.79
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 5 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
RANGE OF NUMBER OF MONTHS        MORTGAGE         BALANCE           MORTGAGE
TO INITIAL ADJUSTMENT DATE        LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
81-90 ......................       154       $  87,871,102.71      100.00%
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

            MAXIMUM MORTGAGE RATES FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
RANGE OF MAXIMUM MORTGAGE       MORTGAGE         BALANCE           MORTGAGE
RATE (%)                          LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
10.001 - 10.500 ............         6       $   3,637,897.78        4.14%
10.501 - 11.000 ............        13           7,334,218.56        8.35
11.001 - 11.500 ............        48          28,946,540.82       32.94
11.501 - 12.000 ............        40          21,106,307.53       24.02
12.001 - 12.500 ............        31          17,040,938.02       19.39
12.501 - 13.000 ............        12           6,520,200.00        7.42
13.001 - 13.500 ............         3           1,885,000.00        2.15
13.501 - 14.000 ............         1           1,400,000.00        1.59
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 5 Mortgage Loans was approximately 11.736% per annum.

          INITIAL PERIODIC RATE CAP FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
INITIAL PERIODIC RATE           MORTGAGE         BALANCE           MORTGAGE
CAP(%)                            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
5.000 ......................       135       $  76,753,135.58       87.35%
6.000 ......................        19          11,117,967.13       12.65
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 5 Mortgage Loans was approximately 5.127% per annum.

         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 5 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF       AGGREGATE           OF THE
                                 GROUP 5        PRINCIPAL          GROUP 5
SUBSEQUENT PERIODIC RATE        MORTGAGE         BALANCE           MORTGAGE
CAP(%)                            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
1.000 ......................         9       $   5,750,089.00        6.54%
2.000 ......................       145          82,121,013.71       93.46
                                ---------    ----------------    ------------
      TOTAL:                       154       $  87,871,102.71      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 5 Mortgage Loans was approximately 1.935% per annum.

                                      S-101

                            AGGREGATE MORTGAGE LOANS

                    MORTGAGE RATES OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
                                MORTGAGE         BALANCE           MORTGAGE
RANGE OF MORTGAGE RATES (%)       LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
4.001 - 4.500 ..............         1       $     232,527.73        0.03%
4.501 - 5.000 ..............        18           4,980,995.26        0.58
5.001 - 5.500 ..............        86          32,049,930.65        3.76
5.501 - 6.000 ..............       321         107,410,702.09       12.59
6.001 - 6.500 ..............       798         256,508,651.55       30.07
6.501 - 7.000 ..............       889         264,208,760.81       30.97
7.001 - 7.500 ..............       469         124,911,395.96       14.64
7.501 - 8.000 ..............       199          51,949,623.42        6.09
8.001 - 8.500 ..............        47           9,325,218.29        1.09
8.501 - 9.000 ..............         9             839,805.54        0.10
9.001 - 9.500 ..............         2             567,992.00        0.07
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
      Loans was approximately 6.634% per annum.

              CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
       RANGE OF CURRENT         MORTGAGE         BALANCE           MORTGAGE
    PRINCIPAL BALANCES ($)        LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0.01 - 50,000.00 ...........        13       $     580,283.06        0.07%
50,000.01 - 100,000.00 .....       118           9,870,778.85        1.16
100,000.01 - 150,000.00 ....       336          42,660,365.86        5.00
150,000.01 - 200,000.00 ....       436          76,370,771.59        8.95
200,000.01 - 250,000.00 ....       420          94,704,872.78       11.10
250,000.01 - 300,000.00 ....       368         101,737,902.45       11.93
300,000.01 - 350,000.00 ....       276          89,530,126.99       10.50
350,000.01 - 400,000.00 ....       229          85,462,940.90       10.02
400,000.01 - 450,000.00 ....       171          72,889,856.39        8.55
450,000.01 - 500,000.00 ....       158          75,381,117.73        8.84
500,000.01 - 550,000.00 ....        96          50,467,248.08        5.92
550,000.01 - 600,000.00 ....        84          48,554,066.25        5.69
600,000.01 - 650,000.00 ....        54          34,112,072.58        4.00
650,000.01 - 700,000.00 ....        14           9,493,722.23        1.11
700,000.01 - 750,000.00 ....        14          10,335,339.74        1.21
750,000.01 - 800,000.00 ....        13          10,202,928.91        1.20
800,000.01 - 850,000.00 ....         5           4,137,812.50        0.49
850,000.01 - 900,000.00 ....         3           2,619,500.00        0.31
900,000.01 - 950,000.00 ....         5           4,588,550.00        0.54
950,000.01 - 1,000,000.00 ..        16          15,852,946.41        1.86
1,000,000.01 or greater ....        10          13,432,400.00        1.57
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the average principal balance of the Mortgage
      Loans was approximately $300,453.

             ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
    RANGE OF ORIGINAL           MORTGAGE         BALANCE           MORTGAGE
 LOAN-TO-VALUE RATIO (%)          LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
10.01 - 20.00 ..............         3       $     249,809.73        0.03%
20.01 - 30.00 ..............         6           1,539,000.00        0.18
30.01 - 40.00 ..............        20           4,322,804.31        0.51
40.01 - 50.00 ..............        44          15,582,141.44        1.83
50.01 - 60.00 ..............        92          31,401,923.70        3.68
60.01 - 70.00 ..............       270         104,867,574.65       12.29
70.01 - 80.00 ..............     2,330         676,710,034.74       79.33
80.01 - 90.00 ..............        47          12,784,035.48        1.50
90.01 - 100.00 .............        27           5,528,279.25        0.65
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.12%.

                 ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
     ORIGINAL TERM TO           MORTGAGE         BALANCE           MORTGAGE
    MATURITY (MONTHS)             LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
360 ........................     2,839       $ 852,985,603.30      100.00%
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

         RANGE OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
 RANGE OF REMAINING TERMS       MORTGAGE         BALANCE           MORTGAGE
   TO MATURITY (MONTHS)           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
301 - 360 ..................     2,839       $ 852,985,603.30      100.00%
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average remaining stated term to maturity of the Mortgage Loans was approximately 359 months.

                                      S-102

                         GEOGRAPHIC DISTRIBUTION OF THE
                   MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
                                MORTGAGE         BALANCE           MORTGAGE
     GEOGRAPHIC AREA              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Alabama ....................         7       $   1,314,972.77        0.15%
Alaska .....................         1             225,000.00        0.03
Arizona ....................       122          32,094,445.80        3.76
Arkansas ...................         6             898,529.82        0.11
California .................       884         347,528,912.41       40.74
Colorado ...................        88          20,477,778.34        2.40
Connecticut ................        19           7,405,358.47        0.87
Delaware ...................         2             718,000.00        0.08
District of Columbia .......         9           2,744,182.52        0.32
Florida ....................       358          87,352,789.37       10.24
Georgia ....................        86          15,039,189.07        1.76
Hawaii .....................        22           7,412,325.00        0.87
Idaho ......................         9           1,459,098.94        0.17
Illinois ...................       136          31,220,538.62        3.66
Indiana ....................        13           2,319,773.15        0.27
Iowa .......................         4             405,921.55        0.05
Kansas .....................         8             918,895.39        0.11
Kentucky ...................         3             340,288.00        0.04
Louisiana ..................         5           1,110,261.57        0.13
Maryland ...................       113          33,992,503.52        3.99
Massachusetts ..............        50          15,105,624.60        1.77
Michigan ...................        43           6,520,182.54        0.76
Minnesota ..................        46          10,211,281.15        1.20
Missouri ...................        11           2,828,361.86        0.33
Montana ....................         2             472,000.00        0.06
Nebraska ...................         2             162,800.00        0.02
Nevada .....................        61          17,884,677.65        2.10
New Hampshire ..............         8           1,409,775.11        0.17
New Jersey .................        60          18,423,002.93        2.16
New Mexico .................         7           2,272,050.72        0.27
New York ...................       110          42,085,152.80        4.93
North Carolina .............        42          10,340,526.43        1.21
Ohio .......................        29           4,373,726.05        0.51
Oklahoma ...................         3             362,050.00        0.04
Oregon .....................        48          11,786,037.84        1.38
Pennsylvania ...............        26           4,849,514.56        0.57
Rhode Island ...............        11           3,001,493.50        0.35
South Carolina .............        19           4,361,848.10        0.51
Tennessee ..................        14           2,844,536.51        0.33
Texas ......................        61          10,072,369.04        1.18
Utah .......................        11           1,627,422.25        0.19
Virginia ...................       192          66,470,134.62        7.79
Washington .................        70          16,768,382.42        1.97
West Virginia ..............         5           1,115,694.30        0.13
Wisconsin ..................         9           1,699,063.24        0.20
Wyoming ....................         4             959,130.77        0.11
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

            MORTGAGORS' FICO CREDIT SCORES OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
      RANGE OF FICO             MORTGAGE         BALANCE           MORTGAGE
      CREDIT SCORES               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
601 - 620 ..................        17       $   4,334,619.34        0.51%
621 - 640 ..................       166          47,926,331.76        5.62
641 - 660 ..................       361          99,057,133.85       11.61
661 - 680 ..................       445         131,052,645.36       15.36
681 - 700 ..................       495         150,506,944.88       17.64
701 - 720 ..................       440         134,215,597.32       15.73
721 - 740 ..................       335         104,364,431.04       12.24
741 - 760 ..................       243          74,742,939.45        8.76
761 - 780 ..................       177          57,881,463.38        6.79
781 - 800 ..................       106          32,658,291.37        3.83
801 - 820 ..................        30           9,244,984.57        1.08
Not available ..............        24           7,000,220.98        0.82
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Mortgage Loans (not including the Mortgage Loans for which the FICO Credit
      Score is not available) was approximately 705.

               TYPES OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
                                MORTGAGE         BALANCE           MORTGAGE
      PROPERTY TYPE               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Single Family Residence ....     1,672       $ 518,083,723.87       60.74%
Planned Unit Development
(PUD) ......................       590         179,368,983.78       21.03
Condominium ................       398          97,208,521.79       11.40
Two- to Four-Family
Residence ..................       139          48,020,483.12        5.63
Townhouse ..................        38           9,956,727.85        1.17
Condominium Hotel ..........         1             247,425.00        0.03
Co-op ......................         1              99,737.89        0.01
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

                       LOAN PURPOSE OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
                                MORTGAGE         BALANCE           MORTGAGE
       LOAN PURPOSE               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Purchase ...................     1,960       $ 556,385,007.87       65.23%
Refinance - Cashout ........       638         206,443,357.04       24.20
Refinance - Rate Term ......       241          90,157,238.39       10.57
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

                                      S-103

                    OCCUPANCY TYPES OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
                                MORTGAGE         BALANCE           MORTGAGE
      OCCUPANCY TYPE              LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Primary ....................     2,442       $ 750,872,703.38       88.03%
Investment .................       303          75,000,752.80        8.79
Second Home ................        94          27,112,147.12        3.18
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   Based upon representations of the related mortgagors at the time of origination.

                  DOCUMENTATION PROGRAMS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
  TYPE OF DOCUMENTATION         MORTGAGE         BALANCE           MORTGAGE
         PROGRAM                  LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
Stated .....................     1,785       $ 549,018,800.60       64.36%
Full/Alternate .............       620         168,395,448.04       19.74
No Ratio ...................       160          58,324,176.04        6.84
No Documentation ...........       175          48,838,604.20        5.73
No Income/No Asset .........        99          28,408,574.42        3.33
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

                  RANGES OF LOAN AGE OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
      RANGES OF LOAN            MORTGAGE         BALANCE           MORTGAGE
       AGE (MONTHS)               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0 ..........................     1,100       $ 346,728,938.00       40.65%
1 - 5 ......................     1,719         500,630,712.39       58.69
6 - 10 .....................        19           5,541,208.48        0.65
11 - 15 ....................         1              84,744.43        0.01
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average loan age of the Mortgage
      Loans was approximately 1 month.

                       LOAN PROGRAMS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
                                MORTGAGE         BALANCE           MORTGAGE
LOAN PROGRAM                      LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------

3/1 CMT ....................         9       $   1,263,931.59        0.15%
3/1 CMT Interest-Only ......        12           4,569,296.00        0.54
3/1 LIBOR ..................        17           5,091,386.54        0.60
3/1 LIBOR Interest-Only ....        41          15,120,032.15        1.77
3/6 LIBOR ..................        20           4,134,165.53        0.48
3/6 LIBOR Interest-Only ....        87          28,246,740.76        3.31
3/1 LIBOR 40 Year Amortization       9           2,369,568.87        0.28
3/1 CMT 40 Year Amortization         2             507,844.08        0.06
3/6 LIBOR 40 Year Amortization       1             143,948.87        0.02
5/1 CMT ....................        22           6,954,825.52        0.82
5/1 CMT Interest-Only ......       116          35,885,806.19        4.21
5/1 LIBOR ..................       173          46,049,616.96        5.40
5/1 LIBOR Interest-Only ....       785         258,521,072.14       30.31
5/6 LIBOR ..................       141          28,804,429.63        3.38
5/6 LIBOR Interest-Only ....       826         219,421,331.55       25.72
5/1 LIBOR 40 Year Amortization      26           7,208,351.60        0.85
5/6 LIBOR 40 Year Amortization      16           4,760,917.46        0.56
7/1 CMT ....................         1             167,483.64        0.02
7/1 LIBOR ..................        81          16,627,427.98        1.95
7/1 LIBOR Interest-Only ....       380         140,413,843.93       16.46
7/6 LIBOR ..................        10           3,111,634.71        0.36
7/6 LIBOR Interest-Only ....        44          16,940,824.28        1.99
7/1 LIBOR 40 Year Amortization      20           6,671,123.32        0.78
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

         PREPAYMENT CHARGE TERM (MONTHS) AND TYPE OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
    PREPAYMENT CHARGE           MORTGAGE         BALANCE           MORTGAGE
      TERM (MONTHS)               LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
0 ..........................     1,496       $ 483,444,963.60       56.68%
12 .........................       248          79,512,118.52        9.32
24 .........................       176          48,391,858.57        5.67
36 .........................       915         240,072,163.11       28.14
60 .........................         4           1,564,499.50        0.18
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

                                      S-104

                 RANGE OF GROSS MARGIN OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
                                MORTGAGE         BALANCE           MORTGAGE
RANGE OF GROSS MARGIN (%)         LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.001 - 2.500 ..............       879       $ 260,406,809.49       30.53%
2.501 - 3.000 ..............     1,270         422,078,568.20       49.48
3.001 - 3.500 ..............       345          89,897,098.60       10.54
3.501 - 4.000 ..............       205          48,161,808.45        5.65
4.001 - 4.500 ..............       129          29,570,856.49        3.47
4.501 - 5.000 ..............         8           2,474,886.01        0.29
5.001 - 5.500 ..............         2             310,831.63        0.04
6.001 - 6.500 ..............         1              84,744.43        0.01
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average gross margin of the Mortgage
      Loans was approximately 2.799% per annum.

                 INITIAL ADJUSTMENT DATE FOR THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                                                    OF THE
                                NUMBER OF       AGGREGATE         AGGREGATE
                                 GROUP 1        PRINCIPAL          GROUP 1
                                MORTGAGE         BALANCE           MORTGAGE
INITIAL ADJUSTMENT DATE           LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
02/01/2008 .................         1       $      84,744.43        0.01%
05/01/2008 .................         1             157,776.73        0.02
07/01/2008 .................         2             810,850.00        0.10
08/01/2008 .................         5           1,279,895.85        0.15
10/01/2008 .................         4             886,486.42        0.10
11/01/2008 .................         4           1,810,020.30        0.21
12/01/2008 .................         9           3,185,368.64        0.37
01/01/2009 .................        41          14,805,747.92        1.74
02/01/2009 .................        60          16,652,929.10        1.95
03/01/2009 .................        67          20,756,295.00        2.43
04/01/2009 .................         4           1,016,800.00        0.12
07/01/2010 .................         3             737,888.00        0.09
08/01/2010 .................         2             608,000.00        0.07
09/01/2010 .................         6           1,946,797.90        0.23
10/01/2010 .................        30           8,649,620.36        1.01
11/01/2010 .................        55          16,012,809.80        1.88
12/01/2010 .................       118          35,096,592.14        4.11
01/01/2011 .................       516         148,422,604.22       17.40
02/01/2011 .................       603         156,030,050.63       18.29
03/01/2011 .................       680         200,123,605.00       23.46
04/01/2011 .................        92          39,978,383.00        4.69
12/01/2012 .................         7           2,158,391.45        0.25
01/01/2013 .................        56          21,215,926.31        2.49
02/01/2013 .................       216          75,704,165.10        8.88
03/01/2013 .................       220          73,102,815.00        8.57
04/01/2013 .................        37          11,751,040.00        1.38
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

               MONTHS TO INITIAL ADJUSTMENT OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
RANGE OF NUMBER OF MONTHS       MORTGAGE         BALANCE           MORTGAGE
TO INITIAL ADJUSTMENT DATE        LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
21-30 ......................         9       $   2,333,267.01        0.27%
31-40 ......................       189          59,113,647.38        6.93
51-60 ......................     2,105         607,606,351.05       71.23
81-90 ......................       536         183,932,337.86       21.56
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

                 MAXIMUM MORTGAGE RATE OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
                                  GROUP         PRINCIPAL           GROUP
RANGE OF MAXIMUM MORTGAGE       MORTGAGE         BALANCE           MORTGAGE
RATE (%)                          LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
 8.501 - 9.000 .............         1       $     122,500.00        0.01%
 9.001 - 9.500 .............         1             232,527.73        0.03
 9.501 - 10.000 ............        14           3,617,512.47        0.42
10.001 - 10.500 ............        62          24,122,313.13        2.83
10.501 - 11.000 ............       196          67,585,141.32        7.92
11.001 - 11.500 ............       515         169,596,394.99       19.88
11.501 - 12.000 ............       637         198,701,203.44       23.29
12.001 - 12.500 ............       580         169,424,373.73       19.86
12.501 - 13.000 ............       500         140,986,010.39       16.53
13.001 - 13.500 ............       224          55,288,660.94        6.48
13.501 - 14.000 ............        87          18,233,763.49        2.14
14.001 - 14.500 ............        19           4,363,453.66        0.51
14.501 - 15.000 ............         1             143,756.01        0.02
15.001 - 15.500 ............         2             567,992.00        0.07
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Mortgage Loans was approximately 12.014% per annum.

               INITIAL PERIODIC RATE CAP OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
RANGES OF INITIAL                 GROUP         PRINCIPAL           GROUP
PERIODIC RATE                   MORTGAGE         BALANCE           MORTGAGE
CAP(%)                            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
2.000 ......................        63       $  19,149,002.63        2.24%
3.000 ......................        98          27,423,608.51        3.22
5.000 ......................     2,407         719,839,781.75       84.39
6.000 ......................       271          86,573,210.41       10.15
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.970% per annum.

                                      S-105

             SUBSEQUENT PERIODIC RATE CAP OF THE MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                                                   BALANCE
                                                                 OUTSTANDING
                                NUMBER OF                           OF THE
                                AGGREGATE       AGGREGATE         AGGREGATE
RANGES OF SUBSEQUENT              GROUP         PRINCIPAL           GROUP
PERIODIC RATE                   MORTGAGE         BALANCE           MORTGAGE
CAP(%)                            LOANS        OUTSTANDING          LOANS
----------------------------    ---------    ----------------    ------------
1.000 ......................     1,041       $ 274,991,400.51       32.24%
2.000 ......................     1,798         577,994,202.79       67.76
                                ---------    ----------------    ------------
      TOTAL:                     2,839       $ 852,985,603.30      100.00%
                                =========    ================    ============

__________
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.678% per annum.

                                      S-106

                             INDEX OF DEFINED TERMS

3/1 Mortgage Loan...................................................S-25
3/27 Mortgage Loan..................................................S-25
5/1 Mortgage Loan...................................................S-25
5/25 Mortgage Loan..................................................S-25
7/1 Mortgage Loan...................................................S-25
7/23 Mortgage Loan..................................................S-25
adjusted net mortgage rate..........................................S-34
Adjustment Date.....................................................S-25
advance.............................................................S-35
Aggregate Subordinated Percentage...................................S-55
Applicable Credit Support Percentage................................S-56
Assumed Balance.....................................................S-51
Bankruptcy Loss Coverage Amount.....................................S-76
Book-Entry Certificates.............................................S-42
Certificate Account.................................................S-46
Certificate Owners..................................................S-42
CI .................................................................S-43
Class Subordination Percentage......................................S-57
Clearstream, Luxembourg.............................................S-43
Code................................................................S-78
Compensating Interest...............................................S-35
Cooperative.........................................................S-44
CPR ................................................................S-65
Cut-off Date Pool Principal Balance.................................S-23
DBC ................................................................S-43
DBNTC...............................................................S-37
Debt Service Reduction..............................................S-77
Deficient Valuation.................................................S-77
Definitive Certificate..............................................S-42
Distribution Account................................................S-46
Distribution Date...................................................S-49
DTC ................................................................S-42
DTC Rules...........................................................S-42
Due Date............................................................S-24
ERISA...............................................................S-79
Euroclear...........................................................S-42
Euroclear Operator..................................................S-44
Euroclear Participants..............................................S-44
European Depositaries...............................................S-42
Exemption...........................................................S-79
Final Scheduled Distribution Date...................................S-75
Financial Intermediary..............................................S-42
Fraud Loss Coverage Amount..........................................S-76
Global Securities....................................................A-1
Gross Margin........................................................S-25
Group 1 Mortgage Loans..............................................S-23
Group 2 Mortgage Loans..............................................S-23
Group 3 Mortgage Loans..............................................S-23
Group 4 Mortgage Loans..............................................S-23
Group 5 Mortgage Loans..............................................S-24
Indirect Participants...............................................S-42
IndyMac Bank..................................................S-23, S-28
Initial Periodic Rate Cap...........................................S-25
interest distribution amount........................................S-51
Interest Only Loans.................................................S-24
issuing entity......................................................S-37
Liquidated Mortgage Loan............................................S-59
loan group..........................................................S-23
Master REMIC........................................................S-78
Maximum Mortgage Rate...............................................S-25
Merrill Lynch.......................................................S-80
Minimum Mortgage Rate...............................................S-25
Moody's........................................................S-6, S-81
Mortgage Index......................................................S-25
Mortgage Loans......................................................S-23
Mortgage Notes......................................................S-24
Mortgage Rate.......................................................S-25
Mortgaged Properties................................................S-24
Net Interest Shortfall..............................................S-51
New CI..............................................................S-43
offered certificates................................................S-40
OID ................................................................S-78
One-Year CMT Index..................................................S-25
One-Year LIBOR Index................................................S-25
Original Applicable Credit Support Percentage.......................S-57
original subordinate principal balance..............................S-55
Participants........................................................S-42
Plan................................................................S-79
pool principal balance..............................................S-53
Prepayment Assumption...............................................S-65
prepayment interest shortfall.......................................S-51
Prepayment Period...................................................S-53
Principal Amount....................................................S-52
Realized Loss.......................................................S-58
Record Date.........................................................S-49
Regular Certificates................................................S-78
Relevant Depositary.................................................S-42
Relief Act Reduction................................................S-51
Restricted Classes..................................................S-57
S&P ...........................................................S-6, S-81
Scheduled Payments..................................................S-24
Senior Credit Support Depletion Date................................S-58
Senior Percentage...................................................S-54
Senior Prepayment Percentage........................................S-54
Senior Principal Distribution Amount................................S-53
Senior Termination Date.............................................S-55
Servicer............................................................S-32
Six-Month LIBOR Index...............................................S-25
Special Hazard Loss Coverage Amount.................................S-76
Special Hazard Mortgage Loan........................................S-59
Stated Principal Balance............................................S-53
Subordinated Percentage.............................................S-54
Subordinated Principal Distribution Amount..........................S-57
Subsequent Periodic Rate Cap........................................S-25
Subsequent Recoveries...............................................S-59
Substitution Adjustment Amount......................................S-28

                                      S-107

Tax Counsel.........................................................S-77
Terms and Conditions................................................S-44
trustee.............................................................S-37
Two Times Test......................................................S-55
U.S. Person..........................................................A-4
Undercollateralization Distribution.................................S-56
Undercollateralized Group...........................................S-56
underlying REMIC....................................................S-78
underlying REMIC Regulat Interests..................................S-78
underwriter.........................................................S-80
Underwritten Certificates...........................................S-80
Voting Rights.......................................................S-65
Weighted Average Adjusted Net Mortgage Rate.........................S-50

                                      S-108

                                    ANNEX I:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates, other than the Class A-R Certificates, will be offered globally (the "GLOBAL
SECURITIES") and will be available only in book-entry form. Investors in the
Global Securities may hold such Global Securities through The Depository Trust
Company ("DTC") and, upon request, through Clearstream or Euroclear. The Global
Securities will be tradable as home market instruments in both the European and
U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective
European Depositaries, which in turn will hold such positions in accounts as
Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period.
Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between Participants. Secondary market trading between
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

                                       A-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a
360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours,
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as

                                       A-2

appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase
Global Securities from Participants for delivery to Clearstream participants or
Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            1.    borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their
      Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            2.    borrowing the Global Securities in the United States from a
      Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            3.    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding Securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o   Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global
    Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
    Status of Beneficial Owner for United States Tax Withholding). Non-U.S.
    Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
    (depending on the treaty terms) by filing Form W-8BEN (Certificate of
    Foreign Status of Beneficial Owner for United States Tax Withholding). If
    the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

                                       A-3

o   Exemption for non-U.S. Persons with effectively connected income (Form
    W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a
    U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign
    Person's Claim for Exemption from Withholding on Income Effectively
    Connected with the Conduct of a Trade or Business in the United States).

o   Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
    Taxpayer Identification Number and Certification).

      In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

      The term "U.S. PERSON" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       A-4

PROSPECTUS

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 4.
--------------------------------------------------------------------------------

The certificates will represent obligations of the related trust fund only and will not represent an interest in or obligation of IndyMac MBS, Inc., any seller, servicer, or any of their affiliates.

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac MBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o  first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie
   Mae, or Freddie Mac, or

o  private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

THE CERTIFICATES

IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                               -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

February 27, 2006

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

                                        2

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about each series of certificates is contained in two separate documents:

      o  this prospectus, which provides general information, some of which may not apply to a particular series; and

      o  the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                               -------------------

      If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue,
Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund--Incorporation of Certain Documents by Reference; Reports
Filed with the SEC" on page 28.

                                        3

                                  RISK FACTORS

      You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS --      The applicable prospectus supplement may provide that certificates will be payable
NO RECOURSE TO SELLERS,            from other trust funds in addition to their associated trust fund, but if it does
DEPOSITOR OR SERVICER              not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired. The return of your principal may be impaired, and you will not have recourse to any other entity. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                   You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the trust fund of any other series of certificates.

                                   The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                        4

                                   o  funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                                   o  funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                                   The only obligations of the servicer to a trust fund (other than its servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the servicer may be required to repurchase some of the loans. However, the servicer may not have the financial ability to make the required repurchase.

                                   The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

CREDIT ENHANCEMENT MAY NOT BE      Credit enhancement is intended to reduce the effect of loan losses. Credit
SUFFICIENT TO PROTECT YOU FROM     enhancements, however, may benefit only some classes of a series of certificates and
LOSSES                             the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of a credit enhancement may be reduced, substituted for, or even eliminated, so long as the rating agencies rating the certificates indicate that the change in credit enhancement would not cause them to adversely change their rating of the certificates. Consequently, certificateholders may suffer losses even though a

                                        5

                                   credit enhancement exists and its provider does not default.

LOSSES ON BALLOON PAYMENT          Some of the underlying loans may not be fully amortizing over their terms to maturity
MORTGAGES ARE BORNE BY YOU         and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                                   Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

NATURE OF MORTGAGES                The value of the properties underlying the loans held in the trust fund may decline
   Declines In Property Values     over time. Among the factors that could adversely affect the value of the properties
   May Adversely Affect You        are:

                                   o  an overall decline in the residential real estate market in the areas in which they are located,

                                   o  a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                   o  natural disasters that are not covered by insurance, such as earthquakes and floods.

                                   If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

   Cooperative Loans May           Cooperative loans are evidenced by promissory notes secured by security interests in
   Experience Relatively           shares issued by private corporations that are entitled to be treated as housing
   Higher Losses                   cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements

                                        6

                                   granting exclusive rights to occupy specific dwelling units in the corporations'
                                   buildings.

                                   If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                   If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.
                                   A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                   In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue
                                   Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its

                                        7

                                   proportionate share of certain interest expenses and real estate taxes of the corporation.

                                   The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

   Delays in Liquidation May       Even if the properties underlying the loans held in the trust fund provide adequate
   Adversely Affect You            security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                   In the event that:

                                        o  the mortgaged properties fail to provide adequate security for the related loans,

                                        o  if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

                                        o  if applicable to a series as specified in the related prospectus supplement, the

                                        8

                                           subordination of certain classes are insufficient to cover these shortfalls,
                                           and

                                        o  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies,

                                   you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

   Disproportionate Effect of      Liquidation expenses of defaulted loans generally do not vary directly with the
   Liquidation Expenses May        outstanding principal balance of the loan at the time of default. Therefore, if a
   Adversely Affect You            servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

   Consumer Protection Laws        Federal, state and local laws extensively regulate various aspects of brokering,
   May Adversely Affect You        originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans secured by consumers' dwellings.

                                   Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations,

                                        9

                                   to be asserted against persons acquiring the mortgage loans, such as the trust.

                                   The federal laws that may apply to loans held in the trust include the following:

                                   o  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                                   o  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

                                   o  the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on this type of loans;

                                   o  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                   o  the Equal Credit Opportunity Act and its regulations, which (among other things)
                                      generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

                                   o  the Federal Trade Commission's Rule on Preservation of Consumer Claims and
                                      Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to

                                       10

                                      the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

                                   o  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                                   The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                   Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of certificates. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the seller, will be borne by the holders of one or more classes of certificates.

IMPACT OF WORLD EVENTS             The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any

                                       11

                                   adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                   United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief
                                   Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

YOU COULD BE ADVERSELY             Federal, state, and local laws and regulations impose a wide range of requirements on
AFFECTED BY VIOLATIONS OF          activities that may affect the environment, health, and safety. In certain
ENVIRONMENTAL LAWS                 circumstances, these laws and regulations impose obligations on "owners" or
                                   "operators" of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an
                                   "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                   In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a

                                       12

                                   mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust fund were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE CERTIFICATES        Any class of certificates offered under this prospectus and the accompanying
DO NOT ASSURE THEIR PAYMENT        prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                                   A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

                                   o  a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                   o  an adverse change in the financial or other condition of a credit enhancement provider, or

                                   o  a change in the rating of the credit enhancement provider's long-term debt.

                                   The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That

                                       13

                                   analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values so that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

BOOK-ENTRY REGISTRATION            Certificates issued in book-entry form may have only limited liquidity in the resale
   Limit on Liquidity              market, since investors may be unwilling to purchase certificates for which they cannot obtain physical instruments.

   Limit on Ability to             Transactions in book-entry certificates can be effected only through The Depository
   Transfer or Pledge              Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

   Delays in Distributions         You may experience some delay in the receipt of distributions on book-entry certificates since the distributions will be forwarded by the trustee to The
                                   Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

                                       14

SECONDARY MARKET FOR THE           The related prospectus supplement for each series will specify the classes in which
SECURITIES MAY NOT EXIST           the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                                   The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY       The seller and the depositor will take steps to structure the transfer of the loans
AFFECT THE TIMING AND AMOUNT       held in the trust fund by the seller to the depositor as a sale. The depositor and
OF DISTRIBUTIONS ON THE            the trust fund will take steps to structure the transfer of the loans from the
CERTIFICATES                       depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy

                                       15

                                   trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                   If the servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the certificates. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                   Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates.

                                       16

                                   The capitalized terms used in this prospectus are defined on the pages indicated
                                   under the caption "Index of Principal Terms" on page 101.

                                       17

                                THE TRUST FUND(1)

      This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, IndyMac MBS,
Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "MORTGAGE ASSETS") consisting of

      o  a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

      o  mortgage pass-through securities (the "AGENCY SECURITIES ") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

      o  other mortgage pass-through certificates or collateralized mortgage obligations (the "PRIVATE MORTGAGE-BACKED SECURITIES") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

      The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The servicer will be the entity named as servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement--Certain Matters Regarding
the Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

      The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the
Mortgage Assets of any trust fund will consist of mortgage loans, Agency
Securities or Private Mortgage-Backed Securities but not a combination of them.
Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan
Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

      The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission
(the "SEC") after the initial issuance of the related series of certificates. A maximum of 5% of the Mortgage Assets (relative to the related pool principal balance) as they will be constituted at the time that the

________________________
(1)   Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term trust fund will refer to one specific trust fund.

                                       18

applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS--GENERAL

      The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto
Rico or any other territory of the United States. Mortgage loans with certain
Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

      The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o  Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

      o  Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

      o  Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o  The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by

                                       19

the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

      o  the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

      o  the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

      o  the original terms to maturity of the mortgage loans,

      o  the ranges of the principal balances of the mortgage loans,

      o  the earliest origination date and latest maturity date of any of the mortgage loans,

      o  the ranges of the Loan-to-Value Ratios of the loans at origination,

      o  the aggregate principal balance of mortgage loans having Loan-to-Value
         Ratios at origination exceeding 80%, and

      o  the geographical distribution of the mortgage loans.

      If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

      Unless otherwise specified in the related prospectus supplement, the
"LOAN-TO-VALUE RATIO" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

      We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not

                                       20

covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

      The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, and will receive a fee for its services.
See "Mortgage Loan Program" and "The Pooling and Servicing Agreement."

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing
Agreement--Assignment of Mortgage Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement
(including its obligation to enforce the obligations of the sellers, or both, as more fully described under "Mortgage Loan Program--Representations by Sellers;
Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under
"Description of the Certificates--Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

      The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans.
These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

      Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

      Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section
306(d) of the National Housing Act of 1934, borrow from the United States
Treasury in an unlimited amount which is at any time sufficient to enable Ginnie
Mae to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates

                                       21

will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-
to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each
Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie
Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or
VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie
Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

      Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the
Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers'
monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie
Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated

                                       22

interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac
certificate may be issued under either Freddie Mac's Cash Program or Guarantor
Program.

      Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between
10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal.
Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac

                                       23

to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie
Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac.
The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

      Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal
National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie
Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of

                                       24

mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to
15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.
Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and
250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie
Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of
the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie
Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie
Mae certificates will be made by check.

      The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain
Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac,
Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency
Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

                                       25

      Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of
Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

      Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the
Private Mortgage-Backed Security. Mortgage loans underlying a Private
Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private
Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private
Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the private trustee or the private servicer. The issuer of Private
Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

      The prospectus supplement for a series for which the trust fund includes
Private Mortgage-Backed Securities will specify

      o  the aggregate approximate principal amount and type of the Private
         Mortgage-Backed Securities to be included in the trust fund;

      o  certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

         o  the payment features of the mortgage loans,

                                       26

         o  the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

         o  the servicing fee or range of servicing fees with respect to the mortgage loans and

         o  the minimum and maximum stated maturities of the underlying mortgage loans at origination;

      o  the maximum original term-to-stated maturity of the Private
         Mortgage-Backed Securities;

      o  the weighted average term-to stated maturity of the Private
         Mortgage-Backed Securities;

      o  the pass-through or certificate rate of the Private Mortgage-Backed
         Securities;

      o  the weighted average pass-through or certificate rate of the Private
         Mortgage-Backed Securities;

      o  the issuer of Private Mortgage-Backed Securities, the private servicer
         (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

      o  certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private
         Mortgage-Backed Securities or to the Private Mortgage-Backed Securities
         themselves;

      o  the terms on which the underlying mortgage loans for the Private
         Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private
         Mortgage-Backed Securities; and

      o  the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

      Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed
Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or have been held for at least the holding period required to be eligible for sale under Rule
144(k) under the Securities Act.

SUBSTITUTION OF MORTGAGE ASSETS

      Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The
period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

      The depositor has filed with the SEC a Registration Statement under the
Securities Act covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street,
N.E., Washington, DC 20549. The SEC maintains an Internet Web site that contains reports, proxy and information statements, and other information regarding the registrants that file electronically with the SEC, including the

                                       27

depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-127556.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      These reports include (but are not limited to):

o     Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form
      8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Mortgage Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o     Report on Form 10-K (Annual Report), containing the items specified in
      Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of
1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                       28

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of
Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

      IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of IndyMac Bank, F.S.B., a Delaware corporation. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California
91101. Its telephone number is (800) 669-2300.

      The depositor's obligations after issuance of the certificates include delivery of the Mortgage Assets and certain related documents and instruments, repurchasing Mortgage Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first priority perfected security interest in the Mortgage Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                              MORTGAGE LOAN PROGRAM

      The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under
"Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

UNDERWRITING PROCESS

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

      In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

                                       29

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination)
and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low
Loan-to-Value Ratios or other favorable credit factors exist.

      In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

      Certain of the types of mortgage loans that may be included in a trust fund may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

      Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

      Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

      o  that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

      o  that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

      o  that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the mortgaged property
         (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement) and that, to the seller's knowledge, the mortgaged property was free of material damage;

      o  that there were no delinquent tax or assessment liens against the mortgaged property; and

      o  that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

      As to any mortgage loan insured by the FHA or partially guaranteed by the
VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of

                                       30

origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

      The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within
90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue
Code of 1986, as amended (the "Code"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate.
See "Description of the Certificates-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

      Neither the depositor nor the servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets."

                                STATIC POOL DATA

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac
Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

                                       31

      o  with respect to information regarding prior securitized pools of
         IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

      o  with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before
         January 1, 2006.

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         DESCRIPTION OF THE CERTIFICATES

      The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

      o  a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

      o  the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

      o  information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

      o  the circumstances, if any, under which the trust fund may be subject to early termination;

      o  the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

      o  the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

      o  the distribution dates with respect to the series;

      o  additional information with respect to the plan of distribution of the certificates;

      o  whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

      o  the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

      o  information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

      o  information as to the seller, the servicer and the trustee.

      Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the

                                       32

certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement is an exhibit to the Registration
Statement of which this prospectus is a part.

      The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California
91101, Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

      The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

      o  the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

      o  the assets required to be deposited in the related Certificate Account from time to time;

      o  property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;
         and

      o  any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

      If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

      Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on

                                       33

the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

      The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the
Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

      As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or
REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a
REMIC election is to be made, the servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classes of certificates of the series.

DISTRIBUTIONS ON CERTIFICATES

      General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit
Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

      Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any

                                       34

distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

      Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define
Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "CLASS CERTIFICATE BALANCE") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class
Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class
Certificate Balance of the class of certificates specified in the prospectus supplement,

         o  reduced by all distributions reported to the holders of the certificates as allocable to principal

         o  in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates,

         o  in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization; and

         o  if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Certificate Balance of the class of certificates.

                                       35

      The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

      A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit
Enhancement--Subordination" and "Credit Enhancement--Subordination of the
Subordinated Certificates" in the related prospectus supplement.

      Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

      To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses.

      If advances are made by the servicer from cash being held for future distribution to certificateholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable
Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the servicer will also be reimbursable to the servicer from cash otherwise distributable to certificateholders to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the

                                       36

pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each certificateholder as specified in the related prospectus supplement. See "Description of the Certificates--Reports to
Certificateholders." All other reports filed with the SEC concerning the trust fund will be forwarded to certificateholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under
"--Available Information."

      The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

      o  the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

      o  the amount of the distribution allocable to interest;

      o  the amount of any advance;

      o  the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

      o  the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o  the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

      o  the percentage of principal prepayments with respect to the Mortgage
         Assets, if any, which each class will be entitled to receive on the following distribution date;

      o  the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      o  the number and aggregate principal balances of mortgage loans (A)
         delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days,
         31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o  the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o  the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

      o  if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

      o  the pass-through rate as of the day before the preceding distribution date; and

                                       37

      o  any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

      In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                                        DEFINITION
                                                                           PRINCIPAL TYPES

Accretion Directed Class.................     A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion Class..........................     A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class..........................     A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS............     A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out)
                                              (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust fund and/or
                                              (2) scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement.  During the lock-out period, the portion of the principal distributions on the underlying
                                              Mortgage Assets of which the NAS Class is locked out will be distributed to the other classes of senior certificates.

Notional Amount Class....................     A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

                                       38

CATEGORIES OF CLASSES                                                         DEFINITION
                                                                           PRINCIPAL TYPES

Planned Principal Class or PACs..........     A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class................     A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the
                                              "structuring range" for the scheduled principal class.

Sequential Pay Class.....................     Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.
                                              A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip Class..............................     A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior Class.......................     A class that will not bear its proportionate share of realized losses
                                              (other than excess losses) as its share is directed to another class (the
                                              "Support Class") until the class certificate balance of the Support Class is reduced to zero.

Support Class............................     A class that absorbs realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or TACs.........     A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                                                         INTEREST TYPES

Fixed Rate...............................     A class with an interest rate that is fixed throughout the life of the class.

Floating Rate............................     A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate....................     A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

                                       39

                                                                         INTEREST TYPES

Variable Rate............................     A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only............................     A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only...........................     A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual..........................     A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual..................................     A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.
                                              The accretion may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters
Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London
Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

      Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

                                       40

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o  LIBOR as determined on the previous LIBOR determination date or

            o  the reserve interest rate.

      The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

            o  the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the
               calculation agent are quoting, on the relevant LIBOR
               determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

            o  if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New
               York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be
      LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

                                       41

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not
necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh
District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of
Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the

                                       42

applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the calculation agent has not yet received Statistical
Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error)
be final and binding.

Prime Rate

      The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall
Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement

                                       43

may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

      Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates.
Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant).
Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

      In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

      Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Until definitive certificates are issued, it is anticipated that the only
"certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

      The applicable prospectus supplement may describe when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or

                                       44

their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository;
or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                                       45

                               CREDIT ENHANCEMENT

GENERAL

      Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund.
Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

      If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage
Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage
Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

      If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

      As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

      If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover

                                       46

the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

      In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

      o  any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

      o  hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

      o  if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

      o  the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

      The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.
Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

                                       47

SPECIAL HAZARD INSURANCE POLICIES

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and
Servicing Agreement--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

BANKRUPTCY BONDS

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal
Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations
on Lenders."

                                       48

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

      If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

      The reserve fund for a series will be funded by a deposit of cash, U.S.
Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for

                                       49

the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

FINANCIAL INSTRUMENTS

      If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o     convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o     provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o     provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage
Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

      A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

      The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions

                                       50

permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property.
Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the
VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and
Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the
Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

      The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

      Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

      Under specified circumstances, the servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See
"The Pooling and Servicing Agreement--Termination; Optional Termination."

      Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

      The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

      PREPAYMENT STANDARDS OR MODELS

      Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of certificates will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of certificates of that series and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

                                       51

      We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.
The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

      YIELD

      The yield to an investor who purchases certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the certificates were purchased.

      The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       THE POOLING AND SERVICING AGREEMENT

      The following is a discussion of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus.
Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE ASSETS

      Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value
Ratio at origination and other specified information.

      In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

      o  the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

      o  the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

      o  an assignment of the mortgage to the trustee in recordable form and

      o  any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

                                       52

      With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

      o  the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

      o  the original security agreement,

      o  the proprietary lease or occupancy agreement,

      o  the recognition agreement,

      o  an executed financing agreement and

      o  the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

      The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian)
will notify the servicer and the depositor, and the servicer will notify the seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice and the omission or defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program--Representations by Sellers; Repurchases," neither the servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

      Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

      Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors -
Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on
the Certificates." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Assignment of Agency Securities. The depositor will cause the Agency
Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates.

                                       53

Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency
Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated
Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private
Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed
Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed
Security conveyed to the trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

      The servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the
"CERTIFICATE ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the
Certificate Account must be one of the following:

      o  maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

      o  an account or accounts the deposits in which are insured by the FDIC or
         SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate
         Account is maintained,

      o  a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

      o  an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

      The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

      The servicer will deposit or cause to be deposited in the Certificate
Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

      o  all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

                                       54

      o  all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o  all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

      o  all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases"
         or "The Pooling and Servicing Agreement--Assignment of Mortgage Assets"
         above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement--Termination; Optional
         Termination";

      o  all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

      o  any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

      o  all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

      The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

      o  to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

      o  to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

      o  to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

      o  to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

      o  to reimburse the servicer for (a) unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b)
         unreimbursed out-of-costs and expenses incurred for which the advances are not recoverable from the borrower under applicable law;

      o  to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

                                       55

      o  to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

      o  to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

      o  to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Certificate Account the amount of Available
Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to
Compliance."

COLLECTION PROCEDURES

      The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

      Consistent with the above and pursuant to the authority granted to the master in the pooling and servicing agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the certificateholders (taking into account any estimated loss that might result absent such action).

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.
See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The
terms of the related mortgage loan may not be changed in connection with an assumption.

                                       56

      Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans."
This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2))
of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section
216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

      The servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

      o  the maximum insurable value of the improvements securing the mortgage loan or

      o  the greater of

         o  the outstanding principal balance of the mortgage loan and

         o  an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a
            co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement
(including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is

                                       57

not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement--Special Hazard Insurance Policies" and "Credit
Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

      The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; and physical damage to the mortgaged property.

      Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

                                       58

      o  advance or discharge

         o  all hazard insurance policy premiums and

         o  as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and
            foreclosure costs, including court costs and reasonable attorneys'
            fees;

      o  upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o  tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

      The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

      If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

      If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

                                       59

      FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as
amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program.
These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor.
These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession)
and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment
Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original

                                       60

guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

      The amount payable under the guaranty will be the percentage of the
VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

            first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;

            second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

            third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

            fourth, as a recovery of principal of the mortgage loan.

      If a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each class of certificates. Holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero.
Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal servicing compensation to be paid to the servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable
Certificate Account.

      The servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its

                                       61

responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sellers.
The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sellers under certain limited circumstances. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "LIQUIDATED
MORTGAGE"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

      Each pooling and servicing agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

      Each pooling and servicing agreement will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Mortgage Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o  general servicing considerations;

            o  cash collection and administration;

            o  investor remittances and reporting; and

            o  pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated
in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company
Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by certificateholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

      Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

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      Each pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties under the pooling and servicing agreement except

      o  upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates of the related series, or

      o  upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

      Each pooling and servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement.
In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement.
In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

      Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

EVENTS OF DEFAULT

      The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

      o  any failure by the servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

      o  any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of

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         certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

      o  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

"VOTING RIGHTS" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

      If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

      So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and in the
Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee for all cash amounts that shall at the time be credited to the Security Account, or thereafter be received with respect to the loans related to that series. Upon request of the trustee, the servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise us its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

      If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the servicer under the pooling and servicing agreement.

      No certificateholder, solely by virtue of its status as a
certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the certificateholders,

                                       64

            (a) to cure any ambiguity or mistake;

            (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

            (c) to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates;

            (d) to add to the duties of the depositor, the seller or the servicer;

            (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange
      Commission from time to time;

            (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

            (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

      In addition, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

            (b) amend, modify, add to, rescind or alter in any respect the provisions of the pooling and servicing agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of certificates evidencing percentage interests aggregating 66 2/3% (provided however that no certificates held by the seller, the depositor or any affiliate shall be given effect for the purpose of the calculation), or

            (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

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TERMINATION; OPTIONAL TERMINATION

      Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

      o  the final payment or other liquidation of the last of the Mortgage
         Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

      o  the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax
         Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining
         Mortgage Assets and all property acquired in respect of the Mortgage
         Assets.

      Any purchase of Mortgage Assets and property acquired in respect of
Mortgage Assets evidenced by a series of certificates will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement.
The exercise of that right will effect early retirement of the certificates of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

THE TRUSTEE

      The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the trust fund for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

GENERAL

      The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee

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called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

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      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it.
Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the

                                       68

lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

      Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders."

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

      In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the

                                       69

borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security.
Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal
Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act
of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or
"operators." However, CERCLA excludes from the definition of "owner or operator"
a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

                                       70

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation,
Lender Liability and Deposit Insurance Protection Act ("Asset Conservation
Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations.
Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other
"potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource
Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by
"participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or
"operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

                                       71

DUE-ON-SALE CLAUSES

      Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

      Title V of the depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

      Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the
National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the
Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is the opinion of Sidley Austin LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley

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Austin LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

      If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter
1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

  A.  SINGLE CLASS OF CERTIFICATES

      Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the
Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment charges, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code)
exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of certificates:

      o  a certificate owned by a "domestic building and loan association"
         within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent
         "loans ... secured by an interest in real property which is ...
         residential property" within the meaning of Code Section
         7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

                                       73

      o  a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

      o  a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

      Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated.
Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

      If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      Regulations dealing with amortizable bond premium (the "Amortizable Bond
Premium Regulations") do not apply to prepayable debt instruments subject to
Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.
Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium
Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of
Certificates--Certificates Representing Interests in Loans Other Than ARM
Loans."

      Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections
1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time

                                       74

of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"--Single Class of Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

  B.  MULTIPLE CLASSES OF CERTIFICATES

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "STRIPPED BOND
CERTIFICATES"), while the second class of certificates

                                       75

may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("EXCESS SERVICING")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount
(which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple
Classes of Senior Certificates--Stripped Bonds and Stripped Coupons."

      Although current authority is not entirely clear, a Stripped Bond
Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Certificates--Original Issue
Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than
OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

      Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a
Stripped Bond Certificate purchased at a premium or a Stripped Coupon
Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      2. Certificates Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27,
1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.
Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

      OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than

                                       76

mortgage loans with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code
Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations
generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or
Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of
OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount,"
will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The legislative history of the 1986
Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

      Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
Assumption) of all remaining payments to be received under the Prepayment
Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans
(e.g., that arising from a "teaser" rate) would still need to be accrued.

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      3. Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on certificates attributable to ARM Loans
("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described under the heading "--Certificates Representing
Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a
Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization
("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred
Interest to the certificate's principal balance will result in additional income
(including possibly OID income) to the certificateholder over the remaining life of the certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

  C.  SALE OR EXCHANGE OF A CERTIFICATE

      Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period
(currently more than one year).

      The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

  D.  NON-U.S. PERSONS

      Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or
1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

      As used in this prospectus, a "U.S. Person" means

      o  a citizen or resident of the United States,

      o  a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
         organized in or created under the laws of the United States or any
         State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

                                       78

      o  an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

      o  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
         States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person than a U.S. Person.

      Except where specifically discussed, the discussion below deals with a
Non-U.S. Person who is not holding the certificates as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a
Residual Certificate, this discussion does not address the consequences of a
Non-U.S. Person holding the Residual Certificates. A Non-U.S. Person who is an
individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section
881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

      A "WITHHOLDING AGENT" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S.
Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the
Withholding Agent within 30 days of such change and furnish a new W-8BEN. A
Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A foreign Security holder whose income with respect to its investment in a
Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding
Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

      Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a
Security, unless such Non-U.S. Person is an individual who is present in the
United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

      The certificates will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

                                       79

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

  E.  BACKUP WITHHOLDING

      Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not
"exempt recipients" and who fail to provide certain identifying information
(such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

      In addition, upon the sale of a certificate to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S.
Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC CERTIFICATES

      The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if
a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual
Certificates," the Code provides that a trust fund will not be treated as a
REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates")
may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual
Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section
7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A);
and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property"
within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the

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certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

      In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Certificates--Single Class of
Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section
856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section
851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section
582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the
REMIC. The REMIC Regulations provide that manufactured housing or mobile homes
(not including recreational vehicles, campers or similar vehicles) that are
"single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "SUBSIDIARY REMIC" or "REMICS" and the "MASTER
REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of
Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master
REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

      Only REMIC Certificates, other than the residual interest in any
Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one
REMIC solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Certificates will be "loans secured by an interest in real property"
under Code Section 7701(a)(19)(C); and whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

  A.  REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular
Certificates under an accrual method.

      Original Issue Discount and Premium. The Regular Certificates may be
issued with OID. Generally, OID, if any, will equal the difference between the
"stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments.
Holders of Regular Certificates (the "REGULAR CERTIFICATEHOLDERS") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations

                                       81

have not yet been issued. The Legislative History provides, however, that
Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of
Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID
Regulations do not contain provisions specifically interpreting Code Section
1272(a)(6). The trustee intends to base its computations on Code Section
1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

      In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its issue price. The issue price of a
Regular Certificate is the first price at which a substantial amount of Regular
Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular
Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated
interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular
Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on Regular Certificates with respect to which Deferred
Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The
OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated
redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

      Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the
Regular Certificate. For this purpose, the weighted average maturity of the
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular
Certificate is held as

                                       82

a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the
"SUPER-PREMIUM CERTIFICATES"). The income tax treatment of Super-Premium
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment
Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the
IRS could assert that the stated redemption price at maturity of Super-Premium
Certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates"), so that the Regular
Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under
"--Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the
Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

      Under the REMIC Regulations, if the issue price of a Regular Certificate
(other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high.
Accordingly, the Regular Certificate generally should not be treated as a
Super-Premium Certificate and the rules described under "--Regular
Certificates--Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

      Generally, a Regular Certificateholder must include in gross income the
"daily portions," as determined below, of the OID that accrues on a Regular
Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular
Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

      o  adding

         o  The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the
            Regular Certificates as calculated under the Prepayment Assumption)
            of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

         o  any payments included in the stated redemption price at maturity received during the same accrual period, and

      o  subtracting from that total the adjusted issue price of the Regular
         Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular
Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual

                                       83

period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The
OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate
(as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above)
multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

      o  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular
         Certificateholder (who purchased the Regular Certificate at its issue price), less

      o  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that
         Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the
         Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds.
An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

      The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue
Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the depositor intends to treat Regular
Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the
Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular
Certificates. Additionally, if some or all of the mortgage loans are subject to
"teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the
Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with
"true" non-de minimis original issue discount.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates. If such an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently

                                       84

market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"--Regular Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

      Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a
Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25%
of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury, rules described in the Legislative
History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same
Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the
Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest
(including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market

                                       85

discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

      Premium. A purchaser of a Regular Certificate that purchases the Regular
Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the
Prepayment Assumption would be taken into account in determining the life of the
Regular Certificate for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable
Bond Premium Regulations.

      Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any
Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID
(which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the
Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

      Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero)
by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a
Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular
Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code

                                       86

Section 1221. Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes "Market Discount," and (b) to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular
Certificate, over the amount actually includible in the holder's income. In addition, the Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the Regular Certificates
("PAYMENT LAG CERTIFICATES") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment
Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated
interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag
Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are
"pass-through interest holders." certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC under Residual Certificates."

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans.
The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                                       87

      Subsequent Recoveries. The Class Certificate Balances of Certificates that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Pooling and Servicing Agreement--Realization Upon Defaulted
Mortgage Loans--Application of Liquidation Proceeds." An increase in a
Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and
Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.
"Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

      Non-U.S. Persons. A non-U.S. Person who is an individual or corporation
(or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such non-U.S. Person is a direct or indirect
10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material
Federal Income Tax Consequences--Non-REMIC Certificates--d. Non-U.S. Persons"
above.

      Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from back-up withholding, the certificateholder must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Non-REMIC
Certificates--d. Non-U.S. Persons" above.

  B.  RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the Residual Certificates. The
REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited
Transactions and Other Taxes." Instead, each original holder of a Residual
Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual
Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests
(that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the
REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a
Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual
Certificate and the impact of the tax treatment on the after-tax yield of a
Residual Certificate.

      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the
REMIC for interest and OID on the Regular Certificates and, except as described under "--Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally

                                       88

determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular
Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular
Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively.
Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing
OID on the Regular Certificates. The REMIC expects to elect under Code Section
171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method.
It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985.
Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the Regular
Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular
Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual
Certificate to reflect any difference between the actual cost of the Residual
Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual
Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption
"Subsequent Recoveries."

                                       89

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the
Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules.
The applicable prospectus supplement may apportion expenses to the Regular
Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a
Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the
Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term
"pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

      Excess Inclusions. A portion of the income on a Residual Certificate
(referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual
Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual
Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

      Except as discussed in the following paragraph, with respect to any
Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its
Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual
Certificate. For this purpose, the daily accruals with respect to a Residual
Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual
Certificate at the beginning of the calendar quarter and 120 percent of the
"Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

      In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual
Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a
Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

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      Payments. Any distribution made on a Residual Certificate to a Residual
Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the
Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

      Sale or Exchange of Residual Certificates. If a Residual Certificate is
sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual
Certificate generally equals the cost of the Residual Certificate to the
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the
Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the
Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However,
Residual Certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual
Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i))
during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual
Certificateholder's adjusted basis in the newly acquired asset.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC
Certificates -- b. Residual Certificates." Specifically, prospective holders of
Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a
"noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual
Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax
Consequences -- Tax Restrictions on Transfer of Residual Certificates --
Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --
b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and
"Material Federal Income Tax Consequences -- Tax Related Restrictions on
Transfers of Residual Certificates -- Foreign Investors."

      Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a.
Regular Certificates -- Treatment of Realized Losses" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of
2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax
Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not

                                       91

anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the
"CONTRIBUTIONS TAX"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

      o  a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the servicer, trustee or

      o  seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the Residual
Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

      Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual
Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

      Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess
Inclusions."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "DISQUALIFIED
ORGANIZATION." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless

                                       92

the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A
"disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity"
means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual
Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

      Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S.
Person is the same as provided under "Certain Federal Income Tax
Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment
Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury
Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign

                                       93

permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), (c) the transferee represents that it will not cause income from the
Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

      Under the first alternative test, a transfer by the holder of the Residual
Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest as the
REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the
Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the
Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate,
(b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

      The Treasury Department has issued final regulations, effective May 11,
2004, that address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual
Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the Certificates.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                                       94

                              ERISA CONSIDERATIONS

      The following describes certain considerations under ERISA and the Code, which apply to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

      ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") including fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan.
ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) (the "Plan Assets Regulation").
Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity"
investment could be deemed for purposes of ERISA to be assets of the investing
Plan in certain circumstances. Under the Plan Assets Regulation, the term
"equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer, or providing services with respect to those assets, could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Certificates issued by a trust are treated as equity interests under the Plan Assets Regulation.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be or result in a prohibited transaction under
ERISA Sections 406 and 407 subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter
Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

                                       95

      o  the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      o  the rights and interests evidenced by the securities acquired by the
         Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property
         (a "Designated Transaction");

      o  the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's
         Ratings Services, a division of The McGraw-Hill Companies, Inc.
         ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings
         ("Fitch");

      o  the trustee is not an affiliate of any other member of the Restricted
         Group, as defined below, other than an underwriter;

      o  the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

      o  the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the
         Securities Act.

      The issuer must also meet the following requirements:

      o  the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

      o  securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of
         S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

      o  securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

      o  in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted
         Group;

      o  the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

      o  the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

      o  immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

                                       96

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted
Group").

      The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

      The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in
U.S. dollars, may not be leveraged, and must satisfy several other criteria.
Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

      The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the
Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the
Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the
Plan's investment portfolio.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as
"mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4,
1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the
October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as
modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for

                                       97

mortgage related securities, and the its regulation "Investment and Deposit
Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the certificates
(whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on Securities
Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates.
Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase
(or retention) of such a product would be consistent with the policy statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or
"income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

      Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

      o  by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any certificates of any series by the depositor or any of its affiliates;

      o  by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o  by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the

                                       98

depositor that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State (the "Relevant
Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a)   to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

      (c)   in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the
            Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any class of certificates of a series, which class has a minimum denomination of less than $100,000, in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                  LEGAL MATTERS

      The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

                              FINANCIAL INFORMATION

      A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates.
Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

                                       99

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       100

                            INDEX OF PRINCIPAL TERMS

                                                                            PAGE
                                                                            ----
1986 Act .................................................................   77
2001 Act .................................................................   91
2003 Act .................................................................   91
Agency Securities ........................................................   18
Amortizable Bond Premium Regulations .....................................   74
Applicable Amount ........................................................   90
ARM Loans ................................................................   77
Asset Conservation Act ...................................................   71
CERCLA ...................................................................   70
Certificate Account ......................................................   54
Class Certificate Balance ................................................   35
Code .....................................................................   31
Contingent Regulations ...................................................   82
Contributions Tax ........................................................   92
Deferred Interest ........................................................   78
Designated Transaction ...................................................   96
DOL ......................................................................   95
Eleventh District ........................................................   42
excess inclusion .........................................................   90
excess servicing .........................................................   76
FHLBSF ...................................................................   42
Fitch ....................................................................   96
Garn-St Germain Act ......................................................   72
Insured Expenses .........................................................   55
Legislative History ......................................................   77
Liquidated Mortgage ......................................................   62
Loan-to-Value Ratio ......................................................   20
Master REMIC .............................................................   81
Moody's ..................................................................   96
Mortgage Assets ..........................................................   18
National Cost of Funds Index .............................................   42
Non-U.S. Person ..........................................................   79
offshore location ........................................................   94
OID ......................................................................   73
OID Regulations ..........................................................   77
OTS ......................................................................   42
Parties in Interest ......................................................   95
Payment Lag Certificates .................................................   87
phantom income ...........................................................   88
Plan Assets Regulation ...................................................   95
Plans ....................................................................   95
pre-issuance accrued interest ............................................   87
Prepayment Assumption ....................................................   77
Private Mortgage-Backed Securities .......................................   18
Prohibited Transactions Tax ..............................................   91
RCRA .....................................................................   71
Regular Certificateholders ...............................................   81
Regular Certificates .....................................................   80
Relief Act ............................................................   11,72
REMIC Certificates .......................................................   80
REMICs ...................................................................   81
Residual Certificates ....................................................   80
Restricted Group .........................................................   97
S&P ......................................................................   96
secured creditor exemption ...............................................   70
SMMEA ....................................................................   97
Stripped ARM Obligations .................................................   78
Stripped Bond Certificates ...............................................   75
STRIPPED COUPON CERTIFICATES .............................................   76
Subsidiary REMIC .........................................................   81
Super-Premium Certificates ...............................................   83
Title V ..................................................................   72
U.S. Person ............................................................  78,93
Underwriter Exemptions ...................................................   95
W-8BEN ...................................................................   79

                                       101

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                    INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR7
                                 ISSUING ENTITY

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                           [INDYMAC BANK LOGO OMITTED]
                               SELLER AND SERVICER

                                  $833,793,100
                                  (APPROXIMATE)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR7

                                -----------------

                              PROSPECTUS SUPPLEMENT

                                -----------------

                               MERRILL LYNCH & CO.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 2006-AR7 Mortgage Pass-Through Certificates
in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-AR7 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-AR7 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                 March 29, 2006